       As filed with the Securities and Exchange Commission on December 18, 1998
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FIDELITY FINANCIAL OF OHIO, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          OHIO                        6711                       31-1455721
        -------                      ------                     ------------
 (State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation    Industrial Classification        Identification No.)
    or organization)                Code No.)

                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666
                                 --------------
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                                 John R. Reusing
                      President and Chief Executive Officer
                        Fidelity Financial of Ohio, Inc.
                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666
                       -----------------------------------
                       (Name, address, including zip code,
                              and telephone number,
                          including area code, of agent
                          for service) with a copy to:


 Norman B.  Antin, Esq.                    Robert R.  Sudbrook                     Terri R.  Abare, Esq.
 Jeffrey D.  Haas, Esq.                    President and Chief Executive Officer   Vorys, Sater, Seymour and Pease LLP
 Elias, Matz, Tiernan & Herrick, L.L.P.    Glenway Financial Corporation           221 East 4th Street
 734 15th Street, N.W.                     5535 Glenway Avenue                     Cincinnati, Ohio 45201
 Washington, D.C.  20005                   Cincinnati, Ohio 45238                  (513) 723-4001
 (202) 347-0300                            (513) 922-5959

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                          Calculation of Registration Fee

==========================================================================================================================

 Title of Each Class                                 Proposed Maximum       Proposed Maximum         Amount of
 of Securities to be   Amount to be Registered(1)   Offering Price Per     Aggregate Offering   Registration Fee(2)
     Registered                                      Share or Unit(2)           Price(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share        3,596,636 shares              $18.50              $66,537,766            $9,431.62

==========================================================================================================================


(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant issuable upon consummation of the merger of Glenway Financial Corporation ("GFCO") with a wholly-owned subsidiary of the Registrant (the "Merger").

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the GFCO Common Stock on December 15, 1998 (as reported in The Wall Street Journal), multiplied by the 1.5 share exchange ratio, and computed based on the estimated maximum number of shares (2,397,757) that may be exchanged for the securities being registered. Pursuant to Rule 457(b), the required fee is reduced by the $9,065.88 filing fee paid at the time of filing preliminary proxy materials in connection with the Merger on November 25, 1998.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        FIDELITY FINANCIAL OF OHIO, INC.
                              4555 MONTGOMERY ROAD
                             CINCINNATI, OHIO 45212
                                 (513) 351-6666

                                 January 5, 1999

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Fidelity Financial of Ohio, Inc. ("FFOH") at 2:00 p.m., Eastern Time, on February 16, 1999 at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio (the "Special Meeting"). This is a very important meeting regarding your investment in FFOH.

         On September 28, 1998, FFOH and Glenway Financial Corporation ("GFCO") entered into an Agreement of Merger (the "Merger Agreement") which provides for the combination of FFOH and GFCO. The combination will be effected as a merger of equals of FFOH and GFCO. Based on tax and corporate law considerations, the structure for the merger, as set forth in the Merger Agreement, contemplates the merger of GFCO with Fidelity Acquisition Corporation ("FAC"), a wholly-owned subsidiary maintained by FFOH to facilitate business combinations (the "Merger").

         At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the Merger is completed, each outstanding share of GFCO common stock will be converted into the right to receive 1.5 shares of FFOH Common Stock, plus cash in lieu of any fractional share interest.

         Your Board of Directors has determined the Merger to be in the best interests of FFOH and its shareholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         At the Special Meeting, you will also be asked to consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to reduce from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH the shareholder vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval. The proposed amendment to FFOH's Articles of Incorporation would reduce the vote required to approve the Merger Agreement from two-thirds of the issued and outstanding FFOH Common Stock to a majority of the issued and outstanding FFOH Common Stock and, consequently, would enhance FFOH's ability to consummate the Merger. In order to effect the proposed amendment to FFOH's Articles of Incorporation, FFOH will need to adjourn the Special Meeting in order to file the amended Articles of Incorporation with the Secretary of State of the State of Ohio and receive back confirmation that such amended Articles of Incorporation were properly filed. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION.

         Enclosed are a proxy card, a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Merger Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. Also enclosed are (i) for FFOH, its 1997 Annual Report to Shareholders and

Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and (ii) for GFCO, its 1998 Annual Report to Shareholders and its Form 10-QSB for the quarter ended September 30, 1998. You are urged to read all of these materials carefully.

         It is very important that your shares be represented at the Special Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                  Very truly yours,


                                  John R. Reusing
                                  President and  Chief Executive Officer

                        FIDELITY FINANCIAL OF OHIO, INC.
                              4555 MONTGOMERY ROAD
                             CINCINNATI, OHIO 45212
                                 (513) 351-6666

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on February 16, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponements thereof, the "Special Meeting") of Fidelity Financial of Ohio, Inc. ("FFOH") will be held at 2:00 p.m., Eastern Time, on February 16, 1999 at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio for the following purposes:

         1. To consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to reduce from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH the vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval.

         2. To consider and vote upon a proposal to adopt an Agreement of Merger, dated as of September 28, 1998 ("Merger Agreement"), by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Glenway Financial Corporation ("GFCO"), which provides, among other things, for (i) the merger of GFCO with FAC (the "Merger") and (ii) the conversion of each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

         3. To transact such other business, if any, as may properly come before the Special Meeting.

         Pursuant to the Code of Regulations of FFOH, the Board of Directors has fixed the close of business on December 21, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of FFOH of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

         If the Merger is approved and consummated, holders of FFOH common stock will have the right to dissent from the Merger and to obtain payment of the fair cash value of their shares by complying with Section 1701.85 of the Ohio General Corporation Law. A copy of Section 1701.85 of the Ohio General Corporation Law is attached as Annex VIII to the accompanying Prospectus/Joint Proxy Statement.

         THE BOARD OF DIRECTORS OF FFOH HAS DETERMINED THE MERGER TO BE IN THE BEST INTERESTS OF FFOH AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. IN ADDITION, THE PROPOSED AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION IS BEING MADE IN ORDER TO, AMONG OTHER THINGS, ENHANCE FFOH'S ABILITY TO CONSUMMATE THE MERGER. CONSEQUENTLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION.

                                        By Order of the Board of Directors



                                        John R. Reusing
                                        President and Chief Executive Officer

Cincinnati, Ohio
January 5, 1999

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                          GLENWAY FINANCIAL CORPORATION
                               5535 GLENWAY AVENUE
                             CINCINNATI, OHIO 45238
                                 (513) 922-5959

                                 January 5, 1999

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Glenway Financial Corporation ("GFCO") at 2:00 p.m., Eastern Time, on February 16, 1999 at Dante's Restaurant, Harrison and Rybolt Roads, Cincinnati, Ohio (the "Special Meeting"). This is a very important meeting regarding your investment in GFCO.

         On September 28, 1998, GFCO and Fidelity Financial of Ohio, Inc. ("FFOH") entered into an Agreement of Merger (the "Merger Agreement") which provides for the combination of FFOH and GFCO. The combination will be effected as a merger of equals of FFOH and GFCO. Based on tax and corporate law considerations, the structure for the merger, as set forth in the Merger Agreement, contemplates the merger of GFCO with Fidelity Acquisition Corporation ("FAC"), a wholly-owned subsidiary maintained by FFOH to facilitate business combinations (the "Merger").

         At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the Merger is completed, each outstanding share of GFCO common stock will be converted into the right to receive 1.5 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

         Your Board of Directors has determined the Merger to be in the best interests of GFCO and its shareholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         Enclosed are a proxy card, a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Merger Agreement is included as Annex I to the enclosed Prospectus/Joint Proxy Statement. Also enclosed are (i) for GFCO, its 1998 Annual Report to Shareholders and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 and (ii) for FFOH, its 1997 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. You are urged to read all of these materials carefully.

         It is very important that your shares be represented at the Special Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                         Very truly yours,


                                         Robert R.  Sudbrook
                                         President and Chief Executive Officer

                          GLENWAY FINANCIAL CORPORATION
                               5535 GLENWAY AVENUE
                             CINCINNATI, OHIO 45238
                                 (513) 922-5959

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on February 16, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponements thereof, the "Special Meeting") of Glenway Financial Corporation ("GFCO") will be held at 2:00 p.m., Eastern Time, on February 16, 1999 at Dante's Restaurant, Harrison and Rybolt Roads, Cincinnati, Ohio for the following purposes:

         1. To consider and vote upon a proposal to adopt an Agreement of Merger, dated as of September 28, 1998 (the "Merger Agreement"), by and among Fidelity Financial of Ohio, Inc. ("FFOH"), Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and GFCO, which provides, among other things, for (i) the merger of GFCO with FAC (the "Merger") and (ii) the conversion of each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

         2. To transact such other business, if any, as may properly come before the Special Meeting.

         Pursuant to the Bylaws of GFCO, the Board of Directors has fixed the close of business on December 21, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of GFCO of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

         THE BOARD OF DIRECTORS OF GFCO HAS DETERMINED THE MERGER TO BE IN THE BEST INTERESTS OF GFCO AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                              By Order of the Board of Directors


                              Robert R. Sudbrook
                              President and Chief Executive Officer

Cincinnati, Ohio
January 5, 1999

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

            PROSPECTUS                            JOINT PROXY STATEMENT
                OF                                         FOR
 FIDELITY FINANCIAL OF OHIO, INC.           SPECIAL MEETINGS OF SHAREHOLDERS
          ------------                                     OF
          Common Stock                      FIDELITY FINANCIAL OF OHIO, INC.
    (Par Value $.10 Per Share)                             and
                                             GLENWAY FINANCIAL CORPORATION
                                                      -------------
                                                      To be held on
                                                    February 16, 1999

         On September 28, 1998, the Boards of Directors of Fidelity Financial of Ohio, Inc. ("FFOH") and Glenway Financial Corporation ("GFCO") approved an Agreement of Merger (the "Merger Agreement"). The Merger Agreement provides for the combination of FFOH and GFCO in a merger of equals transaction (the "Merger"). Due to tax and corporate law considerations, the merger of equals is structured as a merger of GFCO with Fidelity Acquisition Corporation ("FAC"), a wholly-owned subsidiary of FFOH. FAC does not conduct any business operations. It was created by FFOH to facilitate business combinations such as the Merger.

         We believe that the Merger will enable FFOH and GFCO to offer more products and services to our customers and will provide greater value for our shareholders.

         If the Merger is completed, GFCO shareholders will receive 1.50 shares of FFOH common stock for each share of GFCO common stock they own just before the Merger. The FFOH common stock is traded on the Nasdaq National Market under the symbol "FFOH" and the GFCO common stock is traded on the Nasdaq National Market under the symbol "GFCO."

         The Merger cannot be completed unless the shareholders of both FFOH and GFCO approve it. We have scheduled special meetings of both FFOH's and GFCO's shareholders to vote on the Merger. The date, time and place of the special meetings are as follows:


         SPECIAL MEETING OF SHAREHOLDERS OF FFOH:        SPECIAL MEETING OF SHAREHOLDERS OF GFCO:
         February 16, 1999                               February 16, 1999
         2:00 p.m., Eastern Time                         2:00 p.m., Eastern Time
         Quality Hotel Central                           Dante's Restaurant
         4747 Montgomery Road                            Harrison and Rybolt Roads
         Cincinnati, Ohio                                Cincinnati, Ohio


         This Prospectus/Joint Proxy Statement provides detailed information about the Merger. We encourage you to read this entire document carefully. We also encourage you to read carefully the publicly-filed documents of FFOH and GFCO which are attached. Such documents contain important business and financial information about FFOH and GFCO. You may obtain additional information about FFOH and GFCO from documents filed with the Securities and Exchange Commission. Please see "Where You Can Find More Information."

         Sandler O'Neill & Partners, L.P. has advised the directors of FFOH that the number of shares of FFOH common stock to be issued in the Merger in exchange for shares of GFCO common stock is fair, from a financial point of view, to FFOH shareholders. The directors of FFOH have determined that the Merger is in the best interests of FFOH shareholders and unanimously recommend that shareholders vote to approve the Merger and a proposed amendment to the Articles of Incorporation of FFOH and the other transactions contemplated herein.

         Stifel, Nicolaus & Company, Incorporated has advised the directors of GFCO that the number of shares of FFOH common stock to be received in the Merger for each share of GFCO common stock is fair, from a financial point of view, to GFCO shareholders. The directors of GFCO have determined that the Merger is in the best interests of GFCO shareholders and unanimously recommend that shareholders vote to approve the Merger.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meetings, please take the time to vote by completing and mailing the enclosed proxy card. If you do not return your card, the effect will be a vote against the Merger.

         FFOH shareholders who follow specified procedures will be entitled to dissenters' rights if the proposed Merger is completed.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE FFOH COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROSPECTUS/JOINT PROXY STATEMENT IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF FFOH COMMON STOCK ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

    Prospectus/Joint Proxy Statement dated January 5, 1999 and first mailed to shareholders of FFOH and GFCO on or about January 5, 1999

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

SUMMARY  ..................................................................................1
MARKET FOR COMMON STOCK AND DIVIDENDS.....................................................10
COMPARATIVE PER SHARE DATA................................................................11
SELECTED CONSOLIDATED FINANCIAL DATA OF FFOH..............................................14
SELECTED CONSOLIDATED FINANCIAL DATA OF GFCO..............................................16
SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA............................................18
GENERAL INFORMATION.......................................................................20
THE SPECIAL MEETINGS......................................................................20
         Time, Date and Place.............................................................20
         Matters to be Considered.........................................................20
         Shares Outstanding and Entitled to Vote; Record Dates............................21
         Votes Required...................................................................21
         Voting and Revocation of Proxies.................................................22
         Solicitation of Proxies..........................................................23
         Certain Beneficial Owners of FFOH Common Stock...................................23
         Certain Beneficial Owners of GFCO Common Stock...................................26
AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION.............................................28
THE MERGER................................................................................29
         General  ........................................................................29
         Background of the Merger ........................................................30
         Recommendations of the Boards of Directors and Reasons for the Merger ...........32
         Opinions of Financial Advisors...................................................34
         Exchange of GFCO Common Stock Certificates.......................................45
         Assumption of GFCO Stock Options.................................................46
         Conditions to the Merger.........................................................47
         Regulatory Approvals.............................................................48
         Business Pending the Merger......................................................50
         No Solicitation..................................................................50
         Effective Time of the Merger.....................................................51
         Termination and Amendment........................................................51
         Interests of Certain Persons in the Merger.......................................52
         Certain Employee Matters.........................................................53
         Resale of FFOH Common Stock......................................................54
         Certain Federal Income Tax Consequences..........................................55
         Accounting Treatment of the Merger...............................................57
         Expenses of the Merger...........................................................57
         Stock Option Agreements..........................................................58
         Stockholder Agreements...........................................................61
         Letter Agreements................................................................61
         Dissenters' Rights...............................................................61


                                       (i)


MANAGEMENT AND OPERATIONS AFTER THE MERGER................................................64
PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION.....................................66
DESCRIPTION OF FFOH CAPITAL STOCK.........................................................73
COMPARISON OF THE RIGHTS OF SHAREHOLDERS..................................................75
LEGAL OPINION.............................................................................85
EXPERTS...................................................................................85
PROPOSALS FOR THE 1999 ANNUAL MEETINGS....................................................86
WHERE YOU CAN FIND MORE INFORMATION.......................................................86




Annexes:
  Annex I -      Agreement of Merger, dated as of September 28, 1998, by and among FFOH, FAC and GFCO, including an Agreement of
                 Merger, dated as of September 28, 1998, by and between
                 Fidelity Bank and Centennial Bank and attached as Exhibit A thereto
  Annex II -     Stock Option Agreement, dated as of September 28,
                 1998, between GFCO (as issuer) and FFOH (as grantee)
  Annex III -    Stock Option Agreement, dated as of September 28,
                 1998, between FFOH (as issuer) and GFCO (as grantee)
  Annex IV -     Stockholder Agreement, dated as of September 28, 1998,
                 between FFOH and certain stockholders of GFCO
  Annex  V -     Stockholder Agreement, dated as of September 28, 1998,
                 between GFCO and certain stockholders of FFOH
  Annex VI -     Opinion of Stifel, Nicolaus & Company, Incorporated
  Annex VII -    Opinion of Sandler O'Neill & Partners, L.P.
  Annex VIII -   Section 1701.85 of the Ohio General Corporation Law
  Annex IX -     Proposed Amendment to FFOH's Articles of Incorporation



                                      (ii)

                                     SUMMARY

         This summary highlights selected information from this Prospectus/Joint Proxy Statement and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Prospectus/Joint Proxy Statement, including the Merger Agreement and the other annexes hereto, as well as the other documents referred to herein. See "Where You Can Find More Information" on page 86. Page references are included in this Summary to direct you to a more complete description of topics presented herein.

THE COMPANIES

Fidelity Financial of Ohio, Inc./
Fidelity Acquisition Corporation
4555 Montgomery Road
Cincinnati, Ohio 45201
(513) 351-6666

         FFOH is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). FFOH is the parent holding company of Fidelity Federal Savings Bank, a federally chartered savings bank ("Fidelity Bank"). Fidelity Bank conducts business through 12 full-service offices located in the Cincinnati, Ohio metropolitan area. The deposits of Fidelity Bank are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of Fidelity Bank consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family (one-to-four units) residential properties located primarily in southwestern Ohio. To a lesser extent, Fidelity Bank originates loans secured by existing multi-family residential and nonresidential real estate as well as construction and consumer loans. Fidelity Bank also invests in U.S. Government and federal agency obligations and mortgage-backed securities which are insured or guaranteed by federal agencies. FAC is an Ohio corporation which is wholly owned by FFOH. FAC was formed in June 1996 in order to facilitate FFOH's acquisition of Circle Financial Corporation, the former holding company for People's Savings Association. At September 30, 1998, FFOH had, on a consolidated basis, total assets of $528.1 million, total liabilities of $461.3 million, including deposits of $419.0 million, and stockholders' equity of $66.8 million.

Glenway Financial Corporation
5535 Glenway Avenue
Cincinnati, Ohio 45238
(513) 922-5959

         GFCO is a Delaware corporation and a unitary savings and loan holding company registered under the HOLA. GFCO is the parent holding company of Centennial Savings Bank, an Ohio-chartered savings bank ("Centennial Bank"). Centennial Bank conducts business through five full-service offices located in the Cincinnati, Ohio metropolitan area. The deposits of Centennial Bank are insured to the maximum extent provided by law by the SAIF, which is administered by the FDIC. The principal business of Centennial Bank consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family residential properties located primarily in southwestern Ohio. Centennial Bank also originates loans secured by existing multi-family residential and commercial real estate as well as construction, consumer, commercial business and other loans. Centennial Bank also invests in U.S. Government, federal agency and municipal obligations as well as mortgage-backed securities, a substantial portion of which are insured or guaranteed by federal agencies. At September 30, 1998, GFCO had, on a consolidated basis, total assets of $299.6 million, total liabilities of $269.7 million, including deposits of $219.3 million, and stockholders' equity of $29.8 million.

THE MERGER (PAGE 29)

         We propose to combine FFOH and GFCO by merging GFCO with FAC, a subsidiary of FFOH. FAC will be the surviving corporation of this Merger. Immediately following the Merger, Fidelity Bank will merge with Centennial Bank (the "Bank Merger"). Centennial Bank will be the surviving corporation of the Bank Merger.

WHAT GFCO SHAREHOLDERS WILL RECEIVE (PAGE 29)

         GFCO shareholders will receive 1.50 shares of common stock, par value $.10 per share, of FFOH ("FFOH Common Stock") for each share of common stock, par value $.01 per share of GFCO ("GFCO Common Stock") which they own just before the Merger, plus cash in lieu of any fractional share interest (the "Exchange Ratio").

REASONS FOR THE MERGER (PAGE 32)

         The Merger will combine the strengths of the individual companies and substantially enhance the combined company's operations in southwestern Ohio. We expect that the combined company will have more opportunities to increase earnings by providing a broader range of products and services to FFOH's and GFCO's customers and by reducing costs by eliminating overlapping functions and processes. We believe that the combined company will enable each of FFOH and

GFCO to maximize long-term shareholder value while serving the interests of their respective customers, employees and the communities which they serve.

THE SPECIAL MEETINGS (PAGE 20)

         The special meeting of FFOH's shareholders (the "FFOH Special Meeting") will be held at 2:00 p.m., Eastern Time, on Tuesday, February 16, 1999, at the Quality Hotel Central, located at 4747 Montgomery Road, Cincinnati, Ohio. At the FFOH Special Meeting, FFOH shareholders will be asked to approve (i) an amendment to FFOH's Articles of Incorporation and (ii) the Merger and the related Agreement of Merger, dated as of September 28, 1998 (the "Merger Agreement"), among FFOH, FAC and GFCO.

         The special meeting of GFCO's shareholders (the "GFCO Special Meeting") will be held at 2:00 p.m., Eastern Time, on Tuesday, February 16, 1999, at Dante's Restaurant, located at Harrison and Rybolt Roads, Cincinnati, Ohio. At the GFCO Special Meeting, GFCO shareholders will be asked to adopt the Merger Agreement.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FFOH AND GFCO (PAGE 32)

         The Board of Directors of FFOH believes that the Merger is in the best interests of FFOH and its shareholders and unanimously recommends that shareholders of FFOH vote "FOR" approval of the Merger and the related Merger Agreement. The Board of Directors of FFOH also unanimously recommends that shareholders of FFOH vote "FOR" the proposal to amend FFOH's Articles of Incorporation.

         The Board of Directors of GFCO believes that the Merger is in the best interests of GFCO and its shareholders and unanimously recommends that shareholders of GFCO vote "FOR" the adoption of the Merger Agreement.

RECORD DATES; VOTING POWER (PAGE 21)

         FFOH shareholders are entitled to vote at the FFOH Special Meeting if they owned FFOH Common Stock as of the close of business on December 21, 1998 (the "FFOH Record Date"). FFOH shareholders will have one vote at the FFOH Special Meeting for each share of FFOH Common Stock owned on December 21, 1998.

         GFCO shareholders are entitled to vote at the GFCO Special Meeting if they owned GFCO Common Stock as of the close of business on December 21, 1998 (the "GFCO Record Date"). GFCO shareholders will have one vote at the GFCO Special Meeting for each share of GFCO Common Stock owned on December 21, 1998.

VOTES REQUIRED (PAGE 21)

         If the FFOH shareholders adopt the proposed amendment to FFOH's Articles of Incorporation, the holders of a majority of the outstanding shares of FFOH Common Stock must vote in favor of the Merger and the related Merger Agreement. If the FFOH shareholders do not adopt the proposed amendment to FFOH's Articles of Incorporation, the holders of two-thirds of the outstanding shares of FFOH Common Stock must vote in favor of the Merger and the related Merger Agreement. The directors of FFOH can cast approximately 4.8% of the votes entitled to be cast at the FFOH Special Meeting. The directors have agreed that they will vote all of their shares in favor of the Merger and the related Merger Agreement.

         The holders of a majority of the outstanding shares of GFCO Common Stock must vote in favor of the Merger Agreement. The directors of GFCO can cast approximately 12.3% of the votes entitled to be cast at the GFCO Special Meeting. The directors have agreed that they will vote all of their shares in favor of the Merger Agreement.

OWNERSHIP OF FFOH FOLLOWING THE MERGER

         FFOH will issue up to 3,596,636 shares of FFOH Common Stock to GFCO shareholders in the Merger (including shares which may be issued in exchange for GFCO Common Stock acquired before the Merger upon exercise of outstanding GFCO stock options). If 3,596,636 shares of FFOH Common Stock are issued in the Merger, GFCO shareholders will own approximately 39.1% of the outstanding FFOH Common Stock. This information is based on the number of shares of FFOH Common Stock and GFCO Common Stock and GFCO stock options outstanding on December 21, 1998.

OPINIONS OF FINANCIAL ADVISORS (PAGE 34)

         In deciding to approve the Merger, the Board of Directors of FFOH considered the opinion of its financial advisor, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), that the proposed Exchange Ratio was fair, from a financial point of view, to FFOH shareholders. Similarly, in deciding to approve the Merger, the Board of Directors of GFCO considered the opinion of its financial advisor, Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), that the proposed Exchange Ratio was fair from a financial point of view to GFCO shareholders. The written opinions of Stifel Nicolaus and Sandler O'Neill, each dated January 5, 1999, are attached as Annexes VI and VII to this Prospectus/Joint Proxy Statement. You should read these opinions carefully to understand the assumptions made, matters considered and limitations of the review undertaken by the respective financial advisors.

EXCHANGE OF STOCK CERTIFICATES (PAGE 45)

         Please do not send in your GFCO stock certificates until instructed to do so later.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 47)

         The completion of the Merger depends on meeting a number of conditions, including the following:

         1. FFOH and GFCO shareholders must approve the Merger Agreement;

         2. FFOH and GFCO must receive all required regulatory approvals for the Merger and the Bank Merger and any waiting periods required by law must have passed;

         3. there must be no law or governmental order preventing completion of the Merger or the Bank Merger, and no proceedings by a governmental entity trying to prevent the Merger or the Bank Merger shall be pending;

         4. each of FFOH and GFCO must receive a legal opinion confirming the tax-free nature of the Merger;

         5. Nasdaq must approve the FFOH Common Stock to be issued in the Merger for trading on the Nasdaq National Market; and

         6. FFOH and GFCO must receive a letter from their independent public accountants stating that the Merger will qualify for "pooling of interests" accounting treatment.

         Unless prohibited by law, FFOH and GFCO can elect to waive a condition that has not been satisfied and complete the Merger anyway. The parties cannot be certain whether or when any of the conditions to the Merger will be satisfied, or waived where permissible, or that the Merger will be consummated.

TERMINATION OF THE MERGER AGREEMENT (PAGE 51)

         FFOH and GFCO can agree at any time to terminate the Merger Agreement before completing the Merger, even if shareholders of FFOH and/or GFCO have already voted to approve it.

         Either company also can terminate the Merger Agreement:

         1. if any governmental entity whose approval is necessary to complete the Merger or the Bank Merger makes a final decision not to approve the Merger or the Bank Merger;

         2. if the Merger is not completed by June 30, 1999;

         3. if the FFOH or GFCO shareholders do not approve the Merger Agreement; or

         4. if the other company violates, in a material way, any of its representations, warranties or obligations under the Merger Agreement.

         In addition, FFOH may terminate the Merger Agreement if the Board of Directors of GFCO does not recommend to its shareholders that the Merger be approved, or subsequently withdraws or modifies in any adverse manner its recommendation, and GFCO may terminate the Merger Agreement if the Board of Directors of FFOH does not recommend to its shareholders that the Merger be approved, or subsequently withdraws or modifies in any adverse manner its recommendation.

         Generally, the company seeking to terminate must not be in violation of the Merger Agreement so as to allow the other party to terminate the Merger Agreement.

AMENDMENT AND EXTENSION OF THE MERGER AGREEMENT (PAGE 51)

         The parties may amend the Merger Agreement at any time before the Merger actually takes place, and may agree to extend the time within which any action required by the Merger Agreement is to take place. However, if an amendment would reduce the amount or change the form of what shareholders of GFCO would receive in the Merger, the GFCO shareholders will have to approve the amendment.

BOARD OF DIRECTORS AND MANAGEMENT OF FFOH FOLLOWING THE MERGER (PAGE 64)

         After the Merger, the Board of Directors of FFOH and Centennial Bank will consist of seven representatives designated by FFOH and five representatives designated by GFCO. John R. Reusing will be the Chairman of the Board of FFOH and President of Centennial Bank, and Robert R. Sudbrook will be the President and Chief Executive Officer of FFOH and the Chairman of the Board and Chief Executive Officer of Centennial Bank.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF GFCO IN THE MERGER (PAGE 52)

         Certain directors and executive officers of GFCO have agreements, stock options, restricted stock and other benefit plans that provide them with interests in the Merger that are different from, or in addition to, the interests of GFCO shareholders. GFCO and Centennial Bank have entered into employment and severance agreements with certain executive and other officers of GFCO and Centennial Bank, which generally give such persons the right to receive severance payments equal to up to three times such person's then-applicable annual salary in the event that their employment is terminated in connection with the Merger. Certain restricted stock awards which have been granted under GFCO's equity compensation plans will become vested in connection with the Merger.

In addition, FFOH will honor indemnification obligations of GFCO and continue liability insurance for directors and officers of GFCO for a three-year period.

REGULATORY APPROVALS (PAGE 48)

         The completion of the Merger and the Bank Merger requires the prior approval of the Office of Thrift Supervision (the "OTS"), the FDIC and the Division of Financial Institutions of the Ohio Department of Commerce (the "Division"). Moreover, the U.S. Department of Justice may provide input into the approval process of the OTS and the FDIC and will have no less than 15 and up to 30 days following any approvals of those agencies to challenge such approvals on antitrust grounds. FFOH and GFCO have filed all necessary applications with the applicable regulatory agencies. FFOH and GFCO cannot predict, however, whether the required regulatory approvals will be obtained or whether any such approvals will have conditions which would be detrimental to FFOH upon consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 55)

         GFCO's shareholders generally will not recognize any gain or loss for federal income tax purposes when they exchange their GFCO shares for FFOH shares. GFCO shareholders who receive cash instead of fractional share interests will generally recognize taxable gain or loss.

         This tax treatment may not apply to certain shareholders. Determining the actual tax consequences of the Merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within the control of FFOH and GFCO. You should consult your own tax advisor for a full understanding of the Merger's tax consequences.

ACCOUNTING TREATMENT (PAGE 57)

         It is expected that the Merger will qualify as a "pooling of interests," which means that, for accounting and financial reporting purposes, FFOH and GFCO will be treated as if they had always been one company. FFOH and GFCO may terminate the Merger if they do not receive a letter from their independent public accountants that the Merger will qualify as a "pooling of interests."

STOCK OPTION AGREEMENTS (PAGE 58)

         In connection with the Merger Agreement, GFCO granted FFOH an option to purchase up to 19.9% of the outstanding GFCO Common Stock at an exercise price of $17.25 per share, and FFOH granted GFCO an option to purchase up to 19.9% of the outstanding FFOH Common Stock at an exercise price of $12.15 per share. FFOH and GFCO can exercise their respective options only if specific events occur. These events relate to a competing transaction involving a merger, business combination or other acquisition of FFOH and/or GFCO or their respective stock or assets. As of the date of this Prospectus/Joint Proxy Statement, neither FFOH nor GFCO is aware of any such event. The stock option agreements are intended to increase the likelihood that the Merger will occur and may have the effect of discouraging other companies that might be interested in acquiring FFOH and/or GFCO.

DISSENTERS' RIGHTS (PAGE 61)

         Ohio law permits holders of FFOH Common Stock to dissent from the Merger and to have the fair value of their FFOH Common Stock appraised and paid to them in cash. To do this, a holder of FFOH Common Stock must follow certain procedures, including filing notices with FFOH and not voting in favor of the Merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 10)

         Shares of FFOH and GFCO trade on the Nasdaq National Market. On September 28, 1998, the last trading day preceding public announcement of the Merger, FFOH Common Stock closed at $14.00 per share and GFCO Common Stock closed at $19.50 per share. On December 21, 1998, FFOH Common Stock closed at $____ per share and GFCO Common Stock closed at $____ per share.

         The market value of 1.50 shares of FFOH Common Stock would be $21.00 based on FFOH's September 28, 1998 closing price and $______ based on FFOH's December 21, 1998 closing price. Because the market price of FFOH Common Stock will fluctuate prior to and after completion of the Merger and the exchange ratio is fixed, GFCO shareholders cannot be sure of the market value of the FFOH shares they will receive in the Merger. You should obtain current stock quotations for FFOH Common Stock and GFCO Common Stock. You can get these quotes from a newspaper, on the Internet or by calling your broker.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Prospectus/Joint Proxy Statement and the documents incorporated herein by reference contain forward-looking statements by FFOH and GFCO. These forward-looking statements include information regarding the financial condition, results of operations and business of FFOH upon consummation of the Merger, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that will result from the Merger; (b) the estimated impact on revenues; and (c) the restructuring charges expected to be incurred. In addition, any of the words "believes," "expects," "anticipates" or similar expressions indicate forward-looking statements. Many possible events or factors could affect the future financial results and performance of FFOH after the Merger and could cause such results or performance to differ materially from those expressed in forward-looking statements. These possible events or factors include the following:

         1. estimated cost savings from the Merger cannot be fully realized within the expected time frame;

         2.  revenues following the Merger are lower than expected;

         3. competitive pressure among depository institutions increases significantly;

         4. costs or difficulties related to the integration of the businesses of FFOH and GFCO are greater than expected;

         5. changes in the interest rate environment reduce interest margins;

         6. general economic conditions, either nationally or in the markets in which FFOH will be doing business, are less favorable than expected;

         7. legislation or changes in regulatory requirements adversely affect the businesses in which FFOH would be engaged; and

         8. adverse changes occur in the securities markets.

                      MARKET FOR COMMON STOCK AND DIVIDENDS

         Each of the FFOH Common Stock and the GFCO Common Stock is listed and traded on the Nasdaq National Market under the symbols "FFOH" and "GFCO," respectively. Application will be made to list on the Nasdaq National Market the FFOH Common Stock to be issued in connection with the Merger. As of the FFOH Record Date, there were 5,609,107 shares of FFOH Common Stock outstanding, which were held by approximately 961 holders of record. As of the GFCO Record Date, there were 2,311,348 shares of GFCO Common Stock outstanding, which were held by approximately 501 holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

         The following table sets forth information about the high and low prices of the FFOH Common Stock and the GFCO Common Stock as reported on Nasdaq and the dividends declared per share of FFOH Common Stock and GFCO Common Stock.



                                                              FFOH                                      GFCO
                                                  -------------------------------         -----------------------------------

                                                                                               Market Price
                                                       Market Price       Dividends        ----------------------   Dividends
                                                  -------------------     Declared                                  Declared
                                                     High        Low      Per Share           High         Low      Per Share
                                                  -------    ---------    ----------       ----------  ----------   ----------

           1998
----------------------

First Quarter                                      $18.25        $15.50   $0.08            $21.25       $17.75          $0.10
Second Quarter                                      19.88         15.19    0.08             24.25        19.50           0.11
Third Quarter                                       16.38         11.88    0.08             23.75        18.00           0.11
Fourth Quarter (through
    December 21, 1998)

           1997
----------------------

First Quarter                                       13.75         11.50   0.07              11.75        10.75           0.085
Second Quarter                                      15.00         12.38   0.07              13.25        11.50           0.085
Third Quarter                                       16.50         14.50   0.07              15.50        11.50           0.10
Fourth Quarter                                      16.25         14.25   1.07              19.63        14.50           0.10

           1996
----------------------

First Quarter                                       11.00          9.75   0.094             11.64         9.98           0.08
Second Quarter                                      10.63          9.63   0.05              11.05         9.62           0.08
Third Quarter                                       10.25          9.63   0.05              10.00         9.13           0.085
Fourth Quarter                                      11.88          9.75   0.05              10.03         9.50           0.085

         Set forth below is information regarding the closing price per share of FFOH Common Stock and GFCO Common Stock on (i) September 28, 1998, the last trading day preceding public announcement of the execution of the Merger Agreement, and (ii) December 21, 1998, the last practicable trading day prior to the printing of this Prospectus/Joint Proxy Statement. The historical prices are as reported on the Nasdaq National Market.



                                                   Historical Market
                                                    Value Per Share
                                        ------------------------------------
                                                                                        Equivalent Market Value
                 Date                          FFOH                 GFCO                  Per Share of GFCO(1)
------------------------------------    -----------------   -----------------    ------------------------------------

September 28, 1998                            $14.00               $19.50                       $21.00

December 21, 1998



         (1) Equivalent market value per share of GFCO Common Stock represents the historical market value per share of FFOH Common Stock multiplied by the 1.5 share Exchange Ratio.

         Shareholders are advised to obtain current market quotations for the FFOH Common Stock and the GFCO Common Stock. Because the consideration to be provided to shareholders of GFCO in connection with the Merger is based on a fixed number of shares of FFOH Common Stock, shareholders of GFCO are not assured of receiving a specific market value of FFOH Common Stock (and thus a specific market value for their shares of GFCO Common Stock) at the effective time of the Merger. The market price of the GFCO Common Stock at the effective time of the Merger may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.

                           COMPARATIVE PER SHARE DATA

         The following table shows summarized historical per share, pro forma combined per share and pro forma equivalent per share information regarding the FFOH Common Stock and the GFCO Common Stock at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method of accounting, assuming that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

         The data set forth below does not reflect cost savings, operating synergies and revenue enhancements which are expected to be realized as a result of the Merger and the Bank Merger. The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of FFOH and GFCO, including the related notes, incorporated herein by reference, and the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Where You Can Find More Information" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of FFOH upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.



                                                            FFOH Common Stock                    GFCO Common Stock
                                                        ---------------------------      ------------------------------------
                                                                         Pro Forma                               Pro Forma
                                                        Historical       Combined        Historical(6)           Equivalent
                                                        ----------       ---------       -------------           ----------
Basic net earnings per share(1):
    Nine months ended September 30, 1998                   $0.64            $0.63             $0.94                  $0.95
    Year ended December 31, 1997                            0.90             0.83              1.05                   1.25
    Year ended December 31, 1996                            0.38             0.32              0.38                   0.48
    Year ended December 31, 1995                            0.45             0.44              0.65                   0.66

Diluted net earnings per share(1):
    Nine months ended September 30, 1998                    0.63             0.62              0.92                   0.93
    Year ended December 31, 1997                            0.89             0.81              1.03                   1.22
    Year ended December 31, 1996                            0.38             0.32              0.37                   0.48
    Year ended December 31, 1995                            0.44             0.44              0.64                   0.66

Dividends declared per share(2):
    Nine months ended September 30, 1998                    0.24             0.23              0.32                   0.34
    Year ended December 31, 1997                            1.28             0.88              0.37                   1.32
    Year ended December 31, 1996                            0.24             0.23              0.33                   0.35
    Year ended December 31, 1995                            0.30             0.26              0.31                   0.39

Book value per share(3):
    September 30, 1998(4)                                  11.93            10.35             13.01                  15.52
    December 31, 1997                                      11.49            10.27             12.41                  15.40

Tangible book value per share(5):
    September 30, 1998(4)                                  10.66             9.54             12.92                  14.31
    December 31, 1997                                      10.13             9.39             12.28                  14.08



(1) The pro forma equivalent basic and diluted net earnings per share of GFCO Common Stock represents the pro forma combined basic and diluted net earnings per share of FFOH Common Stock multiplied by the 1.5 share Exchange Ratio.

(2) The pro forma combined dividends declared per share of FFOH Common Stock is determined by dividing FFOH and GFCO combined cash dividends declared by the pro forma combined average number of shares of FFOH Common Stock outstanding. The pro forma equivalent dividends declared per share of GFCO Common Stock represent the FFOH pro forma combined dividend rates multiplied by the 1.5 share Exchange Ratio. The current

                                         (Footnotes continued on following page)
         annualized dividend rate per share of FFOH Common Stock, based upon the most recent quarterly dividend rate of $0.08 per share payable on October 15, 1998, would be $0.32. On a pro forma equivalent basis per share of GFCO Common Stock, such current annualized FFOH dividend per share of GFCO Common Stock would be $0.48, based on the 1.5 share Exchange Ratio.

(3) The pro forma combined book value per share of FFOH Common Stock is based upon the historical total stockholders' equity for FFOH and GFCO, divided by the pro forma combined period-end shares of FFOH Common Stock outstanding. The pro forma equivalent book value per share of GFCO Common Stock represents the pro forma combined book value per share of FFOH Common Stock multiplied by the 1.5 share Exchange Ratio.

(4) Pro forma combined book value and tangible book value per share at September 30, 1998 reflect a one-time, after tax charge of $3.1 million which is estimated by FFOH to be recorded by it in connection with the consummation of the Merger.

(5) The pro forma combined tangible book value per share of FFOH Common Stock is based upon the historical total stockholders' equity for FFOH and GFCO, less goodwill and other intangibles, divided by the pro forma combined period-end shares of FFOH Common Stock outstanding. The pro forma equivalent tangible book value per share of GFCO Common Stock represents the pro forma combined tangible book value per share of FFOH Common Stock multiplied by the 1.5 share Exchange Ratio.

(6) FFOH's fiscal year end is December 31 and GFCO's fiscal year end is June 30. For purposes of the table above, GFCO financial data is presented as if GFCO's fiscal year ended on December 31.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF FFOH
                  (Dollars in Thousands, Except Per Share Data)

         The following selected historical consolidated financial data of FFOH for the five years ended December 31, 1997 is based on the audited consolidated financial statements of FFOH. The historical consolidated financial data for the nine months ended September 30, 1998 and 1997 is based on unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which FFOH considers necessary for a fair presentation of the financial condition and the results of operations for these periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1998. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of FFOH, including the related notes, incorporated herein by reference. See "Where You Can Find More Information."



                                                                                         At December 31,
                                            September 30,       ------------------------------------------------------------------
                                                1998               1997         1996            1995           1994         1993
                                              --------          --------      --------        --------      --------      --------

                                             (Unaudited)
SELECTED  FINANCIAL CONDITION DATA:
Total assets                                  $528,117          $535,100      $499,918        $231,137      $216,168      $202,991
Federal funds sold and interest-bearing
   deposits                                     17,440            27,730        20,489           2,784         1,766         6,002
Investment securities available for
   sale-at market                                1,844             6,020        16,120           6,044         4,267            --
Investment securities-at cost                       --                --            --              --            --         4,023
Mortgage-backed securities available
 for sale-at market                             26,629            25,827        30,760          29,378         6,280            --
Mortgage-backed securities-at cost              31,999            13,527        10,744              --        20,792        23,873
Loans receivable-net (1)                       425,695           436,852       396,541         185,132       175,222       162,392
Goodwill and other intangible assets             7,116             7,628         8,322              --            --            --
Deposits                                       418,953           432,024       408,159         180,697       173,198       157,642
FHLB advances                                   38,392            34,233        20,186          17,653        12,089        15,954
Stockholders' equity-net                        66,827            64,274        66,712          30,113        28,540        26,905



                                       Nine Months Ended
                                         September 30,                                    Year Ended December 31,
                                      ----------------------     --------------------------------------------------------------
                                         1998        1997          1997         1996         1995         1994           1993
                                      ---------   ----------     --------     --------     --------     ---------     ---------
                                         (Unaudited)

SELECTED OPERATING DATA:
Total interest income                   $28,521      $28,449      $38,151      $22,738      $17,001       $15,748       $16,310
Total interest expense                   17,265       16,707       22,562       12,656       10,167         8,331         8,106
                                      ---------   ----------     --------     --------     --------     ---------     ---------
   Net interest income                   11,256       11,742       15,589       10,082        6,834         7,417         8,204
Provision for losses on loans                77           75          101          129           71            44            52
                                      ---------   ----------     --------     --------     --------     ---------     ---------
   Net interest income after provision
     for losses on loans                 11,179       11,667       15,488        9,953        6,763         7,373         8,152
Other income                              1,166          979        1,415          165          355           347           250
General, administrative and other
   expenses                               6,952        7,009        9,369        7,638        4,385         4,172         4,000
                                      ---------   ----------     --------     --------     --------     ---------     ---------
Earnings before income taxes              5,393        5,637        7,534        2,480        2,733         3,548         4,402
Federal income taxes                      1,941        1,992       (2,658)        (872)        (919)       (1,176)       (1,464)
                                      ---------   ----------     --------     --------     --------     ---------     ---------
Net earnings                            $ 3,452     $  3,645      $ 4,876       $1,608       $1,814        $2,372        $2,938
                                      =========   ==========     ========     ========     ========     =========     =========

Earnings per share(3):
   Basic                                  $0.64        $0.67        $0.90        $0.38        $0.45         $0.58         $0.73
                                           ====         ====         ====         ====         ====          ====          ====
   Diluted                                $0.63        $0.66        $0.89        $0.38        $0.44         $0.58         $0.73
                                           ====         ====         ====         ====         ====          ====          ====


                                          At or For the Nine Months
                                             Ended September 30,                          At or For the Year Ended December 31,
                                            --------------------       ------------------------------------------------------------
                                             1998          1997         1997        1996        1995           1994          1993
                                            ------        ------       ------      ------       ------          ------       ------
                                                  (Unaudited)
SELECTED OPERATING RATIOS AND
  OTHER DATA(2):
Return on average assets(3)                   0.86%         0.94%        0.94%       0.53%        0.82%           1.14%        1.47%
Return on average equity(3)                   7.00          7.16         7.22        3.16         6.17            8.51        11.41
Tangible equity to tangible  assets at
end                                          11.46         11.72        10.74       11.88        13.03           13.20        13.25
    of period
Interest rate spread(4)                       2.41          2.61         2.58        2.59         2.44            3.04         3.63
Net interest margin(4)                        2.92          3.14         3.11        3.40         3.13            3.63         4.20
Non-performing loans to total loans at
    end of period(5)                          0.30          0.35         0.22        0.28         0.54            0.47         0.88
Non-performing assets to total assets at
    end of period(5)                          0.26          0.29         0.18        0.23         0.44            0.43         0.77
Allowance for loan losses to non-
    performing loans at end of period       133.21        106.29       167.81      137.88        81.23           95.71        51.50
Average interest-earning assets to
    average interest-bearing liabilities    111.34        111.98       111.88      118.89       114.74          114.49       113.91
General, administrative and other
    expenses to average total assets(3)       1.74          1.81         1.80        2.51         1.97            2.00         2.01
Full service offices                            12            11           12          10            4               4            3


--------------------------------

(1) At September 30, 1998 and December 31, 1997 and 1995, included $197,000, $438,000 and $646,000 of loans classified as held for sale, respectively.

(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the periods and have been annualized where appropriate.

(3) Before consideration of non-recurring charges incurred in 1996, including the SAIF recapitalization assessment and expenses related to FFOH's acquisition of Circle Financial Corporation, the ratios set forth below would have been as follows:


                  Basic earnings per share                                                 $0.71
                  Diluted earnings per share                                               $0.71
                  Return on average assets                                                  0.92%
                  Return on average equity                                                  5.52%
                  General, administrative and other expenses to average total assets        1.91%

(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(5) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF GFCO
                  (Dollars in Thousands, Except Per Share Data)

         The following selected historical consolidated financial data of GFCO for the five years ended June 30, 1998 is based on the audited consolidated financial statements of GFCO. The historical consolidated financial data for the three months ended September 30, 1998 and 1997 is based on unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which GFCO considers necessary for a fair presentation of the financial condition and the results of operations for these periods. Operating results for the three months ended September 30, 1998 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending June 30, 1999. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of GFCO, including the related notes, incorporated herein by reference. See"Where You Can Find More Information."

                                                                          At June 30,
                                         September 30,----------------------------------------------------
                                             1998       1998       1997       1996       1995       1994
                                           --------   --------   --------   --------   --------   --------
                                         (Unaudited)
SELECTED FINANCIAL CONDITION DATA:
Total assets                               $299,571   $303,332   $287,088   $278,809   $265,740   $243,914
Federal funds sold and interest-bearing
   deposits                                   1,941      1,764       --          340        426      1,821
Investment securities available for
  sale-at market                               --         --         --        4,084      4,092      4,047
Investment securities-at cost                 9,073      8,069      7,042      5,549      7,489     10,499
Mortgage-backed securities available
  for sale-at market                          4,940      5,570      9,920     14,761      4,769      6,824
Mortgage-backed securities-at cost           10,768     11,304     13,281     15,710     28,011     30,754
Loans receivable-net(1)                     257,578    262,327    239,648    221,101    205,413    175,110
Goodwill and other intangible assets-net        200        226        368        576        796      1,037
Deposits                                    219,335    220,639    226,853    222,768    208,377    196,499
FHLB advances                                47,199     50,435     28,114     25,634     27,158     17,731
Stockholders' equity-restricted              29,839     29,221     27,238     26,781     25,387     25,045


                                          Three Months Ended
                                            September 30,                           Year Ended June 30,
                                          -------------------     -------------------------------------------------------
                                            1998       1997         1998        1997        1996        1995       1994
                                          -------     -------     -------     -------     -------     -------     -------
                                              (Unaudited)
SELECTED OPERATING DATA:
Total interest income                     $ 5,606     $ 5,462     $22,525     $20,735     $19,797     $17,651     $14,960
Total interest expense                      3,312       3,224      13,193      12,195      11,933      10,300       8,160
                                          -------     -------     -------     -------     -------     -------     -------
  Net interest income                       2,294       2,238       9,332       8,540       7,864       7,351       6,800
Provision for losses on loans                  45         100         363         244          60          84          96
                                          -------     -------     -------     -------     -------     -------     -------
  Net interest income after provision
    for losses on loans                     2,249       2,138       8,969       8,296       7,804       7,267       6,704
Other income                                  298         236         883         954         813       1,124         981
General, administrative and other
  expenses                                  1,476       1,435       5,715       7,348       6,274       6,001       5,664
                                          -------     -------     -------     -------     -------     -------     -------
Earnings before income taxes                1,071         939       4,137       1,902       2,451       2,390       2,021
Federal income taxes                          365         326       1,433         696         906         915         761
                                          -------     -------     -------     -------     -------     -------     -------
Net earnings                              $   706     $   613     $ 2,704     $ 1,206     $ 1,545     $ 1,475     $ 1,260
                                          =======     =======     =======     =======     =======     =======     =======

Earnings per share:
  Basic(2)(3)                             $  0.31     $  0.27     $  1.19     $  0.53     $  0.68     $  0.65     $  0.55
                                          =======     =======     =======     =======     =======     =======     =======
  Diluted(2)(3)                           $  0.30     $  0.26     $  1.16     $  0.52     $  0.67     $  0.64     $  0.53
                                          =======     =======     =======     =======     =======     =======     =======


                                     At or For the Three Months
                                          Ended September 30,                At or For the Year Ended June 30,
                                           ------------------      ------------------------------------------------------
                                            1998        1997        1998        1997        1996        1995        1994
                                           ------      ------      ------      ------      ------      ------      ------
                                           (Unaudited)
SELECTED OPERATING RATIOS AND
  OTHER DATA(4):
Return on average assets(3)                  0.94%       0.85%       0.91%       0.43%       0.57%       0.57%       0.54%
Return on average equity(3)                  9.58        8.91        9.62        4.48        5.92        5.91        5.29
Tangible equity to tangible assets
   at end of period                          9.90        9.42        9.57        9.37        9.42        9.28        9.88
Interest rate spread(5)                      2.85        2.87        2.94        2.87        2.69        2.77        2.96
Net interest margin(5)                       3.13        3.24        3.26        3.19        3.03        3.08        3.18
Non-performing loans to total
   loans at  end of period(6)                0.37        0.25        0.36        0.34        0.38        0.44        1.03
Non-performing assets to total
   assets at end of period(6)                0.33        0.24        0.32        0.31        0.40        0.62        0.94
Allowance for loan losses to non-
  performing loans at end of period        124.56      139.82      119.60       96.40       70.00       66.50       38.40
Average interest-earning assets to
   average interest-bearing
   liabilities                             108.13      107.91      106.94      106.83      107.27      107.47      105.84
General, administrative and other
  expenses to average total
  assets(3)                                  1.96        1.99        1.92        2.60        2.30        2.34        2.42
Full service offices                            5           5           5           5           5           6           6

-----------------------

(1)      Includes loans held for sale.

(2) Basic and diluted earnings per share for 1994 through 1997 have been adjusted to give effect to 5% stock dividends paid in fiscal 1997 and 1996, and for the 2-for-1 stock split paid in fiscal 1998.

(3) Before giving effect to the SAIF recapitalization assessment, the ratios set forth above would have been as follows for 1997:


                           Basic earnings per share                  $0.92
                           Diluted earnings per share                $0.91
                           Return on average assets                   0.74%
                           Return on average equity                   7.79%
                           General, administrative and other
                             expenses to average total assets         2.12%

(4) With the exception of end of period ratios, all ratios are based on average daily balances during the periods and have been annualized where appropriate.

(5) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(6) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (Dollars in Thousands, Except Per Share Data)

         The following table sets forth selected unaudited consolidated pro forma financial data of FFOH and GFCO at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method of accounting, assuming that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger - Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information." The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of FFOH and GFCO, including the related notes, incorporated by reference herein, and the other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Where You Can Find More Information" and "Pro Forma Combined Consolidated Financial Information." The data set forth below does not reflect cost savings, operating synergies and revenue enhancements which are expected to be realized as a result of the Merger and the Bank Merger. The data set forth below is not necessarily indicative of the results of the future operations of FFOH after the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated. In addition, FFOH's fiscal year end is December 31 while GFCO's fiscal year end is June 30. For purposes of the table below, GFCO financial data is presented consistent with the fiscal year end of FFOH.


                                                                                 At December 31,
                                                         -------------------------------------------------------------
                                           September 30,
                                             1998(1)       1997         1996        1995          1994        1993
                                            --------     --------     --------     --------     --------     --------


SELECTED  FINANCIAL CONDITION DATA:
Total assets                                $827,688     $839,721     $778,639     $509,746     $476,177     $433,389
Federal funds sold and interest-bearing
   deposits                                   19,381       27,730       21,351        4,037        2,771       12,009
Investment securities available for
   sale-at market                              1,844        6,020       16,120       11,138        8,268        5,663
Investment securities-at cost                  9,073        8,558        6,556        6,556        8,489       12,569
Mortgage-backed securities available
 for sale-at market                           31,569       34,623       42,231       45,987       11,208         --
Mortgage-backed securities-at cost            42,767       25,819       25,769       14,301       49,887       56,034
Loans receivable-net (2)                     683,273      693,711      625,224      398,955      372,044      322,563
Goodwill and other intangible assets           7,316        7,925        8,794          686          908        1,181
Deposits                                     638,288      660,774      636,912      397,023      374,539      355,927
FHLB advances                                 85,591       76,119       39,316       44,680       39,917       18,478
Stockholders' equity-net                      93,566       92,580       93,549       56,321       53,316       51,684


                                            Nine Months Ended
                                               September 30,                     Year Ended December 31,
                                           -------------------     -------------------------------------------------------
                                            1998        1997         1997        1996       1995        1994         1993
                                           -------     -------     -------     -------     -------     -------     -------


SELECTED OPERATING DATA:
Total interest income                      $45,513     $44,455     $59,834     $43,193     $36,311     $31,583     $32,238
Total interest expense                      27,162      26,059      35,298      24,643      21,717      17,038      16,851
                                           -------     -------     -------     -------     -------     -------     -------
   Net interest income                      18,351      18,396      24,536      18,550      14,594      14,545      15,387
Provision for losses on loans                  322         280         369         298         137         148         167
                                           -------     -------     -------     -------     -------     -------     -------
   Net interest income after provision
     for losses on loans                    18,029      18,116      24,167      18,252      14,457      14,397      15,220
Other income                                 1,872       1,566       2,241         955       1,065       1,303       1,494
General, administrative and other
   expenses                                 11,241      11,347      15,174      15,315      10,406      10,093       9,533
                                           -------     -------     -------     -------     -------     -------     -------
Earnings before income taxes                 8,660       8,335      11,234       3,892       5,116       5,607       7,181
Federal income taxes                         3,062       2,939       3,956       1,415       1,811       1,970       2,489
                                           -------     -------     -------     -------     -------     -------     -------
Net earnings                               $ 5,598     $ 5,396     $ 7,278     $ 2,477     $ 3,305     $ 3,637     $ 4,692
                                           =======     =======     =======     =======     =======     =======     =======

Earnings per share:
   Basic                                   $  0.63     $  0.61     $  0.83     $  0.32     $  0.44     $  0.48     $  0.63
                                           =======     =======     =======     =======     =======     =======     =======
   Diluted                                 $  0.62     $  0.60     $  0.81     $  0.32     $  0.44     $  0.48     $  0.62
                                           =======     =======     =======     =======     =======     =======     =======

                                                 At or For the Nine
                                                      Months
                                                 Ended September 30,             At or For the Year Ended December 31,
                                                 ------------------      ------------------------------------------------------
                                                  1998        1997        1997        1996        1995        1994        1993
                                                 ------      ------      ------      ------      ------      ------      ------

SELECTED OPERATING RATIOS AND
  OTHER DATA(3):
Return on average assets(4)                        0.89%       0.90%       0.90%       0.42%       0.68%       0.80%       1.09%
Return on average equity(4)                        7.88        7.57        7.67        3.20        6.03        6.89        9.85
Tangible equity to tangible assets at end
   of period                                      10.51       10.93       10.18       11.01       10.93       11.03       11.68
Interest rate spread(5)                            2.61        2.73        2.71        2.75        2.61        2.95        3.34
Net interest margin(5)                             3.05        3.19        3.16        3.31        3.10        3.35        3.73
Non-performing loans to total loans at
   end of period(6)                                0.32        0.31        0.17        0.31        0.28        0.73        1.04
Non-performing assets to total assets at
   end of period(6)                                0.29        0.28        0.15        0.31        0.31        0.67        0.96
Allowance for loan losses to non-
  performing loans at end of period              129.49      116.36      220.13      111.72      152.81       52.34       41.43
Average interest-earning assets to
   average interest-bearing liabilities          109.80      110.11      109.99      112.84      110.53      110.40      109.52
General, administrative and other
   expenses to average total assets(4)             1.79        1.89        1.87        2.62        2.13        2.23        2.22
Full service offices                                 17          16          17          15           9          10           9


--------------------------------

(1) The consolidated financial condition data at September 30, 1998 reflects an estimated $3.1 million, net of taxes, of one-time reorganization and restructuring costs related to the Merger and the Bank Merger. The effect of the one time charge has been reflected in the consolidated financial condition data but not in the consolidated operating data and operating ratios because it is nonrecurring.

(2)      Includes loans classified as held for sale.

(3) With the exception of end of period ratios, all ratios are based on average monthly balances during the period and are annualized where appropriate.

(4) Before consideration of non-recurring charges incurred in 1996, including the SAIF recapitalization assessment and expenses related to FFOH's acquisition of Circle Financial Corporation, the ratios set forth below would have been as follows:


                  Basic earnings per share                                              $0.62
                  Diluted earnings per share                                            $0.62
                  Return on average assets                                               0.82%
                  Return on average equity                                               6.15%
                  General, administrative and other expenses to average total assets     2.08%

(5) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(6) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                               GENERAL INFORMATION

         This Prospectus/Joint Proxy Statement is being furnished to the shareholders of FFOH and GFCO in connection with the solicitation of proxies by the Boards of Directors of FFOH and GFCO for use at the FFOH Special Meeting and the GFCO Special Meeting, respectively. This Prospectus/Joint Proxy Statement also serves as a prospectus of FFOH in connection with the issuance of FFOH Common Stock to holders of GFCO Common Stock upon consummation of the Merger.

         All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to FFOH has been supplied by FFOH, and all information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to GFCO has been supplied by GFCO.

         This Prospectus/Joint Proxy Statement and the other documents enclosed herewith are first being mailed to shareholders of FFOH and GFCO on or about January 5, 1998.

                              THE SPECIAL MEETINGS

TIME, DATE AND PLACE

         The FFOH Special Meeting will be held at 2:00 p.m., Eastern Time, on February 16, 1999 at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio. The GFCO Special Meeting will be held at 2:00 p.m., Eastern Time, on February 16, 1999, at Dante's Restaurant, Harrison and Rybolt Roads, Cincinnati, Ohio (the FFOH Special Meeting and the GFCO Special Meeting are collectively referred to herein as the "Special Meetings").

MATTERS TO BE CONSIDERED

         At the Special Meetings, shareholders of FFOH and GFCO will each consider and vote upon a proposal to adopt the Merger Agreement. In addition, at the FFOH Special Meeting, shareholders of FFOH will consider and vote upon a proposal to amend FFOH's Articles of Incorporation in order to reduce from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH the shareholder vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval. Pursuant to applicable law and the articles of incorporation, certificate of incorporation, code of regulations and bylaws of FFOH and GFCO, as applicable, no other business may properly come before the FFOH Special Meeting or the GFCO Special Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATES

         The close of business on December 21, 1998 has been fixed by the Board of Directors of FFOH (the "FFOH Board") as the FFOH Record Date for the determination of holders of FFOH Common Stock entitled to notice of and to vote at the FFOH Special Meeting and any adjournment or adjournments thereof . At the close of business on the FFOH Record Date, there were ________ shares of FFOH Common Stock outstanding and entitled to vote. Each share of FFOH Common Stock entitles the holder thereof to one vote on all matters properly presented at the FFOH Special Meeting.

         The close of business on December 21, 1998 has been fixed by the Board of Directors of GFCO (the "GFCO Board") as the GFCO Record Date for the determination of holders of GFCO Common Stock entitled to notice of and to vote at the GFCO Special Meeting and any adjournment or adjournments thereof. At the close of business on the GFCO Record Date, there were ___________ shares of GFCO Common Stock outstanding and entitled to vote. Each share of GFCO Common Stock entitles the holder thereof to one vote on all matters properly presented at the GFCO Special Meeting.

VOTES REQUIRED

         A quorum, consisting of the holders of a majority of the issued and outstanding shares of FFOH Common Stock or GFCO Common Stock, as the case may be, must be present in person or by proxy before any action may be taken at the FFOH Special Meeting or the GFCO Special Meeting, as the case may be. The affirmative vote of the holders of a majority of the shares of FFOH Common Stock outstanding as of the FFOH Record Date, voting in person or by proxy, is necessary to adopt the proposal to amend FFOH's Articles of Incorporation. Assuming the FFOH shareholders adopt the proposed amendment to FFOH's Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of FFOH Common Stock will be necessary to approve the Merger Agreement on behalf of FFOH. If the FFOH shareholders fail to adopt the proposed amendment to FFOH's Articles of Incorporation, the affirmative vote of two-thirds of the outstanding shares of FFOH Common Stock will be necessary to approve the Merger Agreement on behalf of FFOH. The affirmative vote of the holders of a majority of the shares of GFCO Common Stock outstanding as of the GFCO Record Date, voting in person or by proxy, is necessary to adopt the Merger Agreement on behalf of GFCO.

         The proposals to adopt the Merger Agreement and the amendment to FFOH's Articles of Incorporation are considered "non-discretionary items" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the FFOH Special Meeting and the GFCO Special Meeting will be considered in determining the presence of a quorum at the FFOH Special Meeting and the GFCO Special Meeting, respectively, but will not be counted as votes cast at such Special Meetings. Because the proposals to adopt the Merger Agreement and the proposal to amend FFOH's Articles of Incorporation are each required to be approved by the holders of a majority of the outstanding shares of GFCO Common Stock and FFOH Common Stock (assuming FFOH shareholders approve the proposed amendment to FFOH's Articles of Incorporation), abstentions and broker "non-votes" will have the same effect as a vote against such proposals.

         In connection with the execution of the Merger Agreement, FFOH and the directors of GFCO (nine persons) entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of GFCO Common Stock (which amount to 12.3% of the shares of such stock outstanding as of the GFCO Record Date, excluding shares subject to options) in favor of the Merger Agreement. Similarly, in connection with the execution of the Merger Agreement, GFCO and the directors of FFOH (eight persons) entered into an agreement pursuant to which, among other things, such persons agreed to vote their shares of FFOH Common Stock (which amount to 4.8% of the shares of such stock outstanding as of the FFOH Record Date, excluding shares subject to options) in favor of the Merger Agreement.

VOTING AND REVOCATION OF PROXIES

         Each copy of this Prospectus/Joint Proxy Statement mailed to holders of FFOH Common Stock and GFCO Common Stock is accompanied by a form of proxy for use at the FFOH Special Meeting or the GFCO Special Meeting, as the case may be. Any shareholder executing a proxy may revoke it at any time before it is voted by (i) filing with the Secretary of FFOH (in the case of a FFOH shareholder) or the Secretary of GFCO (in the case of a GFCO shareholder) at the address of FFOH or GFCO set forth on its respective Notice of Special Meeting of Shareholders, written notice of such revocation; (ii) executing and returning a later-dated proxy; or (iii) attending the FFOH Special Meeting or the GFCO Special Meeting, as applicable, and giving notice of such revocation in person. Attendance at the applicable Special Meeting will not, in and of itself, constitute revocation of a proxy.

         Each proxy returned to FFOH or GFCO (and not revoked) by a holder of FFOH Common Stock and GFCO Common Stock, respectively, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for adoption of the Merger Agreement and, in the case of FFOH, for adoption of the amendment to FFOH's Articles of Incorporation. Proxies marked "FOR" approval of the Merger Agreement and proxies executed but unmarked will be voted in the discretion of the persons named in the accompanying proxies as to any proposed adjournment of the FFOH and/or GFCO Special Meeting. Proxies which are voted against approval of the Merger Agreement will not be voted in favor of any motion to adjourn the FFOH and/or GFCO Special Meeting to solicit more votes in favor of approval of the Merger Agreement.

         It is not expected that any matter other than those referred to herein will be brought before the FFOH and/or GFCO Special Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

SOLICITATION OF PROXIES

         Each of FFOH and GFCO will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that FFOH and GFCO will share equally the fees for registration of the FFOH Common Stock offered hereby and the cost of printing this Prospectus/Joint Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FFOH or GFCO, as the case may be, will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         FFOH and GFCO have retained Kissel-Blake Inc., a professional proxy solicitation firm, to assist them in the solicitation of proxies. The fees payable to such firm in connection with the Merger aggregate $8,500, plus reimbursement for reasonable out-of-pocket expenses.

CERTAIN BENEFICIAL OWNERS OF FFOH COMMON STOCK

         The following table sets forth information as to the FFOH Common Stock beneficially owned as of the indicated date by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known by FFOH to be the beneficial owner of 5% or more of the outstanding FFOH Common Stock, (ii) each director of FFOH and (iii) all directors and executive officers of FFOH as a group.

                                                           Shares Beneficially Owned
                                                         as of December 21, 1998 (1)(2)
                                                      ------------------------------------
Name of Beneficial Owner                                  Amount               Percent
--------------------------------------------          ----------------      --------------
5% Owners:
   Fidelity Federal Savings Bank
      Employee Stock Ownership Plan Trust
       4555 Montgomery Road
       Cincinnati, Ohio 45212                           325,075(2)                5.8%

   Wellington Management Company, L.L.P
      75 State Street
      Boston, MA 02109                                  287,200(3)                5.1

Directors:
   Joseph D. Hughes                                      50,733(4)                 *
   Michael W. Jordan                                     17,846(5)                 *
   David A. Luecke                                       17,149(6)                 *
   Constantine N. Papadakis                              14,962(7)                 *
   John R. Reusing                                      104,851(8)                1.9
   Thomas N. Spaeth                                      18,015(9)                 *
   Paul D. Staubach                                      70,628(10)               1.3
   Robert W. Zumbiel                                     31,837(11)                *
All directors and executive officers
  of FFOH as a group (8 persons)                        326,021(12)               5.8



----------------

*        Represents less than 1.0% of the issued and outstanding FFOH Common
         Stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, a person or entity is considered to beneficially own shares of FFOH Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of December 21, 1998 are deemed to be outstanding for the purpose of computing the percentage of FFOH Common Stock beneficially owned by such person.

                                         (Footnotes continued on following page)

(2) The Fidelity Federal Savings Bank Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Fidelity Federal Savings Bank Employee Stock Ownership Plan ("ESOP") by an agreement between FFOH and Messrs. Reusing, Staubach and Hughes, who act as trustees of the ESOP ("Trustees"). As of December 21, 1998, 183,199 shares held in the Trust were unallocated and 141,876 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and allocated shares for which employees do not give instructions will generally be voted in the same ratio on any matter as those shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law.

(3) Based on a Schedule 13G filed pursuant to the Exchange Act on February 10, 1998 by Wellington Management Company, LLP ("WMC"). WMC, in its capacity as investment advisor, may be deemed to beneficially own such shares of FFOH which are held of record by clients of WMC.

(4) Includes 43,506 shares held in Mr. Hughes' individual retirement account ("IRA"), 919 shares held by FFOH's ESOP for the account of Mr. Hughes, 2,146 shares held in FFOH's 401(k) Retirement Plan and options to purchase 4,162 shares pursuant to FFOH's 1997 Stock Option Plan.

(5) Includes 9,925 shares owned jointly with Mr. Jordan's wife, 4,000 shares held in Mr. Jordan's IRA and options to purchase 3,121 shares pursuant to FFOH's 1997 Stock Option Plan.

(6) Includes 11,687 shares owned jointly with Mr. Luecke's wife, 500 shares for Mr. Luecke's daughter for which Mr. Luecke is custodian and options to purchase 4,162 shares pursuant to FFOH's 1997 Stock Option Plan.

(7) Includes options to purchase 4,162 shares pursuant to FFOH's 1997 Stock Option Plan.

(8) Includes 56,428 shares owned jointly with Mr. Reusing's wife, 337 shares owned by Mr. Reusing's wife, which shares may be deemed to be owned by Mr. Reusing, 337 shares held as custodian for Mr. Reusing's son, options to purchase 14,439 shares pursuant to FFOH's 1992 Stock Incentive Plan, options to purchase 5,202 shares pursuant to FFOH's 1997 Stock Option Plan, 19,573 shares held by FFOH's ESOP for the account of Mr. Reusing and 8,535 shares held by FFOH's 401(k) Retirement Plan.

(9) Includes 3,800 shares held by Mr. Spaeth's wife, 9,253 shares held in Mr. Spaeth's IRA and options to purchase 4,162 shares pursuant to FFOH's 1997 Stock Option Plan.

(10) Includes 40,953 shares owned jointly with Mr. Staubach's wife, options to purchase 8,289 shares pursuant to FFOH's 1992 Stock Incentive Plan, options to purchase 2,896 shares pursuant to FFOH's 1997 Stock Option Plan, 10,616 shares held by FFOH's ESOP for the account of Mr. Staubach, 3,424 shares held by FFOH's 401(k) Retirement Plan, and 650 shares held in trust for Mr. Staubach's children, for which Mr. Staubach is custodian.

(11) Includes 26,875 shares owned jointly with Mr. Zumbiel's wife and options to purchase 4,162 shares pursuant to FFOH's 1997 Stock Option Plan.

(12) Includes in the case of all directors and executive officers of FFOH as a group, options to purchase 22,728 shares granted pursuant to FFOH's 1992 Stock Incentive Plan, options to purchase 32,029 shares granted pursuant to FFOH's 1997 Stock Option Plan, 14,105 shares of FFOH Common Stock held for the account of participating executive officers in FFOH's 401(k) Retirement Plan and 31,108 shares of FFOH Common Stock which are held by the trust established pursuant to FFOH's ESOP, which have been allocated to the accounts of participating officers and consequently will be voted at the FFOH Special Meeting by such participating officers.

CERTAIN BENEFICIAL OWNERS OF GFCO COMMON STOCK

         The following table sets forth information as to the GFCO Common Stock beneficially owned as of the indicated date by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known by GFCO to be the beneficial owner of 5% or more of the outstanding GFCO Common Stock, (ii) each director of GFCO and (iii) all directors and executive officers of GFCO as a group.


                                                             Shares Beneficially Owned
                                                            as of December 21, 1998(1)(2)
                                                      ----------------------------------------
Name of Beneficial Owner                                Amount                       Percent
---------------------------------------               ----------                    ----------
5% Owners:
   Fifth Third Bancorp and
   Fifth Third Bank
     38 Fountain Square Plaza
     Cincinnati, Ohio 45263                           115,026(3)                    5.00%

Directors:
   Daniel W.  Geeding                                  31,453(4)                    1.36
   Ronald L.  Goodfellow                               27,238(5)                    1.18
   Kenneth C.  Lichtendahl                             40,896(6)                    1.77
   Albert W.  Moeller                                  23,948(7)                    1.04
   Edgar A.  Rust                                      75,671(8)                    3.27
   Robert R.  Sudbrook                                 38,130(9)                    1.63
   John P.  Torbeck                                    35,294(10)                   1.52
   John L.  Torbeck                                    31,230(11)                   1.35
   Milton L.  Van Schoik                               24,898(12)                   1.08
All directors and executive officers as
     a group (10 persons)                             334,811                      14.18

----------------------

(1) Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of GFCO Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of December 21, 1998 are deemed to be outstanding for the purpose of computing the percentage of GFCO Common Stock beneficially owned by such person.

(2) Each of the persons listed in this table may be contacted at the address of GFCO, 5535 Glenway Avenue, Cincinnati, Ohio 45238.

(3) Consists of holdings of Fifth Third Bancorp in fiduciary accounts at several of its banking subsidiaries, including Fifth Third Bank. The Form 13G filed by the group consisting of Fifth Third Bancorp and Fifth Third Bank reports sole voting power over 115,026 shares, sole dispositive power over 108,412 shares and shared dispositive power over 6,614 shares.

                                         (Footnotes continued on following page)

(4) Includes 981 shares as to which Mr. Geeding shares voting or investment power.

(5) Includes 4,716 shares which may be acquired upon the exercise of options and 3,934 shares owned by Mr. Goodfellow's spouse.

(6) Includes 6,088 shares as to which Mr. Lichtendahl shares voting and investment power.

(7) Includes 22,694 shares as to which Mr. Moeller shares voting and investment power.

(8) Includes 9,180 shares held in a trust for which Mr. Rust is the trustee and 12,762 shares allocated to Mr. Rust's account under GFCO's ESOP.

(9) Includes 21,000 shares which may be acquired upon the exercise of options, 2,829 shares allocated to Mr. Sudbrook's account under GFCO's ESOP.

(10) Includes 7,716 shares which may be acquired upon the exercise of options, 1,152 shares owned by Mr. Torbeck's spouse and 1,560 shares as to which Mr. Torbeck has sole voting power.

(11) Includes 7,716 shares which may be acquired upon the exercise of options.

(12) Includes 3,858 shares which may be acquired upon the exercise of options and 8,398 shares owned by Mr. Van Schoik's spouse.


                  AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION

         The FFOH Board is also seeking shareholder adoption of an amendment to FFOH's Articles of Incorporation which will reduce from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH the shareholder vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval. The form of the proposed amendment to FFOH's Articles of Incorporation is set forth as Annex IX to this Prospectus/Joint Proxy Statement.

         The proposed amendment to FFOH's Articles of Incorporation would reduce the vote required to approve the Merger Agreement from two-thirds of the issued and outstanding FFOH Common Stock to a majority of the issued and outstanding FFOH Common Stock and, consequently, would enhance FFOH's ability to consummate the Merger. In order to effect the proposed amendment to FFOH's Articles of Incorporation, FFOH will need to adjourn the FFOH Special Meeting in order to file the amended Articles of Incorporation with the Secretary of State of the State of Ohio and receive back confirmation that such amended Articles of Incorporation were properly filed.

         Adoption of the proposed amendment to FFOH's Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of FFOH Common Stock, voting in person or by proxy. THE FFOH BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF FFOH VOTE "FOR" THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION.

                                   THE MERGER

         The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex I. All shareholders are urged to read the Merger Agreement carefully.

GENERAL

         In accordance with the terms of and subject to the conditions set forth in the Merger Agreement, GFCO will be merged with FAC, with FAC as the surviving corporation of the Merger. The Merger Agreement provides that at the Effective Time (as defined under "-Effective Time of the Merger") each outstanding share of GFCO Common Stock (other than shares held by FFOH or GFCO other than in a fiduciary capacity that are beneficially owned by third parties or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.50 shares of FFOH Common Stock, plus cash in lieu of any fractional share interest.

         If, between the date of the Merger Agreement and the Effective Time, the shares of FFOH Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

         In connection with the execution of the Merger Agreement, Fidelity Bank and Centennial Bank entered into the Bank Merger Agreement, pursuant to which Fidelity Bank will merge with and into Centennial Bank substantially concurrently with the Merger. Centennial Bank shall be the surviving corporation of the Bank Merger and shall continue its corporate existence under the name "Centennial Bank" under the laws of the State of Ohio.

         Each of the FFOH Board and the GFCO Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and believes that the Merger is in the best interests of FFOH and GFCO, respectively, and their respective shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF EACH OF FFOH AND GFCO UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF FFOH AND GFCO, RESPECTIVELY, VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

BACKGROUND OF THE MERGER

         General. The Cincinnati market is home to several large regional commercial banks, which have substantial financial and marketing resources available to them, as well as a significant number of commercial banks and thrift institutions which are reasonably comparable to GFCO and FFOH in size and resources. In recent years, competition within the local banking and financial services industries has intensified, especially for smaller institutions like GFCO and FFOH. In the context of this competitive environment, GFCO and FFOH have each pursued their respective business strategies that ultimately brought the two companies together in 1998.

         FFOH. In the fall of 1995, the FFOH Board determined that it was in the best interests of FFOH and its shareholders to convert from the mutual holding company ("MHC") ownership structure to a full stock corporation. Among other things, the benefits of such a transaction included increased flexibility to pursue strategic acquisitions by eliminating the capital stock ownership limitations of the MHC form of ownership. In conjunction with its conversion to the stock form of organization, the FFOH Board adopted a business plan that called for FFOH to pursue asset growth through internal deposit growth, branch purchases and optionally through one or more strategic acquisitions and mergers. Such growth strategies would be pursued with the broad objectives of leveraging FFOH's excess capital position anticipated as a result of the conversion and increasing shareholder returns. On March 4, 1996, FFOH completed its conversion from the mutual to the stock form of organization and, by means of an offering of FFOH Common Stock in connection with such conversion, raised approximately $22.1 million of additional capital.

         In October 1996, FFOH completed its acquisition of Circle Financial Corporation, a thrift holding company headquartered in Cincinnati, Ohio. Although the acquisition of Circle Financial Corporation permitted FFOH to deploy a portion of the capital raised in its conversion to the stock form of organization, FFOH continued to remain overcapitalized and continued to seek additional growth opportunities. In mid 1998, in connection with its normal strategic planning process, the Board of FFOH authorized senior management of FFOH to enter into preliminary discussions with senior management of GFCO to explore a possible combination of the two companies.

         GFCO. GFCO has been a public company since 1990, when Centennial Bank converted to stock form. Throughout GFCO's life as a publicly-traded company, senior management and the Board of Directors of GFCO have periodically evaluated the direction and future of the company. Throughout this evaluation process, the goal has consistently been to assure that GFCO pursued a path that would be, first and foremost, in the best interest of its shareholders.

         Two years ago, GFCO stock was trading below book value, and GFCO's earnings were below its peer group. The GFCO Board placed improved quality earnings as its highest priority and challenged its management and employees at all levels to work with a heightened sensitivity to achieve a better return. As a result of those efforts and a strong economy, GFCO has achieved increased earnings and has enjoyed significant appreciation in the market value of its stock. The GFCO Board and management approached the strategic planning process in 1998 from the perspective of GFCO's stronger financial position. The GFCO Board and senior management reviewed GFCO's strengths and weaknesses, as well as the opportunities and risks presented by current economic conditions. Factors that received particular attention in this process were the geographic limitations of Centennial Bank's existing market, its asset size, interest rate risk and the basic dependence smaller thrifts have on the real estate market.

         Centennial Bank's five branch locations are all located in Centennial Bank's traditional market in western Cincinnati, and Centennial Bank historically has relied heavily on real estate loans as its primary source of income. Competition for real-estate loans has increased at a considerable pace, and competition for deposits has also increased as mutual funds and stocks have assumed a larger role in the financial planning of the average consumer. The GFCO Board recognized that expanded bank products on both sides of the balance sheet would be essential to developing an enhanced profit stream less vulnerable to interest rate swings.

         Recognizing these market realities, Centennial Bank pursued other avenues that offered the possibility for growth and increased profitability, building on its strong foundation as a mortgage lender. In recent years, GFCO has pursued growth through consumer and commercial lending and has been building the expertise and infrastructure to support financial services for small businesses. As a $300 million bank with facilities limited to western Cincinnati, GFCO's opportunities in commercial lending are limited, and the GFCO Board recognized that a larger asset base could provide more effective support. The GFCO Board considered the benefits to be gained from combining with another large thrift in the Cincinnati area and identified FFOH as a potential merger partner.

         Chronology of Merger Discussions. Senior management of both FFOH and GFCO met on July 7, 1998 to discuss the respective companies, the competitive challenges faced by each, consolidation within the banking industry and the rationale for a potential business combination between FFOH and GFCO. Additional meetings between the parties were held on July 17, 1998 and August 7, 1998, during which the parties continued to discuss the rationale for a potential business combination, as well as the management and staffing of the combined company. On August 21, 1998, FFOH and GFCO entered into a mutual confidentiality agreement.

         On August 24, 1998, representatives of FFOH, GFCO, Sandler O'Neill and Stifel Nicolaus met to discuss possible financial terms under which a strategic transaction could be effected. During the following weeks, senior management, directors and the financial advisors of each of FFOH and GFCO continued to discuss the financial and other terms of the proposed strategic transaction, including the form and amount of consideration to be offered, the Exchange Ratio, the treatment of stock options, the form of the Stock Option Agreements, and issues relating to the management and operations of the combined entity following the proposed transaction. During this period, FFOH, GFCO, and their respective legal counsel and financial advisors conducted reciprocal due diligence analyses. The process of drafting the Merger Agreement began in early September and the parties continued to negotiate on an arm's length basis the form and amount of consideration and the Exchange Ratio.

         On September 28, 1998, the FFOH Board considered and discussed the reasons for, and the potential benefits of the Merger; FFOH's legal counsel reviewed the terms of the Merger Agreement, the Bank Merger Agreement, the Stock Option Agreements, the Stockholder Agreements and the transactions contemplated thereby; and FFOH's financial advisor made a presentation regarding the financial terms of the Merger Agreement and the fairness, from a financial point of view, of the Exchange Ratio to holders of FFOH Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger - Recommendations of the Boards of Directors and Reasons for the Merger," the FFOH Board unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Merger Agreement, the Bank Merger Agreement, the Stock Option Agreements and the Stockholder Agreements.

         On September 28, 1998, the GFCO Board also considered and discussed the reasons for, and the potential benefits of the Merger. GFCO's legal counsel reviewed the terms of the Merger Agreement, the Bank Merger Agreement, the Stock Option Agreements and the Stockholder Agreements and the transactions contemplated thereby. GFCO's financial advisor presented its analysis of the financial terms of the Merger Agreement and the fairness, from a financial point of view, of the Exchange Ratio to holders of GFCO Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger - Recommendations of the Boards of Directors and Reasons for the Merger," the GFCO Board unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Merger Agreement, the Bank Merger Agreement, the Stock Option Agreements and the Stockholder Agreements. The Merger Agreement, the Bank Merger Agreement, the Stock Option Agreements and the Stockholder Agreements were entered into on September 28, 1998.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

         The Merger will result in a holding company with combined assets in excess of $800 million, positioning FFOH as the largest thrift holding company in Cincinnati. Upon consummation of the Merger, Centennial Bank will have the 5th largest market share, on a pro forma basis, among financial institutions headquartered in Hamilton County. The expanded network of 15 branches will reach from Centennial Bank's current locations in western Hamilton County to beyond the eastern county line. The merger of equals provides Centennial Bank with an increased market share and enhanced visibility throughout Hamilton County. With a larger asset size and the resources and economies of scale that accompany size, Centennial Bank will offer small business customers a viable alternative to the larger banks operating in the Cincinnati market.

         In reaching their determination that the Merger is in the best interests of FFOH and GFCO, respectively, and their respective shareholders, and recommending that such shareholders approve the Merger Agreement and the transactions contemplated thereby, the FFOH Board and the GFCO Board considered a number of other factors, including, without limitation, the following:

         (i) the value of the FFOH Common Stock that would be received based on the Exchange Ratio in relation to the estimated value of GFCO Common Stock and the liquidity of the trading market for the FFOH Common Stock;

         (ii) FFOH's and GFCO's respective business, results of operations, financial condition, long-term strategic plan and prospects, as well as the historical and potential future value of the FFOH Common Stock and the dividends paid thereon;

         (iii) the similar community banking cultures and business philosophies of FFOH and GFCO;

         (iv) the projected market capitalization and market position of the combined company, the potential operating efficiencies and financial strength the Merger would provide to the combined company, its customers and the communities it serves, and the immediate and long-term effect that the Merger would have on the ability of the combined company to compete more effectively in southwestern Ohio;

         (v) the possible impact of the Merger on FFOH's and GFCO's customers and the ability of the combined company to offer an expanded range of financial services;

         (vi) the current and prospective economic, regulatory and competitive climate facing independent community banking organizations, including the consolidation currently underway in the banking industry and competition from larger institutions and from nonbank providers of financial services;

         (vii) the opinion of Sandler O'Neill that the Exchange Ratio is fair to FFOH shareholders from a financial point of view, as delivered orally to the FFOH Board on September 28 and confirmed in writing as of the date of this Prospectus/Joint Proxy Statement and the opinion of Stifel Nicolaus, that the Exchange Ratio is fair to GFCO shareholders from a financial point of view, as delivered orally to the GFCO Board on September 28 and confirmed in writing as of the date of the Prospectus/Joint Proxy Statement (see "- Opinions of Financial Advisors");

         (viii)  the terms of the Merger Agreement;

         (ix) the terms of the Stock Option Agreements (see "- Stock Option Agreements");

         (x) the regulatory and shareholder approvals required for the consummation of the Merger (see "- Regulatory Approvals");

         (xi) the treatment of the Merger as a pooling of interests for accounting purposes and as a tax-free reorganization for federal income tax purposes (see "- Certain Federal Income Tax Consequences" and "- Accounting Treatment of the Merger"); and

         (xii) the long- and short-term interests of FFOH and GFCO and their respective shareholders as well as the interests of FFOH's and GFCO's other relevant constituencies, including their respective customers and employees and the communities served by FFOH and GFCO and their banking subsidiaries.

         The foregoing discussion of the information and factors considered by the FFOH Board and the GFCO Board is not intended to be exhaustive, but includes all material factors considered by such Boards of Directors. In reaching their determination to approve and recommend the Merger Agreement and the transactions contemplated thereby, the FFOH Board and the GFCO Board did not assign relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

         FOR THE REASONS DESCRIBED ABOVE, THE FFOH BOARD AND THE GFCO BOARD HAVE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FFOH AND GFCO, RESPECTIVELY, THEIR RESPECTIVE SHAREHOLDERS AND OTHER RELEVANT CONSTITUENCIES, INCLUDING CUSTOMERS, EMPLOYEES AND COMMUNITIES SERVED. ACCORDINGLY, THE FFOH BOARD AND THE GFCO BOARD HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMEND THAT THE FFOH AND GFCO SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

         GFCO. GFCO has retained Stifel Nicolaus as its financial advisor in connection with the Merger and to render a fairness opinion with respect to the proposed Exchange Ratio. Stifel Nicolaus is an investment banking and securities firm with membership on all principal U.S. securities exchanges. As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. At the September 28, 1998 meeting of the Board of Directors of GFCO, Stifel Nicolaus rendered its oral opinion that, as of such date, the Exchange Ratio was fair to the holders of GFCO Common Stock from a financial point of view. Stifel Nicolaus has confirmed its September 28, 1998 oral opinion by delivery of its written opinion to the GFCO Board of Directors, dated the date of this Prospectus/Joint Proxy Statement, that, based upon and subject to the various considerations set forth therein, as of the date hereof the Exchange Ratio is fair to the holders of GFCO Common Stock from a financial point of view.

         The full text of Stifel Nicolaus' opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex VI to this Prospectus/Joint Proxy Statement and is incorporated herein by reference, and should be read in its entirety in connection with this Prospectus/Joint Proxy Statement. The summary of the opinion of Stifel Nicolaus set forth in this Prospectus/Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Stifel Nicolaus' opinion addresses the fairness of the Exchange Ratio applicable to the holders of GFCO Common Stock.

         Stifel Nicolaus' opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any holders of GFCO Common Stock as to how such holders of GFCO Common Stock should vote at the GFCO Special Meeting or as to any other matter.

         Stifel Nicolaus is familiar with GFCO, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Merger Agreement. In connection with its September 28, 1998 oral opinion and its written opinion dated the date hereof, Stifel Nicolaus reviewed, among other things: the Merger Agreement; the financial statements of GFCO included in its Annual Reports on Form 10-KSB for the five years ended June 30, 1997 and the financial statements of FFOH set forth in its Annual Reports on Form 10-K for the five years ended December 31, 1997; GFCO's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, December 31, 1997 and September 30, 1997, and FFOH's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998; certain internal financial analyses and forecasts for GFCO and FFOH prepared by their respective managements; and certain internal financial forecasts for GFCO and FFOH on a combined basis, giving effect to the Merger, prepared by the management of GFCO and the management of FFOH. Stifel Nicolaus conducted conversations with GFCO's senior management and FFOH's senior management regarding recent developments and managements' respective financial forecasts for GFCO and FFOH. In addition, Stifel Nicolaus spoke to members of GFCO's senior management and FFOH's senior management regarding factors which affect each entity's business. Stifel Nicolaus also compared certain financial and securities data of GFCO and FFOH with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Common Stock of GFCO and FFOH, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion. Stifel Nicolaus also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the commercial banking and thrift industries generally.

         In rendering its opinion, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel Nicolaus (including without limitation, projected cost savings and operating synergies resulting from the Merger), Stifel Nicolaus assumed, with GFCO's consent, that such forecasts were reasonably prepared and reflected the best currently available estimates and judgments of GFCO and FFOH as to the future operating and financial performance of GFCO and FFOH, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel Nicolaus could form its opinion. Stifel Nicolaus also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either GFCO or FFOH since the date of the last financial statements made available to it. Stifel Nicolaus also assumed, without independent verification and with GFCO's consent, that the aggregate allowances for loan losses set forth in the financial statements of GFCO and FFOH are adequate to cover all such losses. Stifel Nicolaus did not make or obtain any independent evaluation, appraisal or physical inspection of GFCO's or FFOH's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of GFCO or FFOH. Stifel Nicolaus assumed, with GFCO's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

         The financial forecasts furnished to Stifel Nicolaus for GFCO and FFOH and estimates of cost savings and operating synergies resulting from the Merger were prepared by the respective managements of each company and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, neither GFCO nor FFOH publicly discloses internal management forecasts, projections or estimates of the type furnished to Stifel Nicolaus in connection with its analysis of the financial terms of the Merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either GFCO or FFOH, including, without limitation, factors related to the integration of GFCO and FFOH and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

         In connection with rendering its September 28, 1998 oral opinion, Stifel Nicolaus performed a variety of financial analyses that are summarized below. The summary does not purport to be a complete description of such analyses. Stifel Nicolaus believes that its analyses and the following summary must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of GFCO or FFOH. Any estimates contained in Stifel Nicolaus' analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel Nicolaus' analyses was identical to GFCO or FFOH or the Merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other.

         The following is a summary of the financial analyses performed by Stifel Nicolaus in connection with providing its oral opinion on September 28, 1998. In connection with its written opinion dated as of the date of this Prospectus/Joint Proxy Statement, Stifel Nicolaus performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel Nicolaus did not utilize any methods of analysis in addition to those described.

         PRO FORMA EFFECT OF THE MERGER. Stifel Nicolaus reviewed certain estimated future operating and financial information developed by both GFCO and FFOH for the pro forma combined entity resulting from the Merger for the twelve month period ended December 31, 2000. Based on this analysis, Stifel Nicolaus compared GFCO's estimated future stand-alone per share earnings with such estimated figures for the pro forma combined entity for this twelve month period. Under this scenario the Merger is forecast to be accretive on an estimated pro forma basis with respect to GFCO's earnings per share by approximately 9.97%. This analysis did not purport to be indicative of actual future results. Stifel Nicolaus also reviewed certain historical financial information developed by both GFCO and FFOH for the pro forma combined entity resulting from the Merger for the period ended June 30, 1998. Based on this analysis, Stifel Nicolaus compared GFCO's stand-alone book value per share and tangible book value with such calculated amounts for the pro forma combined entity at June 30, 1998. Under this scenario, the Merger is accretive on a pro forma basis with respect to GFCO's book value per share by approximately 25.04% and to GFCO's tangible book value per share by approximately 15.84%.

         ANALYSIS OF BANK AND THRIFT MERGER TRANSACTIONS. Stifel Nicolaus analyzed certain information relating to recent transactions in the banking industry, consisting of 14 mergers of equals announced in the U.S. between January 1, 1995 and September 28, 1998 (the "Selected Transactions"). The Selected Transactions included the following parties (Survivor / Partner): Star Banc Corp. / Firstar Corp.; Norwest Corp. / Wells Fargo; First Hawaiian / Bank of the West; Citizens Bancshares / Mid Am, Inc.; Banc One Corp. / First Chicago NBD Corp.; NationsBank Corp. / BankAmerica Corp.; Travelers Group / Citicorp; Hudson Chartered Bancorp / Progressive Bank; Associated Banc-Corp / First Financial Corp.; Pinnacle Financial / Indiana Federal Corp.; Hinsdale Financial Corp. / Liberty Bancorp; Chemical Banking / Chase Manhattan Corp.; NBD Bancorp, Inc. / First Chicago Corp.; and Charter One Financial / FirstFed Michigan.

         Stifel Nicolaus compared certain terms of the Merger to the terms of the Selected Transactions. Such analysis indicated, among other things, that for the Selected Transactions the premium to market prices represented by the Exchange Ratio in such transactions ranged from approximately -3.0% to 44.1%, compared to a premium of 8.9% represented by the Exchange Ratio in the Merger. In addition, Stifel Nicolaus also noted the allocation of common stock ownership between the merging companies in the Selected Transactions ranged from approximately 40.4% / 59.6% to 53.1% / 46.9%, compared to 39.3% / 60.7% in the
Merger, and that the proposed
arrangements with respect to the composition of the board of directors and senior management of the combined company and certain other non-financial issues in the Merger were comparable to those of the Selected Transactions.

         COMPARISON OF SELECTED COMPANIES. Stifel Nicolaus reviewed and compared certain multiples and ratios relating to GFCO to the publicly available corresponding data for a peer group of selected thrifts which Stifel Nicolaus deemed to be relevant. The group of selected thrifts consisted of Camco Financial Corp., First Midwest Financial, Inc., Calumet Bancorp, Inc., Citizens First Financial Corp., Emerald Financial Corp., FFOH, North Central Bancshares, First Northern Capital Corp., Home Bancorp, HMN Financial, Inc, and Industrial Bancorp, Inc. (the "Comparable Companies"). Stifel Nicolaus presented a comparison of GFCO on the basis of various financial ratios and other indicators including, among other things, market price to earnings per share ("EPS") based on GAAP EPS ratios for the latest twelve months, fiscal 1998 and fiscal 1999, historical price to stated book and tangible stated book values. Stifel Nicolaus compared estimated ratios of price to GAAP EPS for calendar 1998 and calendar 1999 for GFCO based on management's estimated earnings per share. The price to GAAP EPS ratio for the latest twelve months for GFCO and the median of the Comparable Companies were 15.73x and 15.63x, respectively. The price to GAAP EPS ratio for calendar 1998 for GFCO and the median of the Comparable Companies were 14.72x and 15.24x, respectively. The price to GAAP EPS ratio for calendar 1999 for GFCO and the median of the Comparable Companies were 12.85x and 13.60x respectively. The price to book value ratio for GFCO and the median of the Comparable Companies were 142.6% and 109.8%, respectively. The price to tangible book value ratio for GFCO and the median of the Comparable Companies were 143.7% and 122.9% respectively. This analysis did not purport to reflect the prices at which shares of GFCO Common Stock may trade.

         PRESENT VALUE ANALYSIS. Applying discounted cash flow analysis to the theoretical future earnings and dividends of GFCO and FFOH, Stifel Nicolaus compared the calculated value of a share of GFCO common stock to the calculated value of a share of the combined entity. The analysis was based upon a range of projected earnings growth rates (consistent with management's estimates), current dividend rates, a range of assumed price/earnings ratios, and a 10%-14% discount rate. Stifel Nicolaus selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for GFCO and other thrifts. The stand-alone present value of GFCO Common Stock calculated on this basis ranged from $13.98 to $21.72 per share. The present value of one share in the combined entity under the terms of the Merger Agreement calculated on this basis, assuming estimated synergies are recognized fully in 2000, ranged from $15.22 to $23.71.

         DISCOUNTED CASH FLOW ANALYSIS-GFCO. Using a discounted cash flow ("DCF") analysis, Stifel Nicolaus estimated the net present value of the future streams of after-tax cash flow that GFCO could produce to benefit shareholders ("Dividendable Net Income"). In this analysis, Stifel Nicolaus assumed that GFCO would perform in accordance with management estimates and calculated assumed after-tax distributions to shareholders such that GFCO's common equity ratio would be maintained at 6.5 percent of assets. Stifel Nicolaus calculated the sum of (1) the estimated terminal values per share of GFCO Common Stock based on assumed multiples to GFCO's projected 2004 earnings ranging from 17.8x to 25.2x, plus (2) the assumed 1999 - 2003 Dividendable Net Income streams per share, in each case discounted to present values at assumed discount rates ranging from 10.0% to 14.0%. This DCF analysis indicated an implied equity value reference range of $19.62 to $29.25 per share of GFCO Common Stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of GFCO Common Stock may trade. A DCF analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and revenue enhancements, earnings growth rates, dividend payout rates, terminal values and discount rates.

         DISCOUNTED CASH FLOW ANALYSIS-COMBINED. Using a DCF analysis, Stifel Nicolaus estimated the net present value of the future streams of Dividendable Net Income that the combined entity could produce to benefit shareholders. In this analysis, Stifel Nicolaus assumed that the combined entity would perform in accordance with management estimates and calculated assumed after-tax distributions to shareholders such that the combined entity's common equity ratio would be maintained at 6.5 percent of assets. Additionally, Stifel Nicolaus assumed certain cost savings and revenue enhancements estimated by GFCO and FFOH to result from the Merger, and Stifel Nicolaus adjusted the combined entity's pre-merger equity by the amount of the estimated after-tax restructuring charge estimated by GFCO and FFOH to result from the Merger. Stifel Nicolaus calculated the sum of (1) the estimated terminal values per share of the GFCO Common Stock based on assumed multiples to the combined entity's projected 2004 earnings ranging from 17.8x to 25.2x, plus (2) the assumed 1999 - 2003 Dividendable Net Income streams per share, in each case discounted to present values at assumed discount rates ranging from 10.0% to 14.0%. This DCF analysis indicated an implied equity value reference range of $22.87 to $33.00 per share of GFCO Common Stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of the combined entity's Common Stock may trade. A DCF analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and revenue enhancements, earnings growth rates, dividend payout rates, terminal values and discount rates.

         CONTRIBUTION ANALYSIS. Stifel Nicolaus reviewed certain financial information for GFCO and FFOH for the six month period ended June 30, 1998, including net interest income before and after provision for loan losses, net income before preferred dividends and extraordinary items, total assets, loans, total deposits and total equity and compared the percentage contribution of GFCO to the pro forma combined figures for GFCO and FFOH and to the percentage of total outstanding FFOH Common Stock that would be owned by the GFCO stockholders as a result of the Merger. The contribution analysis showed that GFCO would contribute 39.0% of pro forma combined net interest income before provision for loan losses, 38.1% of pro forma combined net interest income after provision for loan losses, 38.1% of pro forma combined net income before preferred dividends and extraordinary items, 36.3% of pro forma combined total assets, 38.2% of pro forma combined loans, 34.5% of pro forma combined total deposits, and 30.7% of pro forma combined total equity while receiving 39.3% of the outstanding shares in the combined institution. Ownership figures are based on the proposed Exchange Ratio.

         No company or transaction used in the above analyses as a comparison is identical to FFOH, GFCO, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

         As described above, Stifel Nicolaus' oral opinion was among the many factors taken into consideration by the GFCO Board in making its determination to approve the Merger.

         Pursuant to the terms of Stifel Nicolaus' engagement, GFCO has agreed to pay Stifel Nicolaus a cash fee of $25,000 upon the execution of the engagement letter, a cash fee of $56,250 upon the delivery of the oral fairness opinion, a cash fee of $56,250 at the time of mailing of the Prospectus/Joint Proxy Statement and a cash fee of $112,500 upon closing of the transaction. GFCO has also agreed to reimburse Stifel Nicolaus for certain out-of-pocket expenses and has agreed to indemnify Stifel Nicolaus, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

         In the ordinary course of its business, Stifel Nicolaus actively trades equity securities of GFCO and FFOH for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         FFOH. Pursuant to an engagement letter dated as of August 10, 1998 (the "Sandler O'Neill Agreement"), FFOH retained Sandler O'Neill as an independent financial advisor in connection with FFOH's consideration of a possible business combination with GFCO. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

         Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to FFOH in connection with the Merger. In connection therewith, the FFOH Board requested Sandler O'Neill to render its opinion as to the fairness of the Exchange Ratio to the shareholders of FFOH Common Stock from a financial point of view. On September 28, 1998, Sandler O'Neill delivered to the FFOH Board its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to the holders of shares of FFOH Common Stock from a financial point of view. Sandler O'Neill has also delivered to the FFOH Board a written opinion, dated the date of this Prospectus/Joint Proxy Statement (the "Sandler O'Neill Fairness Opinion"), which is substantially identical to the September 28, 1998 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS

CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED AS ANNEX VII TO THIS PROSPECTUS/JOINT PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX VII. FFOH'S SHAREHOLDERS ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

         THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO THE FFOH BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO HOLDERS OF SHARES OF FFOH COMMON STOCK. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF FFOH TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF FFOH COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FFOH SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

         In connection with rendering its September 28, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of all the analyses underlying the Sandler O'Neill Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of FFOH, GFCO and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of FFOH, GFCO or Sandler O'Neill assumes responsibility for their accuracy.

         SUMMARY OF PROPOSAL. Sandler O'Neill reviewed the financial terms of the proposed transaction. Sandler O'Neill noted that the negotiated Exchange Ratio was designed to approximate a market for market exchange of common stock. Based on the closing price of FFOH Common Stock on September 25, 1998 of $13.25 and an Exchange Ratio of 1.50, Sandler O'Neill calculated an implied transaction value per share of GFCO of $19.875. The closing bid, ask and last sale prices of GFCO Common Stock on September 25, 1998 were $18.50, $21.75 and $18.25, respectively.

         STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of FFOH Common Stock and GFCO Common Stock, and the relationship between the movements in the prices of FFOH Common Stock and GFCO Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index (the "S&P Index"), the Nasdaq Bank Index (the "Bank Index") and a selected composite group of publicly traded savings institutions (identified below). During the one-year period ended September 25, 1998, the FFOH Common Stock underperformed each of the indices to which it was compared and the GFCO Common Stock outperformed each of the indices to which it was compared.

         COMPARABLE COMPANY ANALYSIS. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for FFOH, GFCO and two groups of selected institutions. The first group consisted of FFOH and GFCO and the following seventeen publicly traded Ohio savings institutions (the "Regional Group"): Emerald Financial Corp., Camco Financial Corp., First Defiance Financial, PVF Capital Corp., Enterprise Federal Bancorp, Industrial Bancorp Inc., Winton Financial Corp., Western Ohio Financial Corp., OHSL Financial Corp., First Franklin Corp., Milton Federal Financial Corp., First Federal Bancorp Inc., Wood Bancorp Inc., Potters Financial Corp., Westwood Homestead Fin. Corp., ASB Financial Corp., and Delphos Citizens Bancorp, Inc. Sandler O'Neill also compared FFOH and GFCO to a group of eleven publicly traded savings institutions which had a return on average equity (based on last twelve months' earnings) of greater than 15.0% and a price to tangible book value of greater than 180% (the "Highly Valued Group"). The Highly Valued Group included People's Bancshares Inc., CFSB Bancorp Inc., Home Federal Bancorp, MetroWest Bank, Coastal Financial Corp., Lakeview Financial Corp., Highland Bancorp Inc., First Citizens Corp., Warren Bancorp Inc., Ipswich Savings Bank and Crusader Holding Corp. The analysis compared publicly available financial information for FFOH and GFCO and the median data for each of the Regional Group and the Highly Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended June 30, 1998.

         DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of FFOH through 2002 under various circumstances, assuming FFOH performed in accordance with earnings forecasts of its management and certain variations thereof. To approximate the terminal value of FFOH Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 10x to 28x and applied multiples of tangible book value ranging from 100% to 280%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of FFOH Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of FFOH Common Stock of between $7.40 and $22.25 when applying the price to earnings multiples, and an imputed range of values per share of FFOH Common Stock of between $9.16 and $28.28 when applying multiples of tangible book value.

         Sandler O'Neill also performed a similar analysis which estimated the future stream of after-tax dividend flows of GFCO through the year 2002 under various circumstances, assuming GFCO performed in accordance with earnings forecasts of its management and certain variations thereof. To approximate the terminal value of GFCO Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 10x to 28x and applied multiples of tangible book value ranging from 100% to 280%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of GFCO Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of GFCO Common Stock of between $11.37 and $34.58 when applying the price to earnings multiples, and an imputed range of values per share of GFCO Common Stock of between $11.34 and $34.46 when applying multiples of tangible book value.

         In connection with the above analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio) would have on the resulting present values. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

         PRO FORMA MERGER ANALYSIS. Sandler O'Neill analyzed certain potential pro forma effects of the Merger on the combined company, based upon an Exchange Ratio of 1.50, FFOH's and GFCO's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the Merger, charges associated with the Merger, operating efficiencies and other adjustments discussed with the senior managements of FFOH and GFCO. This analysis indicated that the Merger would be significantly accretive to FFOH's earnings per share in all periods analyzed and dilutive to tangible book value per share of FFOH's Common Stock in all periods analyzed. This analysis also indicated that, from a GFCO shareholder's perspective, the Merger would be accretive to earnings per share and tangible book value per share in all periods analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

         CONTRIBUTION ANALYSIS. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total securities, total net loans, total deposits, total borrowings, total equity and last twelve months ("LTM") net income to be made by FFOH and GFCO to the combined institution based on data at and for the twelve months ended June 30, 1998. This analysis indicated that GFCO's implied contribution was 36.3% of total assets, 25.5% of total securities, 38.2% of total net loans, 34.5% of total deposits, 53.5% of total borrowings, 30.7% of total equity, and 36.1% of LTM net income. Based upon an Exchange Ratio of 1.50, holders of the GFCO Common Stock would own approximately 39.3% of the outstanding shares of the combined institution.

         In connection with rendering its September 28, 1998 opinion, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto; (ii) the Stock Option Agreements; (iii) certain publicly available financial statements of FFOH and other historical financial information provided by FFOH that Sandler O'Neill deemed relevant; (iv) certain publicly available financial statements of GFCO and other historical financial information provided by GFCO that Sandler O'Neill deemed relevant; (v) certain financial analyses and forecasts of FFOH prepared by and reviewed with management of FFOH and the views of senior management of FFOH regarding FFOH's past and current business, operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of GFCO prepared by and reviewed with management of GFCO and the views of senior management of GFCO regarding GFCO's past and current business, operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for FFOH's and GFCO's Common Stock, including a comparison of certain financial and stock market information for FFOH and GFCO with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

         In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its September 28, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

         In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FFOH or GFCO or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of FFOH or GFCO, nor has it reviewed any individual credit files relating to FFOH or GFCO. With FFOH's consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both FFOH and GFCO are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of FFOH or GFCO. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of FFOH and GFCO and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

         Sandler O'Neill's opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler O'Neill also assumed, with FFOH's consent, that there has been no material change in FFOH's and GFCO's assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements made available to them, that FFOH and GFCO will remain as going concerns for all periods relevant to its analyses, and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

         Under the Sandler O'Neill Agreement, FFOH paid Sandler O'Neill a retainer fee of $25,000 and will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial part of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, FFOH will pay Sandler O'Neill a transaction fee of $225,000, of which $56,250 has been paid and the balance of which will be paid when the Merger is consummated. FFOH has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

         In the ordinary course of its business as a broker-dealer, Sandler O'Neill may buy securities from and sell securities to FFOH and GFCO. In addition, Sandler O'Neill may actively trade the equity securities of FFOH and GFCO for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EXCHANGE OF GFCO COMMON STOCK CERTIFICATES

         At the Effective Time, each holder of a certificate or certificates evidencing issued and outstanding shares of GFCO Common Stock shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of FFOH Common Stock into which the shares of GFCO Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted by virtue of the Merger. As promptly as practicable after the Effective Time, an agent duly appointed by FFOH (the "Exchange Agent") shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of GFCO Common Stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing FFOH Common Stock. Upon surrender to the Exchange Agent of one or more certificates evidencing shares of GFCO Common Stock, together with a properly completed and executed letter of transmittal, the Exchange Agent will mail to the holder thereof after the Effective Time a certificate or certificates representing the number of full shares of

FFOH Common Stock into which the aggregate number of shares of GFCO Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement. FFOH shall be entitled, after the Effective Time, to treat certificates representing shares of GFCO Common Stock as evidencing ownership of the number of full shares of FFOH Common Stock into which the shares of GFCO Common Stock represented by such certificates shall have been converted pursuant to the Merger Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         After the Effective Time, there shall be no further transfer on the records of GFCO of certificates representing shares of GFCO Common Stock. If any such certificates are presented to GFCO or the transfer agent for the GFCO Common Stock for transfer after the Effective Time, they shall be canceled against delivery of certificates for FFOH Common Stock in accordance with the Merger Agreement.

         No dividends which have been declared on the FFOH Common Stock will be remitted to any person entitled to receive shares of FFOH Common Stock under the Merger Agreement until such person surrenders his or her certificate or certificates representing shares of GFCO Common Stock in exchange for a certificate or certificates evidencing shares of FFOH Common Stock, at which time such dividends shall be remitted to such person, without interest.

         No fractional shares of FFOH Common Stock shall be issued in the Merger to holders of shares of GFCO Common Stock. Each holder of shares of GFCO Common Stock who otherwise would have been entitled to a fraction of a share of FFOH Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of GFCO Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price per share of the FFOH Common Stock on the Nasdaq National Market on the business day preceding the Effective Time.

ASSUMPTION OF GFCO STOCK OPTIONS

         At the Effective Time, each option to purchase GFCO Common Stock which is outstanding pursuant to GFCO's Stock Option and Incentive Plan (a "GFCO Option") which is then outstanding, whether or not exercisable, shall be converted automatically into an option to purchase shares of FFOH Common Stock. FFOH shall assume each GFCO Option, in accordance with the terms of GFCO's Stock Option and Incentive Plan and stock option agreement by which it is evidenced, including without limitation all such terms pertaining to the acceleration and vesting of the holder's exercise rights thereunder, except that from and after the Effective Time, (i) FFOH and the FFOH Board or a duly authorized committee thereof shall be substituted for GFCO and the GFCO Board or duly authorized committee thereof administering the GFCO Stock Option and Incentive Plan, (ii) each GFCO Option assumed by FFOH may be exercised solely for shares of FFOH Common Stock, (iii) the number of shares of FFOH Common Stock subject to such GFCO Option shall be equal to the number of shares of GFCO Common Stock subject to such GFCO Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of FFOH Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such GFCO Option shall be adjusted by dividing the per share exercise price under each such GFCO Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses
(iii) and (iv) of the preceding sentence, each GFCO Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). FFOH also has agreed to register the shares of FFOH Common Stock issuable upon exercise of the foregoing FFOH stock options under the Securities Act of 1933, as amended (the "Securities Act").

CONDITIONS TO THE MERGER

         The Merger Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions: (i) all corporate action (including without limitation approval by the requisite votes of the respective shareholders of FFOH and GFCO) necessary to authorize the execution and delivery of the Merger Agreement and the Agreement of Merger, dated as of September 28, 1998, between Fidelity Bank and Centennial Bank (the "Bank Merger Agreement"), and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger and the Bank Merger by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Merger Agreement to FFOH and GFCO that had such condition or requirement been known neither FFOH nor GFCO, in its reasonable judgment, would have entered into the Merger Agreement;
(iii) the receipt of the approval or consent of each person (other than a regulatory authority) whose approval or consent is required in connection with the Merger or the Bank Merger under any agreement to which FFOH, GFCO or any of their respective subsidiaries is bound, except as otherwise contemplated by the Merger Agreement; (iv) none of FFOH or GFCO or their respective subsidiaries shall be subject to any statute, rule, regulation, order or decree which prohibits, restricts or makes illegal the consummation of the Merger or the Bank Merger; (v) the Registration Statement of which this Prospectus/Joint Proxy Statement is a part shall have become effective under the Securities Act, and FFOH shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue FFOH Common Stock in connection with the Merger, and neither such Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (vi) the shares of FFOH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market; (vii) the receipt of a letter from FFOH's and GFCO's independent public accountants, dated as of the Effective Time, to the effect that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles; and

(viii) the absence of any pending proceeding by a regulatory authority to seek an order, injunction or decree which prevents consummation of the Merger or the Bank Merger.

         In addition to the foregoing conditions, the obligations of FFOH and FAC under the Merger Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Merger Agreement and as of the Effective Time of the representations and warranties of GFCO set forth in the Merger Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Merger Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by GFCO; (iii) the receipt of a certificate from specified officers of GFCO with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Merger Agreement; (iv) the receipt of an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and with respect to certain related federal income tax considerations; and (v) the receipt by FFOH of such certificates of GFCO's officers or others and such other documents to evidence fulfillment of the conditions relating to GFCO as FFOH may reasonably request. Any of the foregoing conditions may be waived by FFOH.

         In addition to the other conditions set forth above, GFCO's obligations under the Merger Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Merger Agreement and as of the Effective Time of the representations and warranties of FFOH and FAC set forth in the Merger Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Merger Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by FFOH and FAC; (iii) the receipt of a certificate from specified officers of FFOH and FAC with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Merger Agreement; (iv) the receipt of an opinion of counsel to GFCO to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and with respect to certain related federal income tax considerations (see "-Certain Federal Income Tax Consequences"); and (v) the receipt by GFCO of such certificates of FFOH's and/or FAC's officers or others and such other documents to evidence fulfillment of the conditions relating to them as GFCO may reasonably request. Any of the foregoing conditions may be waived by GFCO.

REGULATORY APPROVALS

         In order to consummate the Merger and the Bank Merger, FFOH and GFCO must obtain the prior consent and approval, as applicable, of the OTS, the FDIC and the Division.

         The Merger is subject to the prior approval of the OTS under the Home Owners' Loan Act, as amended ("HOLA"), and the Bank Merger is subject to the prior approval of the FDIC under the Bank Merger Act ("BMA") provisions of the Federal Deposit Insurance Act. Pursuant to the applicable provisions of the HOLA and the BMA, the OTS may not approve the Merger and the FDIC may not approve the Bank Merger if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the OTS or the FDIC, as applicable, finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, each of the OTS and the FDIC is required to consider whether the financial and managerial resources of the acquiring savings and loan holding company and acquiring savings institution are adequate (including consideration by a variety of means of the competence, experience and integrity of the applicant's directors, officers and principal shareholders and compliance with, among other things, fair lending laws). Each of the OTS and the FDIC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

         Each of the HOLA and the BMA provides that a transaction approved by the applicable federal banking agency generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the relevant agency otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the federal banking agency unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

         The approval of the Division also is required for consummation of the Merger. Under Ohio law, the Division shall not approve an application for such a transaction unless it determines, after a consideration of all relevant evidence, that the rights of all interested parties are protected. The factors to be considered by the Division in this regard are substantially similar to those to be considered by the OTS and the FDIC, as discussed above.

         Applications have been filed with applicable regulatory authorities for approval of the Merger and the Bank Merger. Although neither FFOH nor GFCO is aware of any basis for disapproving the Merger and the Bank Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Merger Agreement to FFOH and GFCO that, had such condition or requirement been known, neither FFOH nor GFCO, in its reasonable judgment, would have entered into the Merger Agreement. If any such condition or requirement is imposed, the Merger Agreement permits the Boards of Directors of FFOH and GFCO to terminate the Merger Agreement.

BUSINESS PENDING THE MERGER

         The Merger Agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the Merger. Pending consummation of the Merger, FFOH, GFCO and their respective subsidiaries generally are required to conduct their respective businesses in the ordinary course consistent with past practice and to use all reasonable efforts to preserve their respective business organizations intact. In addition, FFOH and GFCO shall not, and shall cause each of its respective subsidiaries not to, among other things, declare any dividend on its capital stock, except (i) in the case of GFCO, quarterly cash dividends on the GFCO Common Stock which are not in excess of $.11 per share, provided that the declaration of the last quarterly dividend by GFCO prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of, FFOH so as to preclude any duplication of dividend benefit and be consistent with pooling of interests accounting treatment of the Merger and (ii) in the case of FFOH, quarterly cash dividends on the FFOH Common Stock which are not in excess of $.09 per share; issue any shares of its capital stock or rights to acquire the same, other than upon exercise of outstanding options and pursuant to the respective Stock Option Agreements; effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; take specified actions with respect to its business, including without limitation increase the rate of compensation of its directors, officers or employees, enter into or modify any employee benefit plan, change its methods of accounting or tax reporting, purchase or sell assets, make capital expenditures, enter into contracts with respect to branch offices, acquire any business or entity, enter into any new line of business, enter into futures, options and similar contracts, and enter into any agreement granting any preferential right or requiring any consent with respect to the purchase of its assets, except in the case of each of the foregoing as permitted by the Merger Agreement; amend its articles and bylaws (or other governing instruments); take any action that would prevent or impede the Merger from qualifying for pooling of interests accounting or as a reorganization under the Code; take any action that would result in any of its representations and warranties not being true and correct in any material respect at or prior to the Effective Time or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied; or agree to do any of the foregoing.

NO SOLICITATION

         Pursuant to the Merger Agreement, neither GFCO nor FFOH shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its subsidiaries, other than as contemplated by the Merger Agreement, provided, however, that the Board of Directors of GFCO or FFOH, on behalf of GFCO and FFOH, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of GFCO and FFOH has agreed to promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as to instruct its and its subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by the above-described restrictions.

EFFECTIVE TIME OF THE MERGER

         The Merger shall become effective upon the filing of (i) a certificate of Merger with the Secretary of State of the State of Ohio pursuant to the Ohio General Corporation Law ("OGCL") and (ii) a certificate of Merger with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"), unless a later date and time is specified as the effective time (the "Effective Time") in such certificates of Merger (collectively, the "Certificates of Merger"). Certificates of Merger will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Merger Agreement by the requisite votes of the shareholders of GFCO and FFOH and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger forth in the Merger Agreement.

         A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

TERMINATION AND AMENDMENT

         The Merger Agreement may be terminated (i) by mutual consent of the parties; (ii) by a non-breaching party if the other party (a) breaches any material covenants or undertakings contained in the Merger Agreement or (b) materially breaches any representations or warranties contained in the Merger Agreement, in each case if such breach has not been cured within thirty days after notice thereof from the terminating party; (iii) by either party if certain required regulatory approvals or consents for consummation of the Merger and the Bank Merger are not obtained; (iv) by either party if the shareholders of FFOH or GFCO do not approve the Merger Agreement after a vote taken thereon at a meeting duly called for such purpose; (v) by either FFOH or GFCO if the Merger is not consummated by June 30, 1999, unless the failure to consummate the Merger is due to a breach by the party seeking such termination of its obligations under the Merger Agreement; and (vi) by FFOH if the GFCO Board has withdrawn, modified or changed in a manner adverse to FFOH its recommendation to its shareholders to approve the Merger Agreement, or by GFCO if the FFOH Board has withdrawn, modified or changed in a manner adverse to GFCO its recommendation to its shareholders to approve the Merger Agreement.

         In the event of termination, the Merger Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

         To the extent permitted under applicable law, the Merger Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of FFOH or GFCO, provided that after any such approval the Merger Agreement may not be amended or supplemented in a manner which reduces the amount or changes the form of the consideration to be received by GFCO's shareholders or otherwise materially adversely affects GFCO shareholders without further approval by those shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain directors and executive officers of GFCO may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The GFCO Board was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Election of Directors. Pursuant to the Merger Agreement, FFOH has agreed that effective as of the Effective Time, (i) Paul D. Staubach shall resign as a director of FFOH, (ii) the number of directors of FFOH shall be increased by four and (iii) Robert R. Sudbrook, Edgar A. Rust, Daniel W. Geeding, Kenneth C. Lichtendahl and John L. Torbeck (each of whom is currently a director of GFCO) shall be elected directors of FFOH. In addition, pursuant to the Merger Agreement, the directors of FFOH as of the Effective Time shall also serve as directors of Centennial Bank. Furthermore, pursuant to the Merger Agreement, FFOH has agreed that effective as of the Effective Time, Ronald L. Goodfellow, Albert W. Moeller, John P. Torbeck and Milton L. Van Schoik (each of whom is currently a director of GFCO) shall become directors emeritus of FFOH for a term of 35 months and in which capacity they will receive a fee for their service as directors emeritus of $1,000 per month.

         Management. Pursuant to the Merger Agreement and effective as of the Effective Time, Robert R. Sudbrook, the current President and Chief Executive Officer of GFCO, shall be elected as President and Chief Executive Officer of FFOH and Chairman of the Board and Chief Executive Officer of Centennial Bank, and John R. Reusing, the current Chairman of the Board, President and Chief Executive officer of FFOH, shall be elected as Chairman of the Board of FFOH and President of Centennial Bank.

         Existing Employment and Severance Agreements. Centennial Bank and Robert R. Sudbrook have entered into an employment agreement, dated as of July 22, 1997, which provides, among other things, that in the event that, in connection with or within one year of a "change in control," as defined, of Centennial Bank, Centennial Bank terminates Mr. Sudbrook for any reason other than for just cause or causes a material reduction in Mr. Sudbrook's responsibilities, authority, compensation or other benefits, then Mr. Sudbrook will be entitled to receive a severance payment equal to three times his average annual compensation. Consummation of the Merger will constitute a change in control for purposes of the employment agreement. Centennial Bank has also entered into letter agreements with Gregory P. Niesen, Jennifer D. Mohr and Elaine M. Schmidt, which provide, among other things, that in the event of a sale, merger or similar transaction which results in the elimination of the respective officer's position, each such officer would be entitled to receive severance pay amounting to one year's salary (six month's salary in the case of Ms. Mohr).

         Stock Options and Restricted Stock. Pursuant to the Centennial Bank Bank Incentive Plan and GFCO Stock Option and Incentive Plan, certain directors and executive officers of GFCO have been granted restricted stock and options which vest over specified periods. All options and shares of restricted stock under the Centennial Bank Bank Incentive Plan and GFCO Stock Option and Incentive Plan which are outstanding as of the Effective Time of the Merger shall become immediately fully vested on such date. At the GFCO Record Date, Mr. Sudbrook held an aggregate of 14,700 shares of restricted GFCO Common Stock and the directors and executive officers of GFCO held GFCO Options to purchase an aggregate of 49,006 shares of GFCO Common Stock.

         Indemnification and Insurance. Pursuant to the Merger Agreement, FFOH has agreed to indemnify and hold harmless each present and former director, officer and employee of GFCO or a GFCO subsidiary determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties would be entitled under the Certificate of Incorporation or Bylaws of GFCO, or equivalent documents of any GFCO subsidiary, as applicable, or applicable law, or any agreement, arrangement or understanding disclosed by GFCO to FFOH pursuant to the Merger Agreement, in each case as in effect on the date of the Merger Agreement.

         Pursuant to the Merger Agreement, FFOH also agreed to maintain GFCO's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by GFCO for a period of three years following the Effective Time, subject to a cost limitation set forth in the Merger Agreement.

         Other than as set forth above, no director or executive officer of GFCO has any direct or indirect material interest in the Merger, except insofar as ownership of GFCO Common Stock might be deemed such an interest. See "The Special Meetings - Certain Beneficial Owners of GFCO Common Stock."

AMENDMENT OF THE ARTICLES OF INCORPORATION AND BYLAWS OF FFOH

         Pursuant to the Merger Agreement, FFOH has agreed to take all steps necessary (including obtaining the requisite approval of FFOH's shareholders) to amend its Articles of Incorporation in order to provide that a majority of the issued and outstanding shares of FFOH may approve (i) an agreement of merger or consolidation providing for the proposed merger or consolidation of FFOH with or into one or more other corporations or (ii) a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval. Pursuant to this Prospectus/Joint Proxy Statement, FFOH is soliciting approval of its shareholders to amend its Articles of Incorporation in the foregoing manner. See "Amendment to FFOH's Articles of Incorporation." In addition, pursuant to the Merger Agreement, FFOH has agreed to amend its Bylaws to provide that the following actions must be approved by not less than two-thirds of the authorized number of directors of
FFOH:

         (i) the hiring, termination, demotion, replacement, change of duties or reduction of compensation of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, a Senior Vice President or an Executive Vice President of FFOH, other than the changes contemplated by the Merger Agreement;

         (ii) a change in the number of directors or filling any vacancy on the FFOH Board, regardless of how such vacancy is created;

         (iii) approval of, or recommendation to the shareholders of the approval of, any merger, consolidation, combination, control share acquisition or majority share acquisition to which FFOH is a party or any sale or other transfer of all or substantially all of the assets of FFOH;

         (iv) approval of, or recommendation to the shareholders of FFOH of the approval of, any amendment to the Articles of Incorporation, Code of Regulations or Bylaws of FFOH; or

         (v) the appointment of directors to committees of the FFOH Board, any change in the members of any committee of the FFOH Board, the filling of any vacancies with respect to any committees of the FFOH Board and the discharge of any committee of the FFOH Board.


CERTAIN EMPLOYEE MATTERS

         Prior to the Effective Time, FFOH shall take all reasonable action so that employees of GFCO and its subsidiaries shall be entitled to participate in the FFOH employee benefit plans of general applicability to the same extent as similarly-situated employees of FFOH and its subsidiaries. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the FFOH employee benefit plans, FFOH and the FFOH employee benefit plans shall recognize years of service with GFCO, any GFCO subsidiary or any predecessor thereof or entity acquired by GFCO or a GFCO subsidiary as such service is recognized by and reflected on the records of GFCO and the GFCO employee benefit plans.

         All employees of GFCO or Centennial Bank as of the Effective Time shall become employees of FFOH or remain employees of Centennial Bank as of the Effective Time, provided that FFOH or a FFOH subsidiary shall have no obligation to continue the employment of any such person and nothing contained in the Merger Agreement shall give any employee of GFCO or any GFCO subsidiary a right to continuing employment with FFOH or a FFOH subsidiary after the Effective Time.

         Pursuant to the Merger Agreement, the parties have agreed to either terminate or merge GFCO's ESOP and 401(k) profit sharing plan with the comparable FFOH plans.

RESALE OF FFOH COMMON STOCK

         The FFOH Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any GFCO shareholder who may be deemed to be an affiliate of FFOH for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of GFCO for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) FFOH or GFCO at the time of the GFCO Special Meeting or
(ii) FFOH at or after the Effective Time.

         Rules 144 and 145 will restrict the sale of FFOH Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the year following the Effective Time, those persons who are Affiliates of GFCO at the time of the Special Meeting, provided they are not Affiliates of FFOH at or following the Effective Time, may publicly resell any FFOH Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of FFOH Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to FFOH as required by Rule 144. Persons who are Affiliates of FFOH after the Effective Time may publicly resell the FFOH Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

         The ability of Affiliates to resell shares of FFOH Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FFOH having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell FFOH Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. Neither the Registration Statement of which this Prospectus/Joint Proxy Statement is a part nor this Prospectus/Joint Proxy Statement cover any resales of FFOH

Common Stock received by persons who may be deemed to be Affiliates of FFOH or GFCO in the Merger.

         Guidelines of the SEC regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate further that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

         Each of FFOH and GFCO has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who may be deemed to be an Affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for pooling of interests accounting treatment) of such party to deliver to FFOH a letter agreement intended to preserve the ability to treat the Merger as a pooling of interests and, in the case of Affiliates of GFCO, to ensure compliance with the Securities Act. See "- Letter Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         General. The following is a summary description of certain federal income tax consequences of the Merger to shareholders of GFCO. The federal income tax laws are complex and the tax consequences of the Merger may vary depending upon each shareholder's individual circumstances or tax status. Accordingly, this summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns some FFOH Common Stock, is not a U.S. citizen, is a tax-exempt entity, is a financial institution or an insurance company, is an individual who acquired GFCO Common Stock pursuant to an employee stock option or right or otherwise as compensation, or who or which exercises some form of control over GFCO. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. This summary is based on laws, regulations, rulings and judicial decisions as in effect on the date of this Prospectus/Joint Proxy Statement, without consideration of the particular facts or circumstances of any holder of GFCO Common Stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this summary would not be different.

         CONSEQUENTLY, EACH SHAREHOLDER OF GFCO IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC FEDERAL AND ANY FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER APPLICABLE TO SUCH SHAREHOLDER.

         The Merger. GFCO has received an opinion from Vorys, Sater, Seymour and Pease LLP, special counsel to GFCO, which is based on facts, representations and assumptions that were provided by GFCO and FFOH and that are consistent with the facts that GFCO and FFOH believe will be existing as of the Effective Time. On the basis of such facts, representations and assumptions, Vorys, Sater, Seymour and Pease LLP has opined that for federal income tax purposes: (i) the Merger, when consummated in accordance with the terms of the Merger Agreement and certain related documentation, will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by shareholders of GFCO upon the exchange of their GFCO Common Stock solely for shares of FFOH Common Stock pursuant to the Merger, except in respect of cash received in lieu of a fractional share interest in FFOH Common Stock; (iii) the basis of the FFOH Common Stock received by a GFCO shareholder receiving solely FFOH Common Stock will be the same as his or her basis in the GFCO Common Stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received (as described below); and (iv) the holding period of the shares of FFOH Common Stock received by a GFCO shareholder receiving solely FFOH Common Stock will include the period during which such GFCO shareholder held the GFCO Common Stock surrendered in exchange therefor, provided the surrendered GFCO Common Stock was held by such shareholder as a capital asset at the Effective Time.

         For federal income tax purposes, cash received by a holder of GFCO Common Stock in lieu of a fractional share interest in FFOH Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of GFCO Common Stock allocable to such fractional share interest. Such gain or loss should be long-term capital gain or loss if such share of GFCO Common Stock is held as a capital asset and has been held for more than one year at the Effective Time. Generally, any long-term capital gain resulting from the receipt of cash by a holder of GFCO Common Stock in lieu of a fractional share of FFOH Common Stock will be taxed at a maximum rate of 20% if, at the Effective Time, such share of GFCO Common Stock had been held for one year.

         A holder of FFOH Common Stock who exercises dissenters' rights under applicable Ohio law and who receives a cash payment of the fair value of the holder's shares of FFOH Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318 of the Code. In general, if the shares of FFOH Common Stock are held by the holder as a capital asset at the Effective Time, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such holder owns, either actually or constructively, any other FFOH Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder of FFOH Common Stock who contemplates exercising dissenters' rights should consult his or her own tax advisor as to the federal and other tax consequences of such actions, including the possibility that the payment will be treated as dividend income.

         Closing Opinions. It is a condition precedent to the obligation of GFCO to effect the Merger that GFCO receive an opinion from Vorys, Sater, Seymour and Pease LLP, dated as of the Effective Time, with respect to certain federal income tax consequences of the Merger, which opinion in general will address the consequences described under the subheading "- The Merger" above. It is also a condition precedent to the obligation of FFOH to effect the Merger that FFOH receive an opinion from Elias, Matz, Tiernan & Herrick L.L.P., special counsel to FFOH, dated as of the Effective Time, to the effect that each of the Merger and the Bank Merger will constitute a reorganization within the meaning of
Section 368 of the Code. Each of such opinions will be based upon facts existing at the Effective Time, and in rendering such opinions counsel will require and rely upon facts, representations and assumptions that will be provided by FFOH, GFCO and others.

ACCOUNTING TREATMENT OF THE MERGER

         It is expected that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles, and it is a condition to the obligations of FFOH, FAC and GFCO to consummate the Merger that FFOH and GFCO receive a letter, dated the Effective Time, from FFOH's and GFCO's independent public accountants to the effect that the Merger qualifies for such accounting treatment. See "The Merger- Conditions to the Merger." As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Time, the assets and liabilities of GFCO would be added to those of FFOH at their recorded book values and the shareholders' equity accounts of FFOH and GFCO would be combined on FFOH's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of FFOH issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of FFOH and GFCO as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Data."

EXPENSES OF THE MERGER

         The Merger Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement of which this Prospectus/Joint Proxy Statement is a part and the registration fee to be paid to the SEC in connection therewith shall be shared equally between FFOH and GFCO. The Merger Agreement also provides that GFCO or FFOH will pay the expenses reasonably incurred by the other party to the extent it (i) defaults in its obligations under the Merger Agreement or (ii) fails to recommend approval of the Merger Agreement and the other transactions contemplated thereby to its shareholders.

STOCK OPTION AGREEMENTS

         As an inducement and a condition to entering into the Merger Agreement, FFOH and GFCO entered into reciprocal stock option agreements. FFOH and GFCO entered into a Stock Option Agreement, dated as of September 28, 1998 (the "GFCO Stock Option Agreement"), pursuant to which GFCO, as issuer, granted FFOH, as grantee, an option, which is exercisable upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of FFOH and GFCO), to purchase up to 456,349 shares of GFCO Common Stock, representing 19.9% of the outstanding shares of GFCO Common Stock, at a price of $17.25 per share, subject to adjustment in certain circumstances and termination within certain periods (the "GFCO Option").

         FFOH and GFCO also entered into a Stock Option Agreement, dated as of September 28, 1998 (the "FFOH Stock Option Agreement"), pursuant to which FFOH, as issuer, granted GFCO, as grantee, an option, which is exercisable upon the occurrence of certain events (none of which has occurred as of the date hereof to the knowledge of FFOH and GFCO), to purchase up to 1,114,793 shares of FFOH common Stock, representing 19.9% of the outstanding shares of FFOH Common Stock, at a price of $12.15 per share, subject to adjustment in certain circumstances and termination within certain periods (the "FFOH Option").

         With the exception of the number of shares of common stock of the Issuer ("Issuer Common Stock") subject to an option ("Option Shares") and the per share price at which an option may be exercised, the terms of the GFCO Stock Option Agreement and the FFOH Stock Option Agreement (which are collectively referred to as the "Stock Option Agreements") are substantially identical.

         For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means GFCO with respect to the GFCO Stock Option Agreement and FFOH with respect to the FFOH Stock Option Agreement, (ii) "Grantee" means FFOH with respect to the GFCO Stock Option Agreement and GFCO with respect to the FFOH Stock Option Agreement and (iii) "Option" means the GFCO Option or the FFOH Option, as applicable.

         Subject to applicable law and regulatory restrictions, the Grantee may exercise an Option, in whole or in part, if, but only if, (i) both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), (ii) written notice of such exercise is given within 90 days following the first Subsequent Triggering Event to occur (or such later period as is provided in the applicable Stock Option Agreement), and (iii) the Grantee is not in willful breach of the Merger Agreement such that the Issuer shall be entitled to terminate the Merger Agreement.

         As defined in the Stock Option Agreements, the term "Initial Triggering Event" means any of the following events or transactions occurring on or after the date of execution of the applicable Stock Option Agreement:

         (i) The Issuer or any subsidiary of the Issuer (an "Issuer Subsidiary"), without having received the Grantee's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of the Stock Option Agreements having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than the Grantee or any subsidiary of the Grantee, or the Issuer's Board of Directors (the "Issuer Board") recommends that the shareholders of the Issuer approve or accept any Acquisition Transaction (as defined in the Stock Option Agreement) with any person other than the Grantee or a Grantee subsidiary.

         (ii) Any person, other than the Grantee or a Grantee subsidiary, acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Issuer Common Stock (the term "beneficial ownership" for purposes of the Stock Option Agreements having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder);

         (iii) Any person, other than the Grantee or a Grantee subsidiary, makes a bona fide proposal to the Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

         (iv) The Issuer Board, without having received the Grantee's prior written consent, withdraws or modifies, or publicly announces its interest to withdraw or modify in any manner adverse in any respect to the Grantee, its recommendation that the shareholders of the Issuer approve the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or the Issuer or any Issuer Subsidiary authorizes, recommends or proposes, or publicly announces its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than the Grantee or a Grantee subsidiary;

         (v) Any person other than the Grantee or a Grantee subsidiary files with the SEC a registration statement or tender offer materials with respect to a potential exchange offer or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

         (vi) After an overture is made by any person, other than the Grantee or a Grantee subsidiary, to the Issuer or its shareholders to engage in an Acquisition Transaction, the Issuer breaches any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle the Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined in the Stock Option Agreements); or

         (vii) Any person other than the Grantee or a Grantee subsidiary files an application or notice with the OTS or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         As defined in the Stock Option Agreements, the term "Subsequent Triggering Event" means any of the following events or transactions occurring after the date of execution of the applicable Stock Option Agreement:

         (i) The acquisition by any person (other than the Grantee or any Grantee subsidiary) of beneficial ownership of 25% or more of the then outstanding Issuer Common Stock; or

         (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of the definition of Initial Triggering Event above, except that the percentage referred to in clause (y) of such paragraph shall be 20%;

         As defined in the Stock Option Agreements, "Exercise Termination Event" means each of the following: (i) the Effective Time, (ii) termination of the Merger Agreement if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by the Grantee due to a willful breach of the Merger Agreement, or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by the Grantee due to a willful breach of the Merger Agreement, provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. As defined in the Stock Option Agreements, the term "Last Triggering Event" means the last Initial Triggering Event to expire.

         Upon the occurrence of a Subsequent Triggering Event prior to an Exercise Termination Event, (i) at the request of any holder of the Option delivered within 90 days following such occurrence (or such later period as is provided in the applicable Stock Option Agreement), the Issuer shall repurchase the Option at a price equal to the amount by which (A) the Market/Offer Price (as defined in the Stock Option Agreements) exceeds (B) the Option exercise price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as is provided in the applicable Stock Option Agreement), the Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated.

         The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. The existence of the Options could significantly increase the cost to a potential acquiror of acquiring FFOH and/or GFCO compared to its cost had the Stock Option Agreements not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire FFOH and/or GFCO than it might otherwise have proposed to pay. Moreover, the exercise or repurchase of the applicable Option is likely to prohibit any other acquiror of FFOH and/or GFCO from accounting for an acquisition of FFOH and/or GFCO using the "pooling of interests" accounting method for a period of two years. In light of the foregoing, the Stock Option Agreements may have the effect of discouraging persons who might be interested in acquiring all or a significant interest in FFOH and/or GFCO from considering or proposing such an acquisition prior to the Effective Time, even if any such person was prepared to offer to pay consideration that had a higher current market price.

         Copies of the GFCO Stock Option Agreement and the FFOH Stock Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.

STOCKHOLDER AGREEMENTS

         In conjunction with the Merger Agreement, FFOH and GFCO also entered into reciprocal stockholder agreements. FFOH entered into a Stockholder Agreement, dated as of September 28, 1998, with certain directors of GFCO (the "GFCO Stockholder Agreement"). Pursuant to the GFCO Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such persons, solely in his or her capacity as a shareholder of GFCO, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of GFCO Common Stock prior to the meeting of shareholders of GFCO at which the Merger Agreement is considered and to vote such shares of GFCO Common Stock in favor of the Merger Agreement.

         GFCO also entered into a Stockholder Agreement, dated as of September 28, 1998, with certain directors of FFOH (the "FFOH Stockholder Agreement"). Pursuant to the FFOH Stockholder Agreement, a copy of which is included as Annex V hereto, each of such persons, solely in his or her capacity as a shareholder of FFOH, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of FFOH Common Stock prior to the meeting of shareholders of FFOH at which the Merger Agreement is considered and to vote such shares of FFOH Common Stock in favor of the Merger Agreement.

LETTER AGREEMENTS

         In connection with the execution of the Merger Agreement, directors and executive officers of GFCO and FFOH agreed to certain restrictions on the transfer of shares of FFOH Common Stock and GFCO Common Stock which are intended to ensure that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and, in the case of directors and executive officers of GFCO, compliance with applicable federal securities laws in connection with the transfer of shares of FFOH Common Stock received by them upon consummation of the Merger.
See "The Merger - Resale of FFOH Common Stock."

DISSENTERS' RIGHTS

         Dissenters' rights are not available to holders of GFCO Common Stock regardless of how they vote on the adoption of the Merger Agreement.

         In the event that the Merger is consummated, any holder of shares of FFOH Common Stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares ("Dissenting Stock") as determined by FFOH, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Section 1701.85 of the OGCL. Failure to take any steps set forth in Section 1701.85 in connection with the exercise of such rights may result in termination or waiver thereof.

         The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under the OGCL. This summary is qualified in its entirety by reference to Section 1701.85 of the OGCL, the text of which is attached as Annex VIII to this Prospectus/Joint Proxy Statement.

         Under Section 1701.85 where a merger is to be submitted for approval at a meeting of shareholders, as in the case of the FFOH Special Meeting, not later than ten days after such meeting, any holder of FFOH common stock for which appraisal rights are available who wishes to assert his appraisal rights shall deliver to FFOH a written demand for payment to him of the fair cash value of the shares for which he seeks relief. The demand shall include the dissenting shareholder's address, the number and class of such shares and the amount claimed by him as the fair cash value of the shares. ANY SUCH SHAREHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS SHOULD REVIEW CAREFULLY THE FOLLOWING DISCUSSION AND ANNEX VIII TO THIS PROSPECTUS/JOINT PROXY STATEMENT BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER SECTION 1701.85.

         A demand for appraisal rights must be in addition to and separate from any proxy or vote against the Merger. A vote against the Merger does not, by itself, constitute a demand for appraisal rights. Also, voting for the Merger will result in the loss of appraisal rights with respect to such shares.

         Only a holder of record of shares of FFOH Common Stock is entitled to assert appraisal rights for the shares of FFOH Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If the shares of FFOH Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of FFOH Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of FFOH Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of FFOH Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of FFOH Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of FFOH Common Stock as to which appraisal is sought and where no number of shares of FFOH Common Stock is expressly mentioned the demand will be presumed to cover all shares of FFOH Common Stock held in the name of the record owner. Shareholders who hold their shares of FFOH Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder and for surrendering the certificates for such shares for notation of appraisal rights as set forth below.

         All written demands for appraisal with respect to FFOH Common Stock should be sent or delivered to Paul D. Staubach, Secretary, Fidelity Financial of Ohio, Inc., 4555 Montgomery Road, Cincinnati, Ohio 45212, within ten days following the FFOH Special Meeting.

         If FFOH sends to a dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to FFOH the certificates requested so that such institution may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. FFOH shall promptly return such endorsed certificates to the dissenting shareholder. Failure to deliver such certificates to FFOH terminates, at the option of FFOH, the dissenting shareholder's appraisal rights if FFOH exercises such option by providing written notice to the dissenting shareholder within twenty days after the lapse of fifteen-day period unless a court for good cause shown otherwise directs.

         If FFOH and any holder of FFOH Common Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 1701.85 have not agreed as to the fair value of his shares within three months after the service of the demand by the dissenting shareholder, FFOH or the shareholder may file a complaint with the court of common pleas in the county in which the principal office of FFOH is located. Other dissenting shareholders, within the three-month period, may join as plaintiffs.

         If a complaint requesting an appraisal is timely filed, after a hearing on such petition, the court may determine that the holders of shares of FFOH Common Stock are entitled to appraisal rights and, in such a case, may order an appraisal of the "fair value" of the shares of such FFOH Common Stock, as of the day prior to the day on which the vote by the shareholders was taken. Such appraisal may be conducted by an appraiser appointed by the court. The fair cash value for purposes of appraisal rights is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer under no compulsion to purchase would be willing to pay.

         The costs of any appraisal proceeding may be apportioned and assessed by the court as it deems equitable against all or some of the parties. The final order of the court may be appealed as set forth in Section 1701.85.

         Any holder of shares of FFOH Common Stock who has duly demanded an appraisal in compliance with Section 1701.85 will not, after the Effective Time, be entitled to vote the shares of FFOH Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of FFOH Common Stock shall be paid to the holder of record as a credit upon the fair cash value of the shares).

         If any holder of FFOH Common Stock who demands appraisal of his shares under Section 1701.85 fails to perfect, or effectively withdraws or loses his right to appraisal as provided in Section 1701.85, such shareholder will continue to retain his shares of FFOH Common Stock and be entitled to all rights as an FFOH shareholder. A holder may withdraw his demand for appraisal by delivering to FFOH a written withdrawal of his demand for appraisal.

         Failure to follow the steps required by Section 1701.85 for perfecting appraisal rights may result in the loss of such rights.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

             BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

         Pursuant to the Merger Agreement, at the Effective Time the directors of FFOH shall include five persons serving as directors of GFCO immediately prior to the Effective Time (including Robert R. Sudbrook, President and Chief Executive Officer of GFCO) designated by GFCO. The Merger Agreement also provides that, at the Effective Time, Mr. Sudbrook shall be President and Chief Executive Officer of FFOH.

         The following table sets forth certain information about each director of GFCO who will become a director of FFOH upon consummation of the Merger.


                                                   Position with GFCO and                  Director of
                                                    Principal Occupation                       GFCO
            Name           Age                    During the Past Five Years                  Since(1)
            ----           ---                    --------------------------                 ---------
Daniel W. Geeding          56       Dean of the College of Business Administration at          1988
                                    Xavier University from 1988 through 1998.  Mr.
                                    Geeding currently serves as a Professor of
                                    Management and the Director of the Center
                                    for International Business at Xavier
                                    University. Mr. Geeding also serves as a
                                    director of Frisch's Restaurants, Inc. and
                                    Zaring National Homes, Inc.

Kenneth C. Lichtendahl     49       President of Hudepohl-Schoenling Brewing Company           1997
                                    since 1970. Mr. Lichtendahl also serves as a
                                    director of Cincinnati Financial Corporation.

                                                   Position with GFCO and                  Director of
                                                    Principal Occupation                       GFCO
            Name           Age                    During the Past Five Years                  Since(1)
            ----           ---                    --------------------------                 ---------
Edgar A. Rust              55       Chairman of the Board of GFCO and a director of            1975
                                    Centennial Bank.  From 1975 through 1993, Mr. Rust
                                    served as President and Chief Executive Officer of
                                    Centennial Bank. Between 1993 and 1996, Mr. Rust
                                    served GFCO and Centennial Bank in various
                                    capacities, including Vice Chairman of GFCO and an
                                    interim appointment as President and Chief Executive
                                    Officer following the death of Mr. Sudbrook's
                                    predecessor. Since January 1995, Mr. Rust has served
                                    as Housing Director of Bethany House Services. He
                                    also serves as Chairman of the Board of the
                                    Cincinnati Development Fund.

Robert R. Sudbrook         55       President and Chief Executive Officer of GFCO and          1996
                                    Centennial Bank since July 1996. Before his arrival
                                    at GFCO, Mr. Sudbrook served for six years as the
                                    President and Chief Executive Officer of The North
                                    Side Bank & Trust Company, a $215 million asset bank
                                    in Cincinnati. Prior to that, Mr. Sudbrook had over
                                    20 years of experience in the banking industry.

John L. Torbeck            44       President of Torbeck Homes, Inc., a residential            1984
                                    construction company located in Cincinnati, a
                                    position he has held since the establishment of that
                                    company in 1984.

------------------

(1)      Indicates the year that the individual became a director of GFCO's subsidiary, Centennial Bank or The Glenway
         Loan and Deposit Company, which converted to stock form and merged into Centennial Bank on August 24, 1993 (the
         "Merger-Conversion"). Messrs. Geeding and Rust became directors of GFCO when GFCO was formed in 1990. Mr.
         Lichtendahl was a director of GFCO from its formation in 1990 through the expiration of his term in 1996 and was re-appointed by the Board of Directors to fill a vacancy on the Board in 1998. Mr. Torbeck became a director of GFCO on the effective date of the Merger-Conversion and served until September 1995. Mr. Torbeck was reappointed to the GFCO Board in October 1998.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed consolidated statement of financial condition combines the consolidated historical statements of financial condition of FFOH and GFCO, assuming the Merger was consummated as of September 30, 1998 on a pooling of interests accounting basis. The following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of FFOH and GFCO assuming the Merger was consummated as of the beginning of the indicated periods. See "The Merger - Accounting Treatment of the Merger." Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations. In addition, FFOH's fiscal year end is December 31 while GFCO's fiscal year end is June 30. For purposes of the tables below, GFCO financial data is presented as though its fiscal year ended December 31.

         The effect of an expected reorganization and restructuring charge in connection with the Merger and the Bank Merger has been reflected in the pro forma combined condensed consolidated statement of financial condition, however, because the reorganization and restructuring charge is nonrecurring, it has not been reflected in the pro forma combined condensed consolidated statements of operations. The pro forma financial data does not reflect cost savings, operating synergies and revenue enhancements which are expected to be realized after the Merger and the Bank Merger.

         The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at September 30, 1998 or at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

         The pro forma information should be read in conjunction with the historical consolidated financial statements of FFOH and GFCO, including the related notes, incorporated by reference herein, and the selected consolidated and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Where you can Find More Information" and "Selected Pro Forma Consolidated Financial Data."

   PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  FFOH AND GFCO
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                     Adjustments       Pro Forma
                                                             FFOH           GFCO    Debit/(Credit)     Combined
                                                             ----           ----    --------------     --------

ASSETS
  Cash and due from banks                                  $   2,069    $   2,882    $      --       $   4,951
  Federal funds sold and interest-bearing deposits
    in other financial institutions                           17,440        1,941           --          19,381
                                                           ---------    ---------    ---------       ---------
         Cash and cash equivalents                            19,509        4,823           --          24,332
  Investment securities available for sale-at market           1,844           --           --           1,844
  Investment securities held to maturity-at cost                  --        9,073           --           9,073
  Mortgage-backed securities available for sale
      -at market                                              26,629        4,940           --          31,569
  Mortgage-backed securities held to maturity-at cost         31,999       10,768           --          42,767
  Loans receivable-net                                       425,498      257,578           --         683,076
  Loans held for sale-at lower of cost or market                 197           --           --             197
  Office premises and equipment-at depreciated cost            7,387        5,707           --          13,094
  Real estate acquired through foreclosure                        95           --           --              95
  Federal Home Loan Bank stock-at cost                         4,387        2,665           --           7,052
  Accrued interest receivable on loans                         2,273        1,567           --           3,840
  Accrued interest receivable on mortgage-backed
      securities, investments and other                          399          169           --             568
  Cash surrender value of life insurance                          --        1,667           --           1,667
  Prepaid expenses and other assets                              623          414           --           1,037
  Prepaid federal income taxes                                   161           --           --             161
  Goodwill and other intangible assets                         7,116          200           --           7,316
                                                           ---------    ---------    ---------       ---------
         Total assets                                      $ 528,117    $ 299,571    $      --       $ 827,688
                                                           =========    =========    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits                                                 $ 418,953    $ 219,335    $      --       $ 638,288
  FHLB advances                                               38,392       47,199           --          85,591
  Advances by borrowers for taxes and insurance                1,690          736           --           2,426
  Accrued interest and other liabilities                       1,573        1,862       (4,000)(1)       7,435
  Accrued federal income taxes                                    --            9                            9
  Deferred federal income taxes                                  682          591          900 (1)         373
                                                           ---------    ---------    ---------       ---------
         Total liabilities                                   461,290      269,732       (3,100)        734,122
                                                           ---------    ---------    ---------       ---------

  Stockholders' equity
      Preferred stock                                             --           --
      Common stock:
          FFOH                                                   560           --         (344)(2)         904
          GFCO                                                    --           24           24 (2)          --
      Additional paid-in capital                              41,634       13,405       13,405 (2)      71,148
                                                                                       (29,514)(2)
      Retained earnings-restricted                            26,515       17,259       17,259 (2)      23,415
                                                                                         3,100 (1)
      Less shares acquired by Employee Stock
          Ownership Plan (ESOP)                               (1,672)          --           --          (1,672)
      Less shares of common stock held in
          treasury-at cost                                        --         (830)        (830)(2)           -
      Less shares acquired by Management
         Recognition Plan (MRP)                                 (234)         (80)          --            (314)
      Unrealized gains on securities designated as
          available for sale, net of related tax effects          24           61           --              85
                                                           ---------    ---------    ---------       ---------
         Total stockholders' equity                           66,827       29,839        3,100          93,566
                                                           ---------    ---------    ---------       ---------
         Total liabilities and stockholders' equity        $ 528,117    $ 299,571    $      --       $ 827,688
                                                           =========    =========    =========       =========
---------------------

(1)      Reflects an estimated $3.1 million, net of taxes, of one-time reorganization and restructuring costs related to the Merger and the Bank Merger.

(2)      Reflects the par value of the FFOH Common Stock to be issued in exchange for GFCO Common Stock in connection with the Merger, with related adjustment to paid-in capital. The FFOH Common Stock to be issued in connection with the Merger was calculated by multiplying the number of outstanding shares of
         GFCO Common Stock by the 1.5 share Exchange Ratio.

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  FFOH AND GFCO
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      Pro Forma
                                                            FFOH            GFCO      Combined(1)
                                                            ----            ----      -----------
Interest income
  Loans                                                  $    24,531   $    15,547    $    40,078
  Mortgage-backed securities                                   2,583           881          3,464
  Investment securities                                          243           360            603
  Interest-bearing deposits and other                          1,164           204          1,368
                                                         -----------   -----------    -----------
         Total interest income                                28,521        16,992         45,513
Interest expense
  Deposits                                                    15,426         7,903         23,329
  Borrowings                                                   1,839         1,994          3,833
                                                         -----------   -----------    -----------
         Total interest expense                               17,265         9,897         27,162
                                                         -----------   -----------    -----------
         Net interest income                                  11,256         7,095         18,351
Provision for losses on loans                                     77           245            322
                                                         -----------   -----------    -----------
         Net interest income after provision for
           losses on loans                                    11,179         6,850         18,029
Other income
  Gain on sale of investment and mortgage-
    backed securities                                             62            42            104
  Gain on sale of loans                                          119            69            188
  Gain (loss) on sale of real estate                             141           (50)            91
  Loss on sale of real estate acquired through
    foreclosure                                                   --           (19)           (19)
  Other operating                                                844           664          1,508
                                                         -----------   -----------    -----------
         Total other income                                    1,166           706          1,872
General, administrative and other expense
  Employee compensation and benefits                           2,893         2,524          5,417
  Occupancy and equipment                                      1,148           537          1,685
  Federal deposit insurance premiums                             197           111            308
  Franchise taxes                                                598           126            724
  Amortization of goodwill and other intangible assets           512            97            609
  Data processing                                                376           205            581
  Other operating                                              1,228           689          1,917
                                                         -----------   -----------    -----------
         Total general, administrative and other
           expense                                             6,952         4,289         11,241
                                                         -----------   -----------    -----------
         Earnings before income taxes                          5,393         3,267          8,660
Federal income taxes
  Current                                                      1,820         1,004          2,824
  Deferred                                                       121           117            238
                                                         -----------   -----------    -----------
         Total federal income taxes                            1,941         1,121          3,062
                                                         -----------   -----------    -----------
         Net earnings                                    $     3,452   $     2,146    $     5,598
                                                         ===========   ===========    ===========
Earnings per share:
  Basic                                                  $      0.64   $      0.94    $      0.63
                                                         ===========   ===========    ===========
  Diluted                                                $      0.63   $      0.92    $      0.62
                                                         ===========   ===========    ===========
Average shares outstanding:
  Basic                                                    5,421,425     2,286,284      8,850,851
  Diluted                                                  5,492,363     2,322,979      8,976,832

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  FFOH AND GFCO
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        Pro Forma
                                                              FFOH            GFCO      Combined(1)
                                                              ----            ----      -----------
Interest income
  Loans                                                    $    24,765   $    14,336    $    39,101
  Mortgage-backed securities                                     2,057         1,182          3,239
  Investment securities                                            862           319          1,181
  Interest-bearing deposits and other                              765           169            934
                                                           -----------   -----------    -----------
         Total interest income                                  28,449        16,006         44,455
Interest expense
  Deposits                                                      15,601         8,266         23,867
  Borrowings                                                     1,106         1,086          2,192
                                                           -----------   -----------    -----------
         Total interest expense                                 16,707         9,352         26,059
                                                           -----------   -----------    -----------
         Net interest income                                    11,742         6,654         18,396
Provision for losses on loans                                       75           205            280
                                                           -----------   -----------    -----------
         Net interest income after provision for
           losses on loans                                      11,667         6,449         18,116
Other income
  Gain on sale of investment and mortgage-
    backed securities                                              136            --            136
  Gain on sale of loans                                             29            --             29
  Gain on sale of real estate                                        6            --              6
  Loss on sale of real estate acquired through
    foreclosure                                                     --            (5)            (5)
  Other operating                                                  808           592          1,400
                                                           -----------   -----------    -----------
         Total other income                                        979           587          1,566
General, administrative and other expense
  Employee compensation and benefits                             3,066         2,327          5,393
  Occupancy and equipment                                        1,115           492          1,607
  Federal deposit insurance premiums                               189           109            298
  Franchise taxes                                                  557           285            842
  Amortization of goodwill and other intangible assets             523           139            662
  Data processing                                                  345           257            602
  Other operating                                                1,214           729          1,943
                                                           -----------   -----------    -----------
         Total general, administrative and other expense         7,009         4,338         11,347
                                                           -----------   -----------    -----------
         Earnings before income taxes                            5,637         2,698          8,335
Federal income taxes
  Current                                                        1,513           809          2,322
  Deferred                                                         479           138            617
                                                           -----------   -----------    -----------
         Total federal income taxes                              1,992           947          2,939
                                                           -----------   -----------    -----------
         Net earnings                                      $     3,645   $     1,751    $     5,396
                                                           ===========   ===========    ===========
Earnings per share:
  Basic                                                    $      0.67   $      0.77    $      0.61
                                                           ===========   ===========    ===========
  Diluted                                                  $      0.66   $      0.76    $      0.60
                                                           ===========   ===========    ===========
Average shares outstanding:
  Basic                                                      5,396,962     2,278,521      8,814,744
  Diluted                                                    5,446,753     2,318,594      8,924,644

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  FFOH AND GFCO
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                           Pro Forma
                                                                 FFOH            GFCO      Combined(1)
                                                                  ----            ----      -----------
Interest income
  Loans                                                      $    33,433   $    19,483    $    52,916
  Mortgage-backed securities                                       2,651         1,528          4,179
  Investment securities                                            1,006           453          1,459
  Interest-bearing deposits and other                              1,061           219          1,280
                                                             -----------   -----------    -----------
         Total interest income                                    38,151        21,683         59,834
Interest expense
  Deposits                                                        20,923        11,083         32,006
  Borrowings                                                       1,639         1,653          3,292
                                                             -----------   -----------    -----------
         Total interest expense                                   22,562        12,736         35,298
                                                             -----------   -----------    -----------
         Net interest income                                      15,589         8,947         24,536
Provision for losses on loans                                        101           268            369
                                                             -----------   -----------    -----------
         Net interest income after provision for
           losses on loans                                        15,488         8,679         24,167
Other income
  Gain on sale of investment and mortgage-
    backed securities                                                267            --            267
  Gain on sale of loans                                               36            --             36
  Gain on sale of real estate                                          6            --              6
  Loss on sale of real estate acquired through foreclosure            --            (5)            (5)
  Other operating                                                  1,106           831          1,937
                                                             -----------   -----------    -----------
         Total other income                                        1,415           826          2,241
General, administrative and other expense
  Employee compensation and benefits                               4,125         3,138          7,263
  Occupancy and equipment                                          1,477           655          2,132
  Federal deposit insurance premiums                                 256           144            400
  Franchise taxes                                                    751           376          1,127
  Amortization of goodwill and other intangible assets               694           175            869
  Data processing                                                    476           332            808
  Other operating                                                  1,590           985          2,575
                                                             -----------   -----------    -----------
         Total general, administrative and other expense           9,369         5,805         15,174
                                                             -----------   -----------    -----------
         Earnings before income taxes                              7,534         3,700         11,234
Federal income taxes
  Current                                                          2,177         1,235          3,412
  Deferred                                                           481            63            544
                                                             -----------   -----------    -----------
         Total federal income taxes                                2,658         1,298          3,956
                                                             -----------   -----------    -----------
         Net earnings                                        $     4,876   $     2,402    $     7,278
                                                             ===========   ===========    ===========
Earnings per share:
  Basic                                                      $      0.90   $      1.05    $      0.83
                                                             ===========   ===========    ===========
  Diluted                                                    $      0.89   $      1.03    $      0.81
                                                             ===========   ===========    ===========
Average shares outstanding:
  Basic                                                        5,395,878     2,279,141      8,814,590
  Diluted                                                      5,449,727     2,327,669      8,941,231

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  FFOH AND GFCO
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                 Pro Forma
                                                                      FFOH            GFCO       Combined(1)
                                                                      ----            ----       -----------
Interest income
  Loans                                                            $    18,872    $    17,740    $    36,612
  Mortgage-backed securities                                             2,103          1,974          4,077
  Investment securities                                                    833            532          1,365
  Interest-bearing deposits and other                                      930            209          1,139
                                                                   -----------    -----------    -----------
         Total interest income                                          22,738         20,455         43,193
Interest expense
  Deposits                                                              11,554         10,777         22,331
  Borrowings                                                             1,102          1,210          2,312
                                                                   -----------    -----------    -----------
         Total interest expense                                         12,656         11,987         24,643
                                                                   -----------    -----------    -----------
         Net interest income                                            10,082          8,468         18,550
Provision for losses on loans                                              129            169            298
                                                                   -----------    -----------    -----------
         Net interest income after provision for losses on loans         9,953          8,299         18,252
Other income
  Gain (loss) on sale of investment and mortgage-
     backed securities                                                    (295)            54           (241)
  Gain on sale of loans                                                      3             20             23
  Gain on sale of real estate                                               --             65             65
  Gain on sale of real estate acquired through foreclosure                  --              5              5
  Other operating                                                          457            646          1,103
                                                                   -----------    -----------    -----------
         Total other income                                                165            790            955
General, administrative and other expense
  Employee compensation and benefits                                     3,122          3,348          6,470
  Occupancy and equipment                                                  853            362          1,215
  Federal deposit insurance premiums                                     1,598          1,723          3,321
  Franchise taxes                                                          521            353            874
  Amortization of goodwill and other intangible assets                     143            214            357
  Data processing                                                          268            399            667
  Other operating                                                        1,133          1,278          2,411
                                                                   -----------    -----------    -----------
         Total general, administrative and other expense                 7,638          7,677         15,315
                                                                   -----------    -----------    -----------
         Earnings before income taxes                                    2,480          1,412          3,892
Federal income taxes
  Current                                                                  916            652          1,568
  Deferred                                                                 (44)          (109)          (153)
                                                                   -----------    -----------    -----------
         Total federal income taxes                                        872            543          1,415
                                                                   -----------    -----------    -----------
         Net earnings                                              $     1,608    $       869    $     2,477
                                                                   ===========    ===========    ===========
Earnings per share:
  Basic                                                            $      0.38    $      0.38    $      0.32
                                                                   ===========    ===========    ===========
  Diluted                                                          $      0.38    $      0.37    $      0.32
                                                                   ===========    ===========    ===========
Average shares outstanding:
  Basic                                                              4,207,788      2,300,363      7,658,333
  Diluted                                                            4,240,638      2,333,644      7,741,104

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  FFOH AND GFCO
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 Pro Forma
                                                                      FFOH            GFCO       Combined(1)
                                                                      ----            ----       -----------
Interest income
  Loans                                                             $    14,697    $    16,376   $    31,073
  Mortgage-backed securities                                              1,695          2,008         3,703
  Investment securities                                                     307            774         1,081
  Interest-bearing deposits and other                                       302            152           454
                                                                    -----------    -----------   -----------
         Total interest income                                           17,001         19,310        36,311
Interest expense
  Deposits                                                                9,267          9,973        19,240
  Borrowings                                                                900          1,577         2,477
                                                                    -----------    -----------   -----------
         Total interest expense                                          10,167         11,550        21,717
                                                                    -----------    -----------   -----------
         Net interest income                                              6,834          7,760        14,594
Provision for losses on loans                                                71             66           137
                                                                    -----------    -----------   -----------
         Net interest income after provision for  losses on loans         6,763          7,694        14,457
Other income
  Gain (loss) on sale of investment and mortgage-
    backed securities                                                       (21)             1           (20)
  Gain on sale of loans                                                       8             15            23
  Gain on sale of real estate                                                --             79            79
  Gain (loss) on sale of real estate acquired through foreclosure            (5)            17            12
  Other operating                                                           373            598           971
                                                                    -----------    -----------   -----------
         Total other income                                                 355            710         1,065
General, administrative and other expense
  Employee compensation and benefits                                      2,107          3,140         5,247
  Occupancy and equipment                                                   622            407         1,029
  Federal deposit insurance premiums                                        395            467           862
  Franchise taxes                                                           428            384           812
  Amortization of goodwill and other intangible assets                       --            222           222
  Data processing                                                           188            210           398
  Other operating                                                           645          1,191         1,836
                                                                    -----------    -----------   -----------
         Total general, administrative and other expense                  4,385          6,021        10,406
                                                                    -----------    -----------   -----------
         Earnings before income taxes                                     2,733          2,383         5,116
Federal income taxes
  Current                                                                   774            588         1,362
  Deferred                                                                  145            304           449
                                                                    -----------    -----------   -----------
         Total federal income taxes                                         919            892         1,811
                                                                    -----------    -----------   -----------
         Net earnings                                               $     1,814    $     1,491   $     3,305
                                                                    ===========    ===========   ===========
Earnings per share:
  Basic                                                             $      0.45    $      0.65   $      0.44
                                                                    ===========    ===========   ===========
  Diluted                                                           $      0.44    $      0.64   $      0.44
                                                                    ===========    ===========   ===========
Average shares outstanding:
  Basic                                                               4,053,980      2,291,410     7,491,095
  Diluted                                                             4,077,331      2,320,296     7,557,775

---------------------

(1)      FFOH expects to achieve cost savings, operating synergies and revenue enhancements following consummation of the Merger and the Bank Merger. The cost savings, operating synergies and revenue enhancements are expected to be achieved in various amounts at various times during the periods subsequent to the consummation of such transactions, and not ratably over or at the beginning or end of such periods. See "Management and Operations of FFOH after the Merger." No adjustment has been reflected in the pro forma combined statements of operations for the anticipated cost savings, operating synergies and revenue enhancements.

                        DESCRIPTION OF FFOH CAPITAL STOCK

         FFOH is authorized to issue up to 15,000,000 shares of FFOH Common Stock and up to 5,000,000 shares of preferred stock, par value $0.10 per share (the "FFOH Preferred Stock"). The capital stock of FFOH does not represent or constitute a deposit account and is not insured by the FDIC.

         The following description of the FFOH capital stock does not purport to be complete and is qualified in all respects by reference to the Articles of Incorporation ("Articles"), Code of Regulations and Bylaws of FFOH and the OGCL.

FFOH COMMON STOCK

         General. Each share of FFOH Common Stock has the same relative rights and is identical in all respects with each other share of FFOH Common Stock. The FFOH Common Stock is not subject to call for redemption and, at the Effective Time of the Merger, each share of FFOH Common Stock offered hereby will be fully paid and non-assessable.

         Voting Rights. Except as provided in any resolution or resolutions adopted by the FFOH Board establishing any series of FFOH Preferred Stock, the holders of FFOH Common Stock possess exclusive voting rights in FFOH. Each holder of FFOH Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

         Dividends. Subject to the rights of the holders of any series of FFOH Preferred Stock, the holders of the FFOH Common Stock are entitled to such dividends as may be declared from time to time by the FFOH Board out of funds legally available therefor.

         Preemptive Rights. Holders of FFOH Common Stock do not have any preemptive rights with respect to any shares which may be issued by FFOH in the future; thus, FFOH may issue and sell shares of FFOH Common Stock without first offering them to the then holders of the FFOH Common Stock.

         Liquidation. In the event of any liquidation, dissolution or winding up of FFOH, the holders of the FFOH Common Stock would be entitled to receive, after payment of all debts and liabilities of FFOH, all assets of FFOH available for distribution, subject to the rights of the holders of any FFOH Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the FFOH Common Stock.

FFOH PREFERRED STOCK

         The FFOH Board is authorized to issue FFOH Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The FFOH Preferred Stock may be issued in distinctly designated series, may be convertible into FFOH Common Stock and may rank prior to the FFOH Common Stock as to dividend rights, liquidation preferences, or both.

         The authorized but unissued shares of FFOH Preferred Stock (as well as the authorized but unissued and unreserved shares of FFOH Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of FFOH Preferred Stock (as well as FFOH Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the FFOH Common Stock on the Nasdaq National Market or the requirements of any exchange on which the FFOH Common Stock may then be listed.

OTHER PROVISIONS

         Certain provisions of FFOH's Articles, Code of Regulations and Bylaws which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. These provisions, which are described under "Comparison of the Rights of Shareholders" below, provide, among other things, (i) that the Board of Directors of FFOH shall be divided into up to three classes; (ii) that special meetings of shareholders may only be called by the Chairman of the Board, President or the Board of Directors of FFOH and upon written request by the holders of 50% or more of the outstanding voting shares; (iii) that shareholders generally must provide FFOH advance notice of shareholder proposals and nominations for director and provide certain specified related information; (iv) that no person may acquire more than 10% of the issued and outstanding shares of any class of an equity security of FFOH, subject to certain exceptions, until March 4, 2001; (v) for the authority of the FFOH Board to issue shares of authorized but unissued FFOH Common Stock and FFOH Preferred Stock and to establish the terms of any one or more series of FFOH Preferred Stock, including voting rights; and (vi) restrictions on FFOH's ability to engage in certain business combinations with "related persons." In addition to the foregoing, and also as described under "Comparison of the Rights of Shareholders" below, the OGCL generally restricts FFOH's ability to engage in certain business combinations with "interested shareholders" and restricts the voting rights of shares acquired by a person in excess of 20% of the outstanding shares.

         The foregoing provisions of the Articles, Code of Regulations and Bylaws of FFOH and the OGCL could have the effect of discouraging an acquisition of FFOH or purchases of shares of FFOH Common Stock in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the FFOH Common Stock.

TRANSFER AGENT

         The transfer agent and registrar for the FFOH Common Stock is Fifth Third Bank, Cincinnati, Ohio.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

         The rights of holders of FFOH Common Stock are governed by the OGCL and FFOH's Articles, Code of Regulations and Bylaws, while the rights of holders of GFCO Common Stock are governed by the DGCL and GFCO's Certificate of Incorporation and Bylaws. Upon consummation of the Merger, shareholders of GFCO will become shareholders of FFOH and their rights as shareholders of FFOH will be governed by the Articles, Code of Regulations and Bylaws of FFOH and the OGCL.

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF GFCO'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF GFCO, THE ARTICLES, CODE OF REGULATIONS AND BYLAWS OF FFOH AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

         FFOH's authorized capital stock consists of 15,000,000 shares of FFOH Common Stock, of which 5,609,107 shares were outstanding as of the FFOH Record Date, and 5,000,000 shares of FFOH Preferred Stock, none of which is issued and outstanding. The FFOH Preferred Stock is issuable in series, each series having such rights and preferences as FFOH's Board may fix and determine.

         GFCO's authorized capital stock consists of 3,000,000 shares of GFCO Common Stock, of which 2,311,348 shares were outstanding as of the GFCO Record Date, and 500,000 shares of preferred stock, par value $.01 per share ("GFCO Preferred Stock"), none of which is issued and outstanding. The GFCO Preferred Stock is issuable in series, each series having such rights and preferences as GFCO's Board may fix and determine.

ISSUANCE OF CAPITAL STOCK

         Under the OGCL and the DGCL, FFOH and GFCO may issue shares of their capital stock and rights or options for the purchase of shares of their capital stock on such terms and for such consideration as may be determined by the respective Boards. Neither the OGCL nor FFOH's Articles, Code of Regulations and Bylaws or the DGCL or GFCO's Certificate of Incorporation and Bylaws require shareholder approval of any such actions. However, the Bylaws of the National Association of Securities Dealers, Inc. ("NASD") generally require corporations, such as FFOH and

GFCO, with securities which are quoted on the Nasdaq National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

VOTING RIGHTS

         Holders of both FFOH Common Stock and GFCO Common Stock are entitled to one vote per share on all matters properly presented at meetings of shareholders. Neither FFOH's Articles nor GFCO's Certificate of Incorporation permit shareholders to cumulate their votes in an election of directors.

         For additional information relating to voting rights, see "- Limitations on Acquisitions of Voting Stock and Voting Rights" and "Business Combinations with Interested Shareholders" below.

PAYMENT OF DIVIDENDS

         Both FFOH and GFCO can pay dividends on their outstanding shares in accordance with the terms of the OGCL and the DGCL, respectively. The OGCL generally provides that, subject to any restrictions in the corporation's articles of incorporation, a corporation may make distributions to its shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation (defined generally as the excess of a corporation's assets plus stated capital over its liabilities) and the difference between the following: (i) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") issued by the Financial Accounting Standards Board and (ii) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under SFAS No. 106; and provided further that no dividend or distribution shall be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable ground to believe that by such payment the corporation would be rendered insolvent.

         The DGCL generally provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, if the corporation's capital (generally defined in the DGCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.

BOARD OF DIRECTORS

         The Articles of FFOH require that the FFOH Board consist of not less than five nor more than 15 members and be divided into two classes if the FFOH Board consists of six, seven or eight members, or into three classes if the FFOH Board consists of nine or more members. Each class must consist of no fewer than three members and the members of each class shall be elected for a term of two or three years and until their successors are elected and qualified. The Certificate of Incorporation of GFCO provides that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which GFCO would have if there were no vacancies on the Board of Directors (the "Whole Board"). GFCO's Certificate of Incorporation also provides that the GFCO Board be divided into three classes, as nearly equal in number as reasonably possible, and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under FFOH's Articles, any vacancies in the Board may be filled by the affirmative vote of two-thirds of the remaining directors, whether or not a quorum. Under GFCO's Bylaws, any vacancies in the Board may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. Persons elected to fill vacancies on FFOH's or GFCO's Board may serve until the respective annual meeting of shareholders at which the term of the class to which the director has been elected expires.

         FFOH's Articles provide that any director may be removed without cause at a duly constituted meeting of shareholders called expressly for that purpose upon the vote of the holders of at least 75% of the total votes eligible to be cast by shareholders, and with cause by the affirmative vote of a majority of the total votes eligible to be cast by shareholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such directors' duties to FFOH. Under the Certificate of Incorporation of GFCO, any directors, or the entire GFCO Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors voting together as a single class.

LIMITATIONS ON LIABILITY

         The Articles of FFOH provide that a director of FFOH shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, except to the extent that by law a director's liability for monetary damages may not be limited. Section 1701.59 of the OGCL currently provides that directors generally will not be liable for any action taken as a director, or any failure to take any action, unless (i) the director has failed to perform the duties of the director's office in compliance with said section (i.e., in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation) and (ii) the breach or failure to act is undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. The foregoing limitation on the liability of directors does not apply to certain actions set forth in Sections 1701.60 and 1701.95 of the OGCL.

         The Certificate of Incorporation of GFCO provides that a director of GFCO shall not be personally liable to GFCO or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to GFCO or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (i.e., unlawful payment of dividend or unlawful stock purchase or redemption), or (iv) for any transaction from which the director derived an improper personal benefit. GFCO's Certificate of Incorporation further provides that if the DGCL is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of GFCO shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In addition, any repeal or modification of the foregoing by the stockholders of GFCO shall not adversely affect any right or protection of a director of GFCO existing at the time of such repeal or modification.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

         The Articles of FFOH provide that FFOH shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed formal or informal action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of FFOH or any predecessor of FFOH, or is or was serving at the request of FFOH or any predecessor of FFOH as a director, officer, trustee, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by law. Section 1701.13 of the OGCL provides that such indemnity shall be made only if (i) such person's conduct was in good faith; (ii) such person acted in a manner he reasonably believed to be in or not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that such person's conduct was unlawful, with certain exceptions in the case of actions by or in the right of the corporation.

         The Certificate of Incorporation of GFCO provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of GFCO or is or was serving at the request of GFCO as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by GFCO to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits GFCO to provide broader indemnification rights than such law permitted GFCO to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided therein with respect to proceedings to enforce rights to indemnification, GFCO shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of GFCO.

         Under Section 145(a)-(d) of the DGCL as currently in effect, other than in actions brought by or in the right of GFCO, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of GFCO and, with respect to any criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of GFCO, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of GFCO, except that no indemnification may be made with respect to any claim, issue or matter as to which such person is adjudged liable to GFCO, unless, and only to the extent that, the Delaware Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any present or former director or officer of GFCO has been successful on the merits or otherwise in defense of any proceeding, he or she must be indemnified against reasonable expenses incurred by him or her in connection therewith.

SPECIAL MEETINGS OF SHAREHOLDERS

         The Articles of FFOH contain a provision pursuant to which special meetings of shareholders may be called only by the Chairman, President (or, in the President's absence, death or disability, a Vice-President authorized to exercise the authority of the President), the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting or by the Chairman, President or Secretary upon the written request of the holders of 50% or more of the outstanding capital stock entitled to vote at a meeting.

         The Certificate of Incorporation of GFCO contains a provision that special meetings of stockholders of GFCO may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         The Articles of FFOH provide that all nominations for election to the FFOH Board and proposals for any new business, other than those made by the FFOH Board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Articles. Written notice of a shareholder nomination or written notice of a shareholder proposal must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, the principal executive offices of FFOH not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of FFOH which are beneficially owned by each such nominee. Furthermore, any notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on FFOH's books, of the shareholder proposing such business; (iii) the class and number of shares of FFOH which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

         GFCO's Bylaws provide that all nominations for election to the GFCO Board and proposals for any new business, other than those made by the GFCO Board, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination or written notice of a shareholder proposal must be communicated to the Secretary of GFCO and delivered or mailed to and received at the principal executive offices of GFCO not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on GFCO's books, of such stockholder and (y) the class and number of shares of GFCO's capital stock that are beneficially owned by such stockholder. Furthermore, any written notice of a shareholder proposal shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on GFCO's books, of the stockholder who proposed such business, (iii) the class and number of shares of GFCO's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.

SHAREHOLDER ACTION WITHOUT A MEETING

         The Articles of FFOH provide that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote.

         The Bylaws of GFCO specifically provide that any action required or permitted to be taken by the stockholders of GFCO must be effected at a duly called annual or special meeting of shareholders of GFCO and may not be effected by any consent in writing by such shareholders.

SHAREHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

         Neither FFOH's Articles nor Code of Regulations addresses a shareholder's right to examine books and records of FFOH. Nevertheless, the OGCL provides that a shareholder may inspect books and records for any reasonable and proper purpose upon written demand stating the purpose of the inspection.

         Neither GFCO's Certificate of Incorporation nor Bylaws addresses a shareholder's right to examine books and records of GFCO. The DGCL provides that a shareholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a shareholder.

LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS

         The Articles of FFOH provide that for a period of five years from March 4, 1996, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of FFOH, or (ii) any securities convertible into, or exercisable for, any equity securities of FFOH if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of FFOH. The term "person" is broadly defined in the Articles to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to FFOH by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan established by FFOH or Fidelity Bank, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of FFOH's Board. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote.

         The Certificate of Incorporation of GFCO contains a similar provision. However, unlike FFOH's Articles, the provision in GFCO's Certificate of Incorporation does not expire after a period of time.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

         The OGCL requires the approval of the board of directors and, unless the articles of incorporation provide for a different vote (which cannot be less than a majority), the affirmative vote of the holders of two-thirds of the outstanding stock entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of a company's assets. The OGCL permits a company to merge with another corporation without obtaining the approval of shareholders if the company is the surviving corporation of such merger and if: (i) the articles of incorporation or code of regulations of the company do not require the company to obtain shareholder approval; (ii) the terms of the merger do not conflict with the company's articles of incorporation; (iii) the company's articles of incorporation will not differ from its articles of incorporation before the merger; and (iv) the number of voting shares issuable as a result of the merger will not exceed one-sixth of the shares of the company's common stock outstanding immediately prior to the merger. Although FFOH's Articles do not currently provide for a lesser vote in the case of mergers, consolidations or sales of assets, FFOH is seeking shareholder approval of an amendment to its Articles which will reduce the required vote in the case of mergers, consolidations or sales of assets from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH.

         The DGCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of GFCO entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of GFCO's assets. The DGCL permits GFCO to merge with another corporation without obtaining the approval of GFCO's shareholders if: (i) GFCO is the surviving corporation of the merger; (ii) the merger agreement does not amend GFCO's Certificate of Incorporation; (iii) each share of GFCO's stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of GFCO after the merger; and (iv) any authorized but unissued shares or treasury shares of common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the common stock outstanding immediately prior to the effective date of the merger.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         The Articles of FFOH contain certain provisions which require the holders of at least 80% of FFOH's outstanding shares of voting stock and a majority of such shares not including shares deemed beneficially owned by a "related person" (generally defined to include any shareholder beneficially owning more than 10% of FFOH's outstanding voting stock) to approve certain "business combinations," as defined therein. FFOH's Articles require the approval of the shareholders in accordance with the increased voting requirements in connection with any such transactions, except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Continuing Directors (generally, those members of the FFOH Board who are not affiliated with the related person and were directors before the related person became a related person). These provisions of FFOH's Articles apply to any "business combination," which generally is defined to include (i) any merger or consolidation of FFOH with or into a related person; (ii) any sale, lease, exchange, mortgage, transfer or other disposition of all or a substantial part of the assets of FFOH or of a subsidiary to a related person (the term "substantial part" is defined to include more than 25% of the FFOH's total assets); (iii) any merger or consolidation of a related person with or into FFOH or a subsidiary; (iv) any sale, lease, exchange, mortgage, transfer or other disposition of all or any substantial part of the assets of a related person to FFOH or a subsidiary; (v) the issuance of any securities of FFOH or a subsidiary to a related person; (vi) the acquisition by FFOH or a subsidiary of any securities of a related person;
(vii) any reclassification of FFOH Common Stock, or any recapitalization involving the FFOH Common Stock; and (viii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

         In addition, Ohio law generally provides that an "interested shareholder" (generally defined to include any shareholder owning more than 10% of a company's outstanding voting stock) may not engage in a business combination and certain other specified transactions with the company for a period of three years following the date he became an interested shareholder unless the business combination or the transaction by which the interested shareholder became an interested shareholder was approved prior to such date by the company's Board of Directors. If such Board approval is not obtained, following the expiration of this three-year period, any business combination with the interested shareholder must be approved by a two-thirds vote of disinterested shareholders or meet certain fair price and other procedural requirements.

         The Certificate of Incorporation of GFCO also contains certain provisions which require the holders of at least 80% of GFCO's outstanding shares of voting stock to approve certain "business combinations," as defined therein, with an "interested stockholder" (generally defined to include any person beneficially owning more than 10% of the outstanding voting stock) or an "affiliate" (as defined in the Rules under the Exchange Act) of an "interested stockholder." GFCO's Certificate of Incorporation requires the approval of the shareholders in accordance with the increased voting requirements in connection with any such transactions, except in certain circumstances such as where the "business combination" has been approved in advance by a majority of the "disinterested directors" (generally, those members of the GFCO Board who are unaffiliated with the interested stockholder) or certain conditions are met. These provisions apply to any "business combination," which generally is defined to include (i) any merger or consolidation of GFCO or any subsidiary with any interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder of any assets of GFCO or any subsidiary having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of GFCO and its subsidiaries; (iii) the issuance or transfer by GFCO or any subsidiary (in one transaction or a series of transactions) of any securities of GFCO or any subsidiary to any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equaling or exceeding 25% of the combined assets of GFCO and its subsidiaries except pursuant to an employee benefit plan of GFCO or any subsidiary thereof; (iv) the adoption of any plan or proposal for the liquidation or dissolution of GFCO proposed by or on behalf of any interested stockholder; and (v) any reclassification of securities (including any reverse stock split), or recapitalization of GFCO, or any merger or consolidation of GFCO with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of GFCO or any subsidiary which is directly or indirectly owned by any interested stockholder.

         In addition, Section 203 of the DGCL ("Section 203") imposes certain restrictions on business combinations between GFCO and large shareholders. Specifically, Section 203 prohibits a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) between GFCO or a subsidiary and an "interested shareholder" (as defined in Section 203, generally the beneficial owner of 15% or more of GFCO Common Stock) within three years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by GFCO's Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 85% of GFCO Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the business combination is approved by GFCO's Board of Directors and by the holders of at least two-thirds of the outstanding GFCO Common Stock, excluding shares owned by the interested shareholders.

ACQUISITION OF EQUITY SECURITIES

         GFCO's Certificate of Incorporation requires approval by 80% of the outstanding voting shares of GFCO before GFCO may directly or indirectly purchase or otherwise acquire any voting stock beneficially owned by a holder of 5% or more of GFCO's voting stock. Any shares beneficially held by such person would be excluded in calculating such stockholder approval. The provision would not apply to a pro rata offer made by GFCO to all of its stockholders in compliance with the Exchange Act and the rules and regulations thereunder, a purchase of voting shares pursuant to an open market purchase program approved by a majority of the GFCO Board (including a majority of the Disinterested Directors) or a purchase of voting shares by GFCO if the GFCO Board (including a majority of the Disinterested Directors) has determined, pursuant to criteria set forth in the Certificate of Incorporation, that the purchase price per share does not exceed the fair market value of such voting shares.

         FFOH's Articles do not contain a similar provision.

AMENDMENT OF GOVERNING INSTRUMENTS

         The Articles of FFOH generally provide that they may be amended by the affirmative vote of at least a majority of the voting power of FFOH, except that any amendment to Articles IV (number of directors), VII (indemnification), X (meetings of shareholders, director nominations and shareholder proposals), XI (directors), XII (removal of directors), XIII (duties of directors and limitation of liability), XIV (restrictions on share purchases), XV (business combinations), XVI (amendments to the Code of Regulations) and XVII (amendments to the Articles) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of FFOH entitled to vote thereon. The Code of Regulations of FFOH may only be amended by a vote of not less than two-thirds of the then outstanding voting power of FFOH entitled to vote at a meeting of shareholders called for that purpose and the Bylaws of FFOH may only be amended by a majority vote of the FFOH Board.

         The Certificate of Incorporation of GFCO may generally be amended upon the affirmative vote of a majority of the voting power of GFCO except that, the provisions of Article Thirteenth (amendments to Articles), clauses (c) or (d) of Article Fifth (the business and affairs of GFCO), Article Sixth (directors), Article Seventh (amendments to the Bylaws), Article Eighth (business combinations), Article Tenth (acquisition of equity securities) and Article Eleventh (indemnification) may not be amended or repealed unless the same is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of GFCO entitled to vote generally in the election of directors. The Bylaws of GFCO may be amended by the shareholders by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of GFCO entitled to vote generally in the election of directors.

                                  LEGAL OPINION

         The validity of the FFOH Common Stock offered hereby will be passed upon for FFOH by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.


                                     EXPERTS

         The consolidated financial statements of FFOH as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of GFCO as of June 30, 1998 and 1997, and for each of the years in the three-year period ended June 30, 1998 have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of Grant Thornton L.L.P., independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.


                                PROPOSALS FOR THE
                              1999 ANNUAL MEETINGS


         In the case of FFOH, the deadline set forth in Rule 14a-8 under the Exchange Act for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by FFOH in connection with its 1999 annual meeting of shareholders has passed. In addition, pursuant to FFOH's Articles of Incorporation, the deadline for submission of shareholder proposals at the 1999 annual meeting of shareholders of FFOH outside the processes of Rule 14a-8 is February 27, 1999.

         In the case of GFCO, pursuant to Rule 14a-8 under the Exchange Act, the deadline for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by GFCO in connection with its 1999 annual meeting of shareholders, which will be held only if the Merger is not consummated before the time of such meeting, is June 5, 1999. In addition, pursuant to GFCO's Bylaws, the deadline for submission of shareholder proposals for consideration at the 1999 annual meeting of shareholders of GFCO outside the processes of Rule 14a-8 is August 19, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         Each of FFOH and GFCO files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by FFOH and GFCO at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. FFOH's and GFCO's SEC filings are also available to the public from document retrieval services and at the SEC Internet website (http://www.sec.gov).

         FFOH has filed with the SEC a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act and the rules and regulations thereunder. This Prospectus/Joint Proxy Statement is a part of the Registration Statement. As permitted by the Securities Act, this Prospectus/Joint Proxy Statement does not contain all of the information you can find in the Registration Statement. The Registration Statement is available for inspection and copying as set forth above.

         The SEC allows FFOH and GFCO to "incorporate by reference" into this Prospectus/Joint Proxy Statement, which means that FFOH and GFCO can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus/Joint Proxy Statement, except for any information superseded by information contained in later filed documents incorporated by reference in this Prospectus/Joint Proxy Statement. Each of FFOH and GFCO incorporates by reference the respective documents filed by them with the SEC listed below and any future filings made by it with the SEC prior to the time of the Special Meetings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.


        FFOH SEC Filings (File No. 0-27868)                             Period/Date
        -----------------------------------                             -----------

Annual Report on Form 10-K                                Year ended December 31, 1997

Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1998,
                                                          June 30, 1998 and September 30, 1998

Current Reports on Form 8-K                               Filed on September 29, and October 1, 1998

        GFCO SEC Filings (File No. 0-18664)                             Period/date
        -----------------------------------                             -----------

Annual Report on Form 10-K                                Year ended June 30, 1998

Quarterly Report on Form 10-Q                             Quarter ended September 30, 1998

Current Reports on Form 8-K                               Filed on October 1, 1998


         Accompanying this Prospectus/Joint Proxy Statement are FFOH's 1997 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and GFCO's 1998 Annual Report to Shareholders and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

         THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATED DOCUMENTS OF FFOH AND GFCO BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL SUCH DOCUMENTS WITH RESPECT TO FFOH ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: FIDELITY FINANCIAL OF OHIO, INC., 4555 MONTGOMERY ROAD, CINCINNATI, OHIO 45212,
ATTENTION: PAUL D. STAUBACH, SECRETARY (TELEPHONE NUMBER (513) 351-6666). ALL SUCH DOCUMENTS WITH RESPECT TO GFCO ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: GLENWAY FINANCIAL CORPORATION, 5535 GLENWAY AVENUE, CINCINNATI, OHIO 45238, ATTENTION:
DANIEL W. GEEDING, SECRETARY (TELEPHONE NUMBER (513) 922-5959).

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/JOINT PROXY STATEMENT. NEITHER FFOH NOR GFCO HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT. MOREOVER, NEITHER FFOH NOR GFCO IS MAKING AN OFFER TO SELL OR SOLICITING AN OFFER TO BUY ANY SECURITIES OTHER THAN THE FFOH COMMON STOCK TO BE ISSUED BY FFOH IN THE MERGER, AND NEITHER FFOH NOR GFCO IS MAKING AN OFFER OF SUCH SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                         ANNEX I
















                               AGREEMENT OF MERGER

                                      AMONG

                        FIDELITY FINANCIAL OF OHIO, INC.,

                        FIDELITY ACQUISITION CORPORATION

                                       AND

                          GLENWAY FINANCIAL CORPORATION

                         DATED AS OF SEPTEMBER 28, 1998

                             AGREEMENT OF MERGER

                              TABLE OF CONTENTS

                                                                          Page

ARTICLE I - DEFINITIONS......................................................2

ARTICLE II - THE MERGER......................................................6

      2.1   The Merger.......................................................6
      2.2   Effective Time; Closing..........................................7
      2.3   Treatment of Capital Stock.......................................7
      2.4   Stockholder Rights; Stock Transfers..............................7
      2.5   Fractional Shares................................................8
      2.6   Exchange Procedures..............................................8
      2.7   Anti-Dilution Provisions.........................................9
      2.8   Options..........................................................9
      2.9   Dissenting Shares...............................................10
      2.10  Additional Actions..............................................10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................11

      3.1   Capital Structure...............................................11
      3.2   Organization, Standing and Authority of GFCO....................11
      3.3   Ownership of GFCO Subsidiaries..................................11
      3.4   Organization, Standing and Authority of the GFCO Subsidiaries...12
      3.5   Authorized and Effective Agreement..............................12
      3.6   Securities Documents and Regulatory Reports.....................13
      3.7   Financial Statements............................................14
      3.8   Material Adverse Change.........................................14
      3.9   Environmental Matters...........................................15
      3.10  Tax Matters.....................................................15
      3.11  Legal Proceedings...............................................16
      3.12  Compliance with Laws............................................16
      3.13  Deposit Insurance and Other Regulatory Matters..................17
      3.14  Certain Information           ..................................17
      3.15  Employee Benefit Plans..........................................17
      3.16  Certain Contracts...............................................19
      3.17  Brokers and Finders.............................................20
      3.18  Insurance.......................................................20
      3.19  Properties......................................................20
      3.20  Labor...........................................................21
      3.21  Loans; Nonperforming and Classified Assets; Allowance for
             Loan Losses....................................................21

      3.22  Administration of Fiduciary Accounts............................22
      3.23  Derivative Transactions.........................................22
      3.24  Year 2000.......................................................22
      3.25  Required Vote; Antitakeover Provisions..........................22
      3.26  Fairness Opinion................................................23
      3.27  Accounting for the Merger; Reorganization.......................23
      3.28  Disclosures.....................................................23


ARTICLE IV - REPRESENTATIONS AND WARRANTIES  OF FFOH
                  AND MERGER CORPORATION....................................23

      4.1   Capital Structure of FFOH.......................................23
      4.2   Organization, Standing and Authority of FFOH....................24
      4.3   Ownership of FFOH Subsidiaries..................................24
      4.4   Organization, Standing and Authority of FFOH Subsidiaries.......24
      4.5   Authorized and Effective Agreement..............................25
      4.6   Securities Documents and Regulatory Reports.....................26
      4.7   Financial Statements............................................26
      4.8   Material Adverse Change.........................................27
      4.9   Environmental Matters...........................................27
      4.10  Tax Matters.....................................................28
      4.11  Legal Proceedings...............................................29
      4.12  Compliance with Laws............................................29
      4.13  Deposit Insurance and Other Regulatory Matters..................29
      4.14  Certain Information.............................................30
      4.15  Employee Benefit Plans..........................................30
      4.16  Certain Contracts...............................................32
      4.17  Brokers and Finders.............................................32
      4.18  Insurance.......................................................32
      4.19  Properties......................................................33
      4.20  Labor...........................................................33
      4.21  Loans; Nonperforming and Classified Assets; Allowance
             for Loan Losses................................................33
      4.22  Administration of Fiduciary Accounts............................34
      4.23  Derivative Transactions.........................................34
      4.24  Year 2000.......................................................34
      4.25  Ownership of GFCO Common Stock..................................35
      4.26  Required Vote; Antitakeover Provisions..........................35
      4.27  Fairness Opinion................................................35
      4.28  Accounting for the Merger; Reorganization.......................35
      4.29  Disclosures.....................................................36

ARTICLE V - COVENANTS.......................................................36

      5.1   Reasonable Best Efforts.........................................36

      5.2   Shareholder Meetings............................................36
      5.3   Regulatory Matters..............................................36
      5.4   Investigation and Confidentiality...............................37
      5.5   Press Releases..................................................38
      5.6   Business of the Parties.........................................38
      5.7   Current Information.............................................43
      5.8   Indemnification; Insurance......................................43
      5.9   Directors, Officers and Employees; Employee Benefit Plans
               and Arrangements.............................................45
      5.10  Certain Policies; Integration...................................46
      5.11  Stock Exchange Listing..........................................46
      5.12  The Bank Merger.................................................46
      5.13  Affiliates; Restrictions on Resale..............................47
      5.14  Disclosure Supplements..........................................47
      5.15  Failure to Fulfill Conditions...................................47
      5.16  Amendment of the Articles of Incorporation and Bylaws of FFOH...47

ARTICLE VI - CONDITIONS PRECEDENT...........................................48

      6.1   Conditions Precedent - FFOH, Merger Corporation and GFCO........48
      6.2   Conditions Precedent - GFCO.....................................50
      6.3   Conditions Precedent - FFOH and Merger Corporation .............51

ARTICLE VII - TERMINATION, WAIVER AND AMENDMENT.............................52

      7.1   Termination.....................................................52
      7.2   Effect of Termination...........................................53
      7.3   Survival of Representations, Warranties and Covenants...........53
      7.4   Waiver..........................................................53
      7.5   Amendment or Supplement.........................................53

ARTICLE VIII - MISCELLANEOUS................................................54

      8.1   Expenses........................................................54
      8.2   Entire Agreement................................................54
      8.3   Assignment; Successors..........................................54
      8.4   Notices.........................................................55
      8.5   Interpretation..................................................56
      8.6   Counterparts....................................................56
      8.7   Governing Law...................................................56

Signatures   ...............................................................57

                                    EXHIBITS

Exhibit A     Form of Merger Agreement between Fidelity Federal Savings Bank and
              Centennial Savings Bank
Exhibit B     Form of GFCO Stock Option Agreement
Exhibit C     Form of GFCO Stockholder Agreement
Exhibit D     Form of FFOH Stock Option Agreement
Exhibit E     Form of FFOH Stockholder Agreement

                              AGREEMENT OF MERGER

      Agreement of Merger (the "Agreement"), dated as of September 28, 1998, by and among Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, Fidelity Acquisition Corporation ("Merger Corporation"), an Ohio corporation and a wholly-owned subsidiary of FFOH, and Glenway Financial Corporation ("GFCO"), a Delaware corporation.

                              W I T N E S S E T H:

      WHEREAS, the Boards of Directors of FFOH, Merger Corporation and GFCO have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of GFCO with and into Merger Corporation, subject to the terms and conditions set forth herein; and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

      WHEREAS, as a condition and inducement to FFOH's willingness to enter into the Agreement, (i) GFCO is concurrently entering into a Stock Option Agreement with FFOH (the "GFCO Stock Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which GFCO is granting to FFOH the option to purchase shares of GFCO Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of GFCO are concurrently entering into a Stockholder Agreement with FFOH (the "GFCO Stockholder Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, such stockholders will agree to vote their shares of GFCO Common Stock in favor of this Agreement and the transactions contemplated hereby; and

      WHEREAS, as a condition and inducement to GFCO's willingness to enter into the Agreement, (i) FFOH is concurrently entering into a Stock Option Agreement with GFCO (the "FFOH Stock Option Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which FFOH is granting to GFCO the option to purchase shares of FFOH Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of FFOH are concurrently entering into a Stockholder Agreement with GFCO (the "FFOH Stockholder Agreement"), in substantially the form attached hereto as Exhibit E, pursuant to which, among other things, such stockholders will agree to vote their shares of FFOH Common Stock in favor of this Agreement and the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

      "Affiliate" shall have the meaning specified in Section 5.13 hereof.

      "Bank" shall mean Fidelity Federal Savings Bank, a federally-chartered savings bank and a wholly-owned subsidiary of Merger Corporation.

      "Bank Merger" shall have the meaning set forth in Section 5.12 hereof.

      "Bank Merger Agreement" shall have the meaning set forth in Section 5.12 hereof.

      "Centennial" shall mean Centennial Savings Bank, an Ohio-chartered savings bank and a wholly-owned subsidiary of GFCO.

      "Certificates of Merger" shall have the meaning set forth in Section 2.2 hereof.

      "Certificates" shall have the meaning set forth in Section 2.4 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commission" shall mean the Securities and Exchange Commission.

      "Confidentiality Agreement" shall mean the Mutual Confidentiality Agreement dated August 21, 1998, between GFCO and FFOH.

      "CSLSC" means Centennial Savings and Loan Service Corporation, an Ohio corporation and a wholly-owned subsidiary of Centennial.

      "DGCL" shall mean the Delaware General Corporation Law.

      "Division" shall mean the Division of Financial Institutions of the Ohio Department of Commerce or any successor thereto.

      "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

      "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

      "Environmental Laws" shall mean any federal, state or local environmental law or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state and local counterparts.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Ratio" shall have the meaning set forth in Section 2.3(c) hereof.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "FFIEC" shall mean the Federal Financial Institutions Examination Council.

      "FFOH Common Stock" shall mean the common stock, par value $.10 per share, of FFOH.

      "FFOH Dissenting Shares" shall have the meaning set forth in Section 2.9 hereof.

      "FFOH Employee Plans" shall have the meaning set forth in Section 4.15(a) hereof.

      "FFOH Employee Stock Benefit Plans" shall mean the following employee benefit plans of FFOH: 1992 Stock Incentive Plan, 1992 Directors' Stock Option Plan, Management Recognition Plan, Employee Stock Ownership Plan, Fidelity Federal Savings Bank 401(k) Retirement Plan, 1997 Stock Option Plan and 1997 Management Recognition Plan and Trust.

      "FFOH Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of FFOH as of December 31, 1997, 1996 and 1995 and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of FFOH for each of the three years ended December 31, 1997, 1996 and 1995 as filed by FFOH in its Securities Documents, and (ii) the consolidated statements of financial condition of FFOH (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of FFOH included in the Securities Documents filed by FFOH with respect to the quarterly and annual periods ended subsequent to December 31, 1997.

      "FFOH Preferred Stock" shall mean the shares of serial preferred stock, par value $.10 per share, of FFOH.

      "FHLB" shall mean Federal Home Loan Bank.

      "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by FFOH in connection with the issuance of shares of FFOH Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

      "GFCO Common Stock" shall mean the common stock, par value $0.01 per share, of GFCO.

      "GFCO Employee Plans" shall have the meaning set forth in Section 3.15(a) hereof.

      "GFCO ESOP" shall mean GFCO's Employee Stock Ownership Plan.

      "GFCO Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of GFCO as of June 30, 1998, 1997 and 1996 and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of GFCO for each of the three years ended June 30, 1998, 1997 and 1996 as filed by GFCO in its Securities Documents, and (ii) the consolidated statements of financial condition of GFCO (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of GFCO included in the Securities Documents filed by GFCO with respect to the quarterly and annual periods ended subsequent to June 30, 1998.

      "GFCO 401(k) Plan shall mean GFCO's 401(k) Profit Sharing Plan.

      "GFCO Bank Incentive Plan" shall mean Centennial Savings Bank Bank Incentive Plan.

      "GFCO Options" shall mean options to purchase shares of GFCO Common Stock granted pursuant to GFCO Stock Option Plan.

      "GFCO Preferred Stock" shall mean the shares of serial preferred stock, par value $0.01 per share, of GFCO.

      "GFCO Stock Option Plan" shall mean the GFCO's Stock Option and Incentive Plan.

      "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HOLA" shall mean the Home Owners' Loan Act.

      "Lien" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

      "Loan" shall have the meaning set forth in Section 3.21(a) hereof.

      "Material Adverse Effect" shall mean, with respect to FFOH or GFCO, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of

FFOH and its Subsidiaries taken as whole or GFCO and its Subsidiaries taken as a whole, as applicable, or (ii) materially impairs the ability of the GFCO, FFOH or any of their respective banking subsidiaries to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, provided, however, that Material Adverse Effect shall not be deemed to include
(a) the impact of changes in laws and regulations or interpretations thereof that are generally applicable to the banking industry or generally accepted accounting principles that are generally applicable to the banking industry,
(b) reasonable expenses incurred in connection with the transactions contemplated hereby and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

      "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

      "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereto.

      "OGCL" shall mean the Ohio General Corporation Law.

      "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury and its predecessor, the Federal Home Loan Bank Board, or any successor thereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in a disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to
Section 5.14 hereof.

      "Proxy Statement" shall mean the joint prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of FFOH and GFCO in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

      "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests in the entity.

      "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated pursuant to such laws.

      "SGFSC" shall mean Spring Garden Financial Service Corp., an Ohio corporation and a wholly-owned subsidiary of the Bank.

      "Subsidiary" shall mean any corporation, bank, savings association, partnership, joint venture or other organization more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by an entity.

      "Surviving Corporation" shall have the meaning specified in Section 2.1(a) hereof.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1   The Merger

      (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), GFCO shall be merged with and into Merger Corporation (the "Merger") in accordance with the applicable provisions of the OGCL and the DGCL. Merger Corporation shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall continue to be "Fidelity Merger Corporation" and the Surviving Corporation will continue to operate as a wholly owned subsidiary of FFOH. Upon consummation of the Merger, the separate corporate existence of GFCO shall terminate.

      (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL and Section 259 of the DGCL.

      (c) Upon consummation of the Merger, the Articles of Incorporation, Code of Regulations and Bylaws of Merger Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

      (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of Merger Corporation immediately prior to the Effective Time.

2.2   Effective Time; Closing

      The Merger shall become effective upon the occurrence of the filing of
(i) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL and (ii) a certificate of merger with the Secretary of the State of Delaware pursuant to the DGCL, unless a later date and time is specified as the effective time (the "Effective Time") in such certificates of merger (collectively, the "Certificates of Merger"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of FFOH in Cincinnati, Ohio, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to FFOH and GFCO the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3   Treatment of Capital Stock

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

      (a) subject to Section 2.9 hereof, each share of FFOH Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding;

      (b) each share of Merger Corporation common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

      (c) subject to Section 2.5 hereof, each share of GFCO Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by FFOH, GFCO or any of their respective wholly-owned Subsidiaries (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which shall be canceled and retired without consideration) shall become and be converted into the right to receive 1.50 shares of FFOH Common Stock (subject to possible adjustment as set forth in Section 2.7 hereof, the "Exchange Ratio").

2.4   Stockholder Rights; Stock Transfers

      At the Effective Time, each holder of a certificate or certificates representing outstanding shares of GFCO Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with Section 2.6 hereof, certificates representing the number of whole shares of FFOH Common Stock, and any cash in lieu of a fractional share interest, into which such shares of GFCO Common Stock shall have been converted pursuant to Section 2.3 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of GFCO of shares of GFCO Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to FFOH or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in Section 2.6 hereof, except as otherwise provided by law.

2.5   Fractional Shares

      (a) No certificates or scrip representing fractional shares of FFOH Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights as a stockholder of FFOH.

      (b) Notwithstanding any other provision of this Agreement, each holder of shares of GFCO Common Stock converted into shares of FFOH Common Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FFOH Common Stock (after taking into account all Certificates delivered by such holder) shall, at the time of surrender of the Certificate or Certificates representing such holder's shares of GFCO Common Stock receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of FFOH Common Stock by the closing price of a share of FFOH Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent.

2.6   Exchange Procedures

      (a) At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to an agent, duly appointed by FFOH (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of FFOH Common Stock into which the shares of GFCO Common Stock theretofore represented by the Certificate or Certificates so surrendered shall have been converted as provided in Section 2.3(c) hereof. Not later than five business days, the Exchange Agent shall mail to each holder of record of an outstanding Certificate which is to be exchanged for FFOH Common Stock as provided in
Section 2.3 hereof a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for a certificate or certificates evidencing FFOH Common Stock and any cash in lieu of any fractional share interest. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Affiliate of GFCO (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of FFOH Common Stock in accordance with the terms of this Agreement until FFOH has received a written agreement from such person as specified in Section 5.13(b).

      (b) No holder of a Certificate shall be entitled to receive any dividends in respect of FFOH Common Stock into which such shares shall have been converted by virtue of the Merger until the Certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of FFOH Common Stock. In the event that dividends are declared and paid by FFOH in respect of FFOH Common Stock after the Effective Time but prior to any holder's surrender of Certificates, dividends payable to such holder in respect of shares of FFOH Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the Certificates. FFOH shall be entitled, after the Effective Time, to treat Certificates as evidencing ownership of the number of whole shares of FFOH Common Stock into which the shares of GFCO Common Stock represented by such Certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such Certificates.

      (c) FFOH shall not be obligated to deliver a certificate or certificates representing shares of FFOH Common Stock to which a holder of GFCO Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by FFOH. If any certificate evidencing shares of FFOH Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of FFOH Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.7   Anti-Dilution Provisions

      If, between the date hereof and the Effective Time, the shares of FFOH Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

2.8   Options

      (a) At the Effective Time, each GFCO Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of GFCO Common Stock and shall be converted automatically into an option to purchase shares of FFOH Common Stock, and FFOH shall assume each GFCO Option, in accordance with the terms of the GFCO Stock Option Plan and the stock option agreement by which it is evidenced, including without limitation all such terms pertaining to the acceleration and vesting of the holder's exercise rights thereunder, except that from and after the Effective Time, (i) FFOH and the Compensation Committee of its Board of Directors shall be substituted for GFCO and the committee of GFCO's Board of Directors (including, if applicable, the entire Board of Directors of GFCO) administering the GFCO Stock Option Plan,
(ii) each GFCO Option may be exercised solely for shares of FFOH Common Stock,
(iii) the number of shares of FFOH Common Stock subject to such GFCO Option shall be equal to the number of shares of GFCO Common Stock subject to such GFCO Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of FFOH Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such GFCO Option shall be adjusted by dividing the per share exercise price under each such GFCO Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each GFCO Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. FFOH and GFCO agree to take all necessary steps to effect the foregoing provisions of this Section 2.8(a).

      (b) Within 30 days after the Effective Time, FFOH shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FFOH Common Stock subject to the options referred to in paragraph (a) of this
Section 2.8 and shall use its best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

2.9   Dissenting Shares

      Each outstanding share of FFOH Common Stock the holder of which has perfected his right to dissent under the OGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "FFOH Dissenting Shares") shall be entitled to such rights as are granted by the OGCL. FFOH shall give GFCO prompt notice upon receipt by FFOH of any such written demands for payment of the fair value of such shares of FFOH Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting FFOH Shareholder"). Any payments made in respect of FFOH Dissenting Shares shall be made by the Surviving Corporation. If any FFOH Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of FFOH Common Stock shall remain issued, outstanding and unchanged in accordance with the applicable provisions of this Agreement.

2.10  Additional Actions

      If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of GFCO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, GFCO, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      GFCO represents and warrants to FFOH as follows:

3.1   Capital Structure

      The authorized capital stock of GFCO consists of 3,000,000 shares of GFCO Common Stock and 500,000 shares of GFCO Preferred Stock. As of the date hereof, there are 2,293,210 shares of GFCO Common Stock issued and outstanding, 81,528 shares of GFCO Common Stock are directly or indirectly held as treasury stock by GFCO and no shares of GFCO Preferred Stock are issued and outstanding. All outstanding shares of GFCO Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of GFCO Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) 93,889 shares of GFCO Common Stock issuable upon exercise of outstanding stock options which have been granted pursuant to the GFCO Stock Option Plan, as Previously Disclosed, and (ii) shares of GFCO Common Stock issuable pursuant to the terms of GFCO Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of GFCO. GFCO has not repurchased any shares of GFCO Common Stock during the two years preceding the date hereof, except for any such repurchases (including the number of shares, date repurchased, repurchase price and the purpose thereof) as are Previously Disclosed.

3.2   Organization, Standing and Authority of GFCO

      GFCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on GFCO. GFCO is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. GFCO has heretofore delivered or made available to FFOH true and complete copies of the Certificate of Incorporation and Bylaws of GFCO as in effect as of the date hereof.

3.3   Ownership of GFCO Subsidiaries

      The only direct or indirect Subsidiaries of GFCO are Centennial and CSLSC (the "GFCO Subsidiaries"). Except for (i) capital stock of the GFCO Subsidiaries, (ii) stock in the FHLB of Cincinnati, (iii) securities and other interests taken in consideration of debts previously contracted and (iv) the operative provisions of the FFOH Stock Option Agreement, GFCO does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each of the GFCO Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by GFCO free and clear of all Liens or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any GFCO Subsidiary and there are no agreements, understandings or commitments relating to the right of GFCO to vote or to dispose of said shares or other ownership interests.

3.4   Organization, Standing and Authority of the GFCO Subsidiaries

      Centennial is a savings bank duly organized, validly existing and in good standing under Chapter 1161 of the Ohio Revised Code, and CSLSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the GFCO Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on GFCO. GFCO has heretofore delivered or made available to FFOH true and complete copies of the Articles of Incorporation, Constitution and Bylaws of Centennial and the Articles of Incorporation, Code of Regulations and Bylaws of CSLSC as in effect as of the date hereof.

3.5   Authorized and Effective Agreement

      (a) GFCO has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and expiration of applicable waiting periods and the approval of GFCO's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of GFCO, except for the approval of this Agreement by GFCO's shareholders. This Agreement has been duly and validly executed and delivered by GFCO and, assuming due authorization, execution and delivery by FFOH and Merger Corporation, constitutes a legal, valid and binding obligation of GFCO which is enforceable against GFCO in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by GFCO with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of GFCO or the equivalent documents of any GFCO Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of GFCO or any GFCO Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which GFCO or any GFCO Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to GFCO or any GFCO Subsidiary.

      (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS, the FDIC and the Division,
(ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws in connection with the issuance of FFOH Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of GFCO and FFOH, (v) the filing of the Certificates of Merger with the Secretary of State of the States of Ohio and Delaware pursuant to the OGCL and DGCL, respectively, in each case in connection with the Merger and (vi) the filing of a Certificate of Merger with the Division and the Secretary of the State of Ohio in connection with the Bank Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of GFCO or any GFCO Subsidiary in connection with (i) the execution and delivery by GFCO of this Agreement and the consummation by GFCO of the transactions contemplated hereby and (ii) the execution and delivery by Centennial of the Bank Merger Agreement and the consummation by Centennial of the transactions contemplated thereby.

      (d) As of the date hereof, neither GFCO nor any of the GFCO Subsidiaries is aware of any reasons (relating to GFCO or any of the GFCO Subsidiaries (including, without limitation, Community Reinvestment Act compliance)) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by FFOH after the Effective Time of the business of each of FFOH, GFCO and their respective Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of GFCO, could reasonably be expected to have a Material Adverse Effect on FFOH or GFCO or materially impair the value of GFCO and the GFCO Subsidiaries.

3.6   Securities Documents and Regulatory Reports

      (a) GFCO has previously delivered or made available to FFOH a complete copy of all Securities Documents filed by GFCO pursuant to the Securities Laws or mailed by GFCO to its shareholders as a class since January 1, 1994. GFCO has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      (b) Since January 1, 1994, each of GFCO and Centennial has duly filed with the OTS, the FDIC and the Division, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and GFCO has previously delivered or made available to FFOH accurate and complete copies of all such reports. In connection with the most recent examinations of GFCO or a GFCO Subsidiary by the OTS, the

FDIC and the Division, neither GFCO nor any GFCO Subsidiary was required to correct or change any action, procedure or proceeding which has not been corrected or changed as required.

3.7   Financial Statements

      (a) GFCO has previously delivered or made available to FFOH accurate and complete copies of the GFCO Financial Statements which, in the case of the consolidated statements of financial condition of GFCO as of June 30, 1998, 1997 and 1996 and the consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended June 30, 1998, 1997 and 1996, are accompanied by the audit reports of Grant Thornton LLP, independent public accountants with respect to the GFCO. The GFCO Financial Statements referred to herein, as well as the GFCO Financial Statements to be delivered pursuant to
Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of GFCO as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of GFCO for the respective periods or as of the respective dates set forth therein.

      (b) Each of the GFCO Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of GFCO and the GFCO Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of GFCO and the GFCO Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of GFCO and the GFCO Subsidiaries.

      (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of GFCO as of June 30, 1998 (including related notes) and (ii) of liabilities incurred since June 30, 1998 in the ordinary course of business, neither GFCO nor any GFCO Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect on GFCO.

3.8   Material Adverse Change

      (a) Since June 30, 1998, (i) GFCO and the GFCO Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on GFCO.

      (b) Except as Previously Disclosed, neither GFCO nor any of the GFCO Subsidiaries has taken or permitted any of the actions set forth in Section 5.6(a) hereof between June 30, 1998 and the date hereof.

3.9   Environmental Matters

      (a) To the best of GFCO's knowledge, GFCO and the GFCO Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary has received any written communication alleging that GFCO or any GFCO Subsidiary is not in such compliance and, to the best knowledge of GFCO, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of GFCO's knowledge, none of the properties owned, leased or operated by GFCO or GFCO's Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not, singly or in the aggregate, have a Material Adverse Effect on GFCO.

      (c) To the best of GFCO's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against GFCO or any GFCO Subsidiary or against any person or entity whose liability for any Environmental Claim GFCO or any GFCO Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on GFCO.

      (d) Except as Previously Disclosed, GFCO has not conducted any environmental studies during the past five years with respect to any properties owned by it or any GFCO Subsidiary as of the date hereof or which secure loans of a GFCO Subsidiary as of the date hereof.

3.10  Tax Matters

      (a) GFCO and the GFCO Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither GFCO nor any of the GFCO Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by GFCO and the GFCO Subsidiaries are complete and accurate in all material respects. Neither GFCO nor any of the GFCO Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of GFCO and the GFCO Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against GFCO or any GFCO Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to GFCO or any GFCO Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of GFCO's knowledge, threatened.

      (c) Except as Previously Disclosed, none of GFCO or the GFCO Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by GFCO or the GFCO Subsidiaries (nor does GFCO have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11  Legal Proceedings

      Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of GFCO, threatened against GFCO or any GFCO Subsidiary or against any asset, interest or right of GFCO or any of GFCO Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on GFCO.

3.12  Compliance with Laws

      (a) GFCO and each of the GFCO Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on GFCO; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of GFCO, no suspension or cancellation of any of the same is threatened.

      (b) Neither GFCO nor any of GFCO Subsidiaries is in violation of its respective Certificate of Incorporation or Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on GFCO; and neither GFCO nor any GFCO Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that GFCO or any GFCO Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on GFCO. Neither GFCO nor any GFCO Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

3.13  Deposit Insurance and Other Regulatory Matters

      (a) The deposit accounts of Centennial are insured by the SAIF to the maximum extent permitted by the FDIA, and Centennial has paid all premiums and assessments required by the FDIA and the regulations thereunder.

      (b) Centennial is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

      (c) Centennial has at all relevant times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

3.14  Certain Information

      None of the information relating to GFCO and the GFCO Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of GFCO and FFOH and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FFOH and GFCO to their respective shareholders in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.15  Employee Benefit Plans

      (a) GFCO has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined under Section 3(1) of ERISA), employee pension benefit plan (as defined under Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of GFCO or any GFCO Subsidiary (the "GFCO Employee Plans"), and GFCO has previously furnished or made available to FFOH accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans,
(ii) the most recent annual reports filed with any governmental agency with respect to each GFCO Employee Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

      (b) None of GFCO, any GFCO Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of GFCO's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of GFCO or any GFCO Subsidiary. To the best of GFCO's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

      (c) Neither GFCO nor any GFCO Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and neither GFCO nor any GFCO Subsidiary (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which GFCO or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

      (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each GFCO Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "GFCO Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of GFCO's knowledge, is threatened to be revoked and GFCO does not know of any ground on which such revocation may be based. Neither GFCO nor any GFCO Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of GFCO at June 30, 1998 included in the GFCO Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any GFCO Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on GFCO.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each GFCO Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any GFCO Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any GFCO Pension Plan.

      (g) GFCO Employee Plans have been operated in compliance in all material respects with the applicable provisions of the GFCO Employee Plans, ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

      (h) There are no pending or, to the best knowledge of GFCO, threatened claims (other than routine claims for benefits) by, on behalf of or against any of GFCO Employee Plans or any trust related thereto or any fiduciary thereof relating to a GFCO Employee Plan.

      (i) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (i) entitle any director, officer, employee or consultant of or to GFCO or any GFCO Subsidiary to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any GFCO Employee Plan or (iii) result in any material increase in benefits payable under any GFCO Employee Plan.

      (j) Neither GFCO nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

      (k) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of GFCO, FFOH or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

3.16  Certain Contracts

      (a) Except as Previously Disclosed, none of GFCO or the GFCO Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by GFCO or any GFCO Subsidiary (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by GFCO or any GFCO Subsidiary of any obligation,
(ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of GFCO or any GFCO Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which GFCO or any GFCO Subsidiary is obligated to indemnify any existing or former director, officer, employee or agent of GFCO or any GFCO Subsidiary, (iv) any agreement, arrangement or understanding to which GFCO or any GFCO Subsidiary is a party or by which any of the same is bound which limits the freedom of GFCO or any GFCO Subsidiary to compete in any line of business or with any person, or (v) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to GFCO's Annual Report on Form 10-KSB under the Exchange Act and which has not been so filed.

      (b) Neither GFCO nor any GFCO Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on GFCO, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.17  Brokers and Finders

      Except for an agreement with Stifel, Nicolaus & Company, Incorporated, as Previously Disclosed, neither GFCO nor any GFCO Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.18  Insurance

      GFCO and each GFCO Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Neither GFCO nor any of GFCO Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.19  Properties

      All real and personal property owned by GFCO or any of the GFCO Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of GFCO and the GFCO Subsidiaries in the ordinary course of business consistent with their past practices. GFCO and the GFCO Subsidiaries have good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of GFCO as of June 30, 1998 included in the GFCO Financial Statements or acquired after such date, except
(i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of GFCO as of June 30, 1998 included in the GFCO Financial Statements. All real and personal property which is material to GFCO's business on a consolidated basis and leased or licensed by GFCO or any GFCO Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.20  Labor

      No work stoppage involving GFCO or any GFCO Subsidiary is pending or, to the best knowledge of GFCO, threatened. Neither GFCO nor any GFCO Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of GFCO or any GFCO Subsidiary which reasonably could be expected to have a Material Adverse Effect on GFCO. Employees of GFCO and the GFCO Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of GFCO's knowledge, there have been no efforts to unionize or organize any employees of GFCO or any GFCO Subsidiary during the past five years.

3.21  Loans; Nonperforming and Classified Assets; Allowance for Loan Losses

      (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of GFCO and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of GFCO, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

      (b) GFCO has Previously Disclosed as to GFCO and each GFCO Subsidiary as of June 30, 1998: (i) any written or, to GFCO's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of GFCO's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by GFCO, a GFCO Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater stockholder of GFCO or a GFCO Subsidiary, or to the best knowledge of GFCO, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

      (c) The allowance for loan losses reflected on GFCO's consolidated statements of financial condition included in GFCO Financial Statements is, or will be in the case of subsequently delivered GFCO Financial Statements, as the case may be, in the opinion of GFCO's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

3.22  Administration of Fiduciary Accounts

      GFCO and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on GFCO. Neither GFCO nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on GFCO.

3.23  Derivative Transactions

      Except as Previously Disclosed, between June 30, 1998 and the date hereof, neither GFCO nor any of its Subsidiaries entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

3.24  Year 2000

      Neither GFCO nor any of its Subsidiaries has received or has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. GFCO has disclosed or made available to FFOH a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

3.25  Required Vote; Antitakeover Provisions

      (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of GFCO Common Stock is the only vote of stockholders of GFCO required to approve this Agreement and the transactions contemplated hereby on behalf of GFCO.

      (b) To the best of our knowledge, FFOH is not an "interested stockholder" of GFCO as defined in Section 203(c)(5) of the DGCL (assuming the accuracy of the representation and warranty of FFOH contained in Section 4.25 hereof) and, as a result, the provisions of Section 203 of the DGCL do not apply to the Merger and the other transactions contemplated hereby.

      (c) The Board of Directors of GFCO has taken all necessary action so that the provisions of Article Eight of GFCO's Certificate of Incorporation do not and will not apply to this Agreement and GFCO Stock Option Agreement and the transactions contemplated hereby and thereby.

3.26  Fairness Opinion

      GFCO has received an opinion of Stifel, Nicolaus & Company, Incorporated to the effect that, as of the date hereof, the consideration to be received by the stockholders of GFCO pursuant to this Agreement is fair from a financial point of view to the holders of GFCO Common Stock.

3.27  Accounting for the Merger; Reorganization

      As of the date hereof, GFCO does not have any reason to believe that the Merger will fail to qualify, as a result of any action or omission by GFCO or any GFCO Subsidiary, (i) for pooling-of- interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

3.28  Disclosures

      None of the representations and warranties of GFCO or any of the written information or documents furnished or to be furnished by GFCO to FFOH in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFOH
                             AND MERGER CORPORATION

      FFOH and Merger Corporation represent and warrant to GFCO as follows:

4.1   Capital Structure of FFOH

      The authorized capital stock of FFOH consists of 15,000,000 shares of FFOH Common Stock and 5,000,000 shares of FFOH Preferred Stock. As of the date hereof, there are 5,601,977 shares of FFOH Common Stock issued and outstanding, no shares of FFOH Common Stock which are directly or indirectly held as treasury stock by FFOH, and no shares of FFOH Preferred Stock issued and outstanding. All outstanding shares of FFOH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FFOH Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) 220,009 shares of FFOH Common Stock issuable upon exercise of stock options which have been granted pursuant to the 1992 Stock Incentive Plan, the 1992 Directors' Stock Option Plan and the 1997 Stock Option Plan, as Previously Disclosed, (ii) shares of FFOH Common Stock issuable pursuant to the terms of the FFOH Stock Option Agreement and (iii) the operative provisions of this Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of FFOH. FFOH has not repurchased any shares of FFOH Common Stock during the two years preceding the date hereof, except for any such repurchases (including the number of shares, date repurchased, repurchase price and the purpose thereof) as are Previously Disclosed.

FFOH Common Stock to be issued in connection with the Merger is duly authorized and, when issued in accordance with the terms hereof, will be validly issued and fully paid and nonassessable.

4.2   Organization, Standing and Authority of FFOH

      FFOH is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on FFOH. FFOH is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. FFOH has heretofore delivered or made available to GFCO true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of FFOH as in effect as of the date hereof.

4.3   Ownership of FFOH Subsidiaries

      The only direct or indirect Subsidiaries of FFOH are Merger Corporation, the Bank and SGFSC (the "FFOH Subsidiaries"). Except for (i) capital stock of the FFOH Subsidiaries, (ii) stock in the FHLB of Cincinnati, (iii) securities and other interests taken in consideration of debts previously contracted and
(iv) the operative provisions of this Agreement and the GFCO Stock Option Agreement, FFOH does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests in each of the FFOH Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by FFOH free and clear of all Liens or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any FFOH Subsidiary and there are no agreements, understandings or commitments relating to the right of FFOH to vote or to dispose of said shares or other ownership interests.

4.4   Organization, Standing and Authority of FFOH Subsidiaries

      The Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States, and Merger Corporation and SGFSC are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the FFOH Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on FFOH. FFOH has heretofore delivered or made available to GFCO true and complete copies of the Charter and Bylaws of the Bank and the Articles of Incorporation, Code of Regulations and Bylaws of each of Merger Corporation and SGFSC as in effect as of the date hereof.

4.5   Authorized and Effective Agreement

      (a) Each of FFOH and Merger Corporation has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of FFOH's shareholders of this Agreement and the other transactions contemplated hereby) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FFOH and Merger Corporation, except for the approval of this Agreement and the other transactions contemplated hereby by FFOH's shareholders. This Agreement has been duly and validly executed and delivered by each of FFOH and Merger Corporation and, assuming due authorization, execution and delivery by GFCO, constitutes a legal, valid and binding obligation of FFOH and Merger Corporation which is enforceable against FFOH and Merger Corporation in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by FFOH or Merger Corporation with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation, Code of Regulations or Bylaws of FFOH, Merger Corporation or SGFSC or the Charter or Bylaws of the Bank, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of FFOH or the FFOH Subsidiaries pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FFOH or the FFOH Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to FFOH or the FFOH Subsidiaries.

      (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS and the Division, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws in connection with the issuance of FFOH Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of GFCO and FFOH, (v) the filing of the Certificates of Merger with the Secretary of State of the States of Ohio and Delaware, pursuant to the OGCL and DGCL, respectively, in each case in connection with the Merger and (vi) the filing of a Certificate of Merger with the Secretary of the State of Ohio in connection with the Bank Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of FFOH or the FFOH Subsidiaries in connection with (i) the execution and delivery by FFOH and Merger Corporation of this Agreement and the consummation by FFOH and Merger Corporation of the transactions contemplated hereby and (ii) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

      (d) As of the date hereof, none of FFOH or the FFOH Subsidiaries is aware of any reasons (relating to FFOH or the FFOH Subsidiaries (including, without limitation, Community Reinvestment Act compliance)) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by FFOH after the Effective Time of the business of each of FFOH, GFCO and their respective Subsidiaries as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of FFOH, could have a Material Adverse Effect on FFOH or GFCO or materially impair the value of GFCO and the GFCO Subsidiaries to FFOH.

4.6   Securities Documents and Regulatory Reports

      (a) FFOH has previously delivered or made available to GFCO a complete copy of all Securities Documents filed by FFOH or the Bank pursuant to the Securities Laws or mailed by FFOH or the Bank to its respective shareholders as a class since January 1, 1994. FFOH has timely filed with the Commission (and the Bank has timely filed with the OTS) all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      (b) Since January 1, 1994, each of FFOH and the Bank has duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and FFOH has previously delivered or made available to GFCO accurate and complete copies of all such reports. In connection with the most recent examinations of FFOH or a FFOH Subsidiary by the OTS or the FDIC, neither FFOH nor any FFOH Subsidiary was required to correct or change any action, procedure or proceeding which has not been corrected or changed as required.

4.7   Financial Statements

      (a) FFOH has previously delivered or made available to GFCO accurate and complete copies of the FFOH Financial Statements which, in the case of the consolidated statements of financial condition of FFOH as of December 31, 1997, 1996 and 1995 and the consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended December 31, 1997, 1996 and 1995, are accompanied by the audit reports of Grant Thornton LLP, independent public accountants with respect to FFOH. The FFOH Financial Statements referred to herein, as well as the FFOH Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of FFOH as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of FFOH for the respective periods or as of the respective dates set forth therein.

      (b) Each of the FFOH Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of FFOH and the FFOH Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of FFOH and the FFOH Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FFOH and the FFOH Subsidiaries.

      (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of FFOH as of June 30, 1998 (including related notes) and (ii) of liabilities incurred since June 30, 1998 in the ordinary course of business, none of FFOH or the FFOH Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect on FFOH.

4.8   Material Adverse Change

      (a) Since June 30, 1998, (i) FFOH and the FFOH Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on FFOH.

      (b) Except as Previously Disclosed, none of FFOH or the FFOH Subsidiaries has taken or permitted any of the actions set forth in Section 5.6(b) hereof between June 30, 1998 and the date hereof.

4.9   Environmental Matters

      (a) To the best of FFOH's knowledge, FFOH and the FFOH Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries has received any written communication alleging that FFOH or the FFOH Subsidiaries is not in such compliance and, to the best knowledge of FFOH, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of FFOH's knowledge, none of the properties owned, leased or operated by FFOH or the FFOH Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate, have a Material Adverse Effect on FFOH.

      (c) To the best of FFOH's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against FFOH or the FFOH Subsidiaries or against any person or entity whose liability for any Environmental Claim FFOH or any of the FFOH Subsidiaries has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on FFOH.

      (d) Except as Previously Disclosed, FFOH has not conducted any environmental studies during the past five years with respect to any properties owned by it or an FFOH Subsidiaries as of the date hereof or which secure loans of an FFOH Subsidiary as of the date hereof.

4.10  Tax Matters

      (a) FFOH, the FFOH Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and, except as Previously Disclosed, have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of FFOH or the FFOH Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by FFOH and the FFOH Subsidiaries are complete and accurate in all material respects. None of FFOH or the FFOH Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of FFOH and the FFOH Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against FFOH or the FFOH Subsidiaries as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to FFOH or the FFOH Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of FFOH's knowledge, threatened.

      (c) None of FFOH or the FFOH Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by FFOH or the FFOH Subsidiaries (nor does FFOH have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or
(iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11  Legal Proceedings

      There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of FFOH, threatened against FFOH or the FFOH Subsidiaries or against any asset, interest or right of FFOH or the FFOH Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on FFOH.

4.12  Compliance with Laws

      (a) Each of FFOH and the FFOH Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on FFOH; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of FFOH, no suspension or cancellation of any of the same is threatened.

      (b) None of FFOH or the FFOH Subsidiaries is in violation of its respective Articles of Incorporation, Code of Regulations, Charter, Bylaws or equivalent documents, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on FFOH; and none of FFOH or the FFOH Subsidiaries has received any written notice or communication from any federal, state or local governmental authority asserting that FFOH or the FFOH Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on FFOH. None of FFOH or the FFOH Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13  Deposit Insurance and Other Regulatory Matters

      (a) The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

      (b) The Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

      (c) The Bank has at all relevant times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

4.14  Certain Information

      None of the information relating to FFOH and the FFOH Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FFOH and GFCO and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FFOH and GFCO to their respective shareholders in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the Securities Act.

4.15  Employee Benefit Plans

      (a) FFOH has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined in Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of FFOH or the FFOH Subsidiaries (the "FFOH Employee Plans"), and FFOH has previously furnished or made available to GFCO accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency with respect to each FFOH Employee Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

      (b) None of FFOH, the FFOH Subsidiaries, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of FFOH's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of FFOH or the FFOH Subsidiaries. To the best of FFOH's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

      (c) None of FFOH or the FFOH Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and none of FFOH or the FFOH Subsidiaries (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which FFOH or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

      (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each FFOH Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "FFOH Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of FFOH's knowledge, is threatened to be revoked and FFOH does not know of any ground on which such revocation may be based. None of FFOH or the FFOH Subsidiaries has any liability under any such plan that is not reflected on the consolidated statement of financial condition of FFOH at June 30, 1998 included in the FFOH Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any FFOH Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on FFOH.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each FFOH Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any FFOH Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any FFOH Pension Plan.

      (g) The FFOH Employee Plans have been operated in compliance in all material respects with the applicable provisions of the FFOH Employee Plans, ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

      (h) There are no pending or, to the best knowledge of FFOH, threatened claims (other than routine claims for benefits) by, on behalf of or against any of FFOH Employee Plans or any trust related thereto or any fiduciary thereof relating to any of the FFOH Employee Plans.

      (i) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of FFOH or any of the FFOH Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

4.16  Certain Contracts

      (a) Except as Previously Disclosed, none of FFOH or the FFOH Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by FFOH or the FFOH Subsidiaries (other than deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase) or the guarantee by FFOH or the FFOH Subsidiaries of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of FFOH or the FFOH Subsidiaries, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of FFOH or the FFOH Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which FFOH or the FFOH Subsidiaries is obligated to indemnify any existing or former director, officer, employee or agent of FFOH or the FFOH Subsidiaries, (v) any agreement, arrangement or understanding to which FFOH or the FFOH Subsidiaries is a party or by which any of the same is bound which limits the freedom of FFOH or the FFOH Subsidiaries to compete in any line of business or with any person, or (vi) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to FFOH's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

      (b) None of FFOH or the FFOH Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on FFOH, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.17  Brokers and Finders

      Except for an agreement with Sandler O'Neill & Partners, L.P., as Previously Disclosed, none of FFOH or the FFOH Subsidiaries, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.18  Insurance

      FFOH and each FFOH Subsidiary are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. None of FFOH or the FFOH Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

4.19  Properties

      All real and personal property owned by FFOH or any of the FFOH Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. FFOH and the FFOH Subsidiaries have good and marketable title free and clear of all Liens (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of FFOH as of June 30, 1998 included in the FFOH Financial Statements or acquired after such date, except (i) Liens for current taxes not yet due or payable,
(ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of FFOH as of June 30, 1998 included in the FFOH Financial Statements. All real and personal property which is material to FFOH's business on a consolidated basis and leased or licensed by FFOH or any FFOH Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.20  Labor

      No work stoppage involving FFOH or any of the FFOH Subsidiaries is pending or, to the best knowledge of FFOH, threatened. None of FFOH or the FFOH Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which reasonably could be expected to have a Material Adverse Effect on FFOH. Employees of FFOH and the FFOH Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of FFOH's knowledge, there have been no efforts to unionize or organize any employees of FFOH or any of the FFOH Subsidiaries during the past five years.

4.21  Loans; Nonperforming and Classified Assets; Allowance for Loan Losses

      (a) Each Loan on the books and records of FFOH and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of FFOH, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

      (b) FFOH has Previously Disclosed as to FFOH and each FFOH Subsidiary as of June 30, 1998: (i) any written or, to FFOH's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of FFOH's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by FFOH, an FFOH Subsidiary or an applicable regulatory authority; (iii) a listing of the real estate owned acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater stockholder of FFOH or an FFOH Subsidiary, or to the best knowledge of FFOH, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

      (c) The allowance for loan losses reflected on FFOH's consolidated statements of financial condition included in the FFOH Financial Statements is, or will be in the case of subsequently delivered FFOH Financial Statements, as the case may be, in the opinion of FFOH's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

4.22  Administration of Fiduciary Accounts

      FFOH and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on FFOH. Neither FFOH nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on FFOH.

4.23  Derivative Transactions

      Except as Previously Disclosed, between June 30, 1998 and the date hereof, neither FFOH nor any of its Subsidiaries has entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreements or other derivative instruments.

4.24  Year 2000

      Neither FFOH nor any of its Subsidiaries has received or has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Governmental Entity. FFOH has disclosed or made available to GFCO a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

4.25  Ownership of GFCO Common Stock

      Except for GFCO Stock Option Agreement, none of FFOH nor any of its Subsidiaries, nor to FFOH's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of GFCO Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding GFCO Common Stock.

4.26  Required Vote; Antitakeover Provisions

      (a) Subject to FFOH amending its Articles of Incorporation in accordance with Section 5.16(a) hereof and subject to the presence of a quorum at the meeting of the shareholders of FFOH called for the purpose of considering and acting upon the Merger, a majority of the issued and outstanding shares of FFOH Common Stock is necessary to approve the Merger and this Agreement and the transactions contemplated hereby on behalf of FFOH.

      (b) At least two-thirds of the Continuing Directors (as defined in the Articles of Incorporation of FFOH) has approved the Merger and this Agreement such that the provisions of (i) Paragraph A of Article XIV of the Articles of Incorporation of FFOH and (ii) Paragraph A of Article XV of the Articles of Incorporation of FFOH shall be inapplicable to the Merger and this Agreement and the transactions contemplated hereby.

      (c) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock of Merger Corporation is necessary to approve the Merger and this Agreement and the transaction contemplated hereby on behalf of Merger Corporation.

      (d) The board of directors of FFOH took action on September 22, 1998, to approve GFCO as an "interested shareholder" for purposes of Chapter 1704 of the Ohio Revised Code.

4.27  Fairness Opinion

      FFOH has received an opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of FFOH Common Stock.

4.28  Accounting for the Merger; Reorganization

      As of the date hereof, FFOH does not have any reason to believe that the Merger will fail to qualify, as a result of any action or omission by FFOH or any FFOH Subsidiary, (i) for pooling-of- interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a) of the Code.

4.29  Disclosures

      None of the representations and warranties of FFOH or any of the written information or documents furnished or to be furnished by FFOH to GFCO in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE V
                                   COVENANTS

5.1   Reasonable Best Efforts

      Subject to the terms and conditions of this Agreement, each of GFCO, FFOH and Merger Corporation shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger and the Bank Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2   Shareholder Meetings

      Each of FFOH and GFCO shall take all action necessary to properly call and convene a meeting of its respective shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of FFOH and the Board of Directors of GFCO will recommend that their respective shareholders approve this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Boards of Directors of FFOH or GFCO may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such respective Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3   Regulatory Matters

      (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of FFOH and GFCO shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and FFOH and GFCO each shall thereafter promptly mail the Proxy Statement to their respective shareholders. FFOH also shall use its best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of FFOH Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and GFCO shall furnish all information concerning GFCO and the holders of GFCO Common Stock as may be reasonably requested in connection with any such action.

      (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file within 30 days of the date of this Agreement all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). FFOH and GFCO shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

      (c) FFOH and GFCO shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of FFOH, GFCO or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement.

      (d) FFOH and GFCO shall promptly furnish each other with copies of written communications received by FFOH or GFCO, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement and the Bank Merger Agreement.

5.4   Investigation and Confidentiality

      (a) Each of FFOH and GFCO shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each of FFOH and GFCO and their respective Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

      (b) Each of GFCO and FFOH shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 5.4(a) in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

      (c) No investigation by either of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the other party set forth herein.

5.5   Press Releases

      FFOH and GFCO shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6   Business of the Parties

      (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of FFOH, GFCO and GFCO Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. GFCO will use all reasonable efforts to (x) preserve its business organization and that of the GFCO Subsidiaries intact, (y) keep available to itself and FFOH the present services of the employees of GFCO and the GFCO Subsidiaries and (z) preserve for itself and FFOH the goodwill of the customers of GFCO and the GFCO Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of FFOH or as expressly contemplated hereby, between the date hereof and the Effective Time, GFCO shall not, and shall cause each GFCO Subsidiary not to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of GFCO Common Stock, other than (i) quarterly cash dividends at a rate per share of GFCO Common Stock not in excess of $.11 per share and with record and payment dates consistent with past practice, provided that the declaration of the last quarterly dividend by GFCO prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of, FFOH so as to preclude any duplication of dividend benefit and be consistent with the condition set forth in Section 6.1(f) hereof (it being the intention of the parties that the stockholders of GFCO receive dividends for any particular quarter on either the GFCO Common Stock or the FFOH Common Stock but not
      both), and (ii) dividends paid by a GFCO Subsidiary on its capital stock to GFCO;

            (ii)  issue any shares of its capital stock, other than pursuant to
      (i) GFCO Options outstanding as of the date hereof pursuant to the GFCO Stock Option Plan, as Previously Disclosed pursuant to Section 3.1 hereof, and (ii) the GFCO Stock Option Agreement; issue, grant, modify or authorize any Rights, other than pursuant to GFCO Stock Option Agreement; or purchase any shares of GFCO Common Stock or FFOH Common Stock;

            (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

            (iv) amend its Certificate of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by GFCO in any GFCO Subsidiary of any material Lien or permit any such Lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

            (v) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employment benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof as Previously Disclosed and (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice;

            (vi) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to or on behalf of any GFCO Employee Plan not in the ordinary course of business consistent with past practice;

            (vii) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by GFCO or any GFCO Subsidiary or guarantee by GFCO or any GFCO Subsidiary of any such obligation, except in the case of Centennial for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as contemplated by Section 5.9 hereof, any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that GFCO and any GFCO Subsidiary may employ an employee if necessary to operate the business of GFCO or a GFCO Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by GFCO and any successor at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

            (viii) change its method of accounting in effect for the year ended June 30, 1998, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and FFOH's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended June 30, 1998, except as required by changes in laws or regulations;

            (ix) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

            (x) make any capital expenditures in excess of $25,000 individually or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

            (xi) file any applications or make any contract with respect to branching or site location or relocation;

            (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

            (xiii) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xiv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

            (xv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368(a) of the Code;

            (xvi) take any action that would or could reasonably be expected to result in any of the representations and warranties of GFCO contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

            (xvii) agree to do any of the foregoing.

      (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of GFCO, FFOH, Merger Corporation and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice. FFOH will use all reasonable efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available the present services of the employees of FFOH and its Subsidiaries and (z) preserve the goodwill of the customers of FFOH and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of GFCO or as expressly contemplated hereby, between the date hereof and the Effective Time, FFOH shall not, and shall cause Merger Corporation and the Bank not to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of FFOH Common Stock, other than (i) quarterly cash dividends at a rate per share of FFOH Common Stock not in excess of $0.09 per share and with record and payment dates consistent with past practice, and (ii) dividends paid by a FFOH Subsidiary on its capital stock to FFOH;

            (ii) issue any shares of its capital stock, other than in each case pursuant to (i) Rights outstanding as of the date hereof pursuant to FFOH Employee Stock Benefit Plans and (ii) the FFOH Stock Option Agreement; issue, grant, modify or authorize any Rights other than pursuant to the FFOH Stock Option Agreement; or purchase any shares of GFCO Common Stock or FFOH Common Stock;

            (iii) effect any recapitalization, reclassification, stock split or like change in capitalization;

            (iv) except as set forth in Section 5.16 hereof, amend its Articles of Incorporation, Code of Regulations, Charter or other governing instrument or Bylaws; impose, or suffer the imposition, on any share of stock held by GFCO in any GFCO Subsidiary of any material Lien or permit any such Lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

            (v) except as Previously Disclosed, increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employment benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof as Previously Disclosed and (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice;

            (vi) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to or on behalf of any FFOH Employee Plan not in the ordinary course of business consistent with past practice;

            (vii) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by FFOH or any FFOH Subsidiary or guarantee by FFOH or any

      FFOH Subsidiary of any such obligation, except in the case of the Bank for deposits, federal funds purchased, FHLB advances and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as contemplated by Section 5.9 hereof, any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or amend any such existing agreement, arrangement or commitment, provided that FFOH and any FFOH Subsidiary may employ an employee if necessary to operate the business of FFOH or an FFOH Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by FFOH and any successor at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

            (viii) change its method of accounting in effect for the year ended December 31, 1997, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and GFCO's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1997, except as required by changes in laws or regulations;

            (ix) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

            (x) make any capital expenditures in excess of $25,000 individually or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

            (xi) file any applications or make any contract with respect to branching or site location or relocation;

            (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

            (xiii) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xiv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

            (xv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368(a) of the Code;

            (xvi) take any action that would or could reasonably be expected to result in any of the representations and warranties of FFOH contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

            (xvii) agree to do any of the foregoing.

      (c) Neither GFCO nor FFOH shall, and each of them shall cause its respective Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its Subsidiaries, provided, however, that the Board of Directors of GFCO or FFOH, on behalf of GFCO and FFOH, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of GFCO and FFOH will promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.6(c).

5.7   Current Information

      During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30, in the case of GFCO, and December 31, in the case of FFOH), GFCO and FFOH will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, GFCO and FFOH will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, GFCO and FFOH will deliver to the other party a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8   Indemnification; Insurance

      (a) From and after the Effective Time through the fifth anniversary of the Effective Time, FFOH (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of GFCO or any GFCO Subsidiary determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys'

fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Certificate of Incorporation or Bylaws of GFCO or equivalent documents of any GFCO Subsidiary, as applicable, or applicable law or any agreement, arrangement or understanding which has been Previously Disclosed by GFCO pursuant to
Section 3.16(a)(iii) hereof, in each case as in effect on the date hereof.

      (b)   Any Indemnified Party wishing to claim indemnification under
Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

      (c) FFOH shall use its reasonable best efforts to maintain GFCO's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by GFCO for a period of three years following the Effective Time, provided, however, that in no event shall FFOH expend, in order to obtain such insurance, any amount per annum in excess of 200% of the amount of the actual annual premium paid as of the date hereof by GFCO for such insurance (the "Maximum Amount"), and provided further that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FFOH shall use its reasonable best efforts to maintain the most advantageous policy of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

      (d) In the event that FFOH or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.9   Directors, Officers and Employees; Employee Benefit Plans and
      Arrangements

      (a) Effective as of the Effective Time, Paul D. Staubach shall resign as a director of FFOH.

      (b) Effective as of the Effective Time, (i) the number of directors of FFOH shall be increased by four and (ii) FFOH agrees to take all action necessary to elect Robert R. Sudbrook, Edgar A. Rust, Daniel W. Geeding, Kenneth C. Lichtendahl and John L. Torbeck as directors of FFOH.

      (c) Effective as of the Effective Time, (i) the number of directors of the Bank and Merger Corporation shall be increased by six, (ii) FFOH agrees to take all action necessary to elect Joseph D. Hughes, Robert R. Sudbrook, Edgar
A. Rust, Daniel W. Geeding, Kenneth C. Lichtendahl and John L. Torbeck as directors of the Bank and Merger Corporation and (iii) Ronald L. Goodfellow, Albert W. Moeller, John P. Torbeck and Milton L. Van Schoik shall become directors emeritus of FFOH for a term of 35 months and in which capacity they will receive a fee for their service as directors emeritus of $1,000 per month.

      (d) Effective as of the Effective Time, Robert R. Sudbrook shall be elected as President and Chief Executive Officer of FFOH and Chairman of the Board and Chief Executive Officer of the Bank and Mr. Sudbrook shall be entitled to be compensated at a rate not less than the rate of compensation received by him from Centennial immediately prior to the Effective Time.

      (e) Effective as of the Effective Time, John R. Reusing shall be elected as Chairman of the Board of FFOH and President of the Bank.

      (f) Prior to the Effective Time, FFOH shall take all reasonable action so that employees of GFCO and GFCO Subsidiaries shall be entitled to participate in the FFOH Employee Plans of general applicability to the same extent as similarly-situated employees of FFOH and its Subsidiaries as of the Effective Time. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for benefit accrual) under the FFOH Employee Plans, FFOH and the FFOH Employee Plans shall recognize years of service with GFCO, any GFCO Subsidiary or any predecessor thereof or entity acquired by GFCO or a GFCO Subsidiary as such service is recognized by and reflected on the records of GFCO and the GFCO Employee Plans.

      (g) All employees of GFCO or a GFCO Subsidiary as of the Effective Time shall become employees of FFOH or an FFOH Subsidiary as of the Effective Time, provided that, with respect to employees of GFCO or Centennial who are not covered by employment agreements, FFOH shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of GFCO or any GFCO Subsidiary who is not covered by an employment agreement a right to continuing employment with FFOH or an FFOH Subsidiary after the Effective Time.

      (h) The parties hereto agree that the GFCO ESOP and the GFCO 401(k) Plan shall either be terminated or merged with the comparable FFOH plans in accordance with the terms thereof and applicable laws and regulations effective as of the Effective Time in the case of the GFCO 401(k) Plan and as soon thereafter as practicable in the case of the GFCO ESOP.

      (i) To enable the Merger to qualify for "pooling of interests" accounting treatment, GFCO and Centennial will use their best efforts to cause holders of GFCO Options pursuant to the GFCO Stock Option Plan to, as promptly as practicable, waive the features of such GFCO Options that allow such options to be converted into cash.

5.10  Certain Policies; Integration

      (a) FFOH and GFCO shall confer and shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform their accounting and credit loss reserve practices and methods with respect to the conduct of their combined businesses following the Merger and to provide for the costs and expenses relating to the consummation of the transactions contemplated by this Agreement; provided, however, that neither party shall be required to take such action (i) if such action is prohibited by applicable law or by generally accepted accounting principles, (ii) if such action would have a Material Adverse Effect on such party following consummation of the Merger and the Bank Merger or (iii) all conditions precedent to the consummation of the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of FFOH or GFCO contained in this Agreement.

      (b) During the period from the date of this Agreement to the Effective Time, FFOH and GFCO each shall, and each shall cause its directors, officers and employees to, cooperate with and assist in the formulation of a plan of integration for FFOH and GFCO and their respective banking subsidiaries.

5.11  Stock Exchange Listing

      FFOH shall cause the shares of FFOH Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Time.

5.12  The Bank Merger

      (a) FFOH and GFCO shall take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into Centennial (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable after consummation of the Merger. GFCO shall cause Centennial to enter into the Bank Merger
Agreement not later than one week from the date hereof. Centennial shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the name "Centennial Bank" under the laws of the State of Ohio. Centennial will become a wholly-owned subsidiary of Merger Corporation upon the receipt of all requisite regulatory approvals. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease. The directors and executive officers of Centennial upon consummation of the Bank Merger shall be as set forth in the Bank Merger Agreement.

5.13  Affiliates; Restrictions on Resale

      (a) GFCO has Previously Disclosed to FFOH, and FFOH has Previously Disclosed to GFCO, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of GFCO and FFOH, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

      (b) Each of GFCO and FFOH shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of GFCO and FFOH, respectively, to execute and deliver to FFOH as soon as practicable after the date of this Agreement, and in any event prior to the date of the meeting(s) of stockholders to be called pursuant to Section 5.2 hereof, a written agreement in the forms previously agreed to by FFOH and GFCO.

5.14  Disclosure Supplements

      From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15  Failure to Fulfill Conditions

      In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Merger.

5.16  Amendment of the Articles of Incorporation and Bylaws of FFOH

      (a) FFOH shall take all steps necessary (including obtaining the requisite approval of FFOH's shareholders) to amend its Articles of Incorporation in order to provide that a majority of the issued and outstanding shares of FFOH Common Stock may approve (i) an agreement of merger or consolidation providing for the proposed merger or consolidation of FFOH with or into one or more other corporations or (ii) a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval.

      (b) FFOH shall amend its Bylaws to provide that the following actions must be approved by not less than two-thirds of the authorized number of directors:

      (i) the hiring, termination, demotion, replacement, change of duties or reduction of compensation of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, a Senior Vice President or an Executive Vice President of FFOH, other than the changes contemplated by this Agreement;

      (ii) a change in the number of directors or filling any vacancy on the board of directors, regardless of how such vacancy is created;

      (iii) approval of, or recommendation to the shareholders of the approval of, any merger, consolidation, combination, control share acquisition or majority share acquisition to which FFOH is a party or any sale or other transfer of all or substantially all of the assets of FFOH;

      (iv) approval of, or recommendation to the shareholders of FFOH of the approval of, any amendment to the Articles of Incorporation, Code of Regulations or Bylaws of FFOH; or

      (v) the appointment of directors to committees of the Board of Directors of FFOH, any change in the members of any committee of the Board of Directors of FFOH, the filling of any vacancies with respect to any committees of the Board of Directors of FFOH and the discharge of any committee of the Board of Directors of FFOH.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1   Conditions Precedent - FFOH, Merger Corporation and GFCO

      The respective obligations of FFOH, Merger Corporation and GFCO to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

      (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by FFOH, Merger Corporation and GFCO, including approval by the requisite vote of the respective shareholders of FFOH and GFCO of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by Centennial and the Bank.

      (b) All approvals and consents for the transactions contemplated hereby and the Bank Merger Agreement from any Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this
Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to FFOH and GFCO that had such condition or requirement been known neither GFCO nor FFOH, in its reasonable judgment, would have entered into this Agreement.

      (c) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the Merger and the Bank Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which GFCO, FFOH, or any of their respective Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not have, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO and FFOH.

      (d) None of FFOH, GFCO or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger or any of the other transactions contemplated hereby.

      (e) The Form S-4 shall have become effective under the Securities Act, and FFOH shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue FFOH Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

      (f) The shares of FFOH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

      (g) Grant Thornton LLP shall have issued a letter dated as of the Effective Time to FFOH and to GFCO to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles, and FFOH shall have received from the Affiliates of GFCO the agreements referred to in Section 5.13(b) hereof to the extent necessary to ensure in the reasonable judgment of FFOH and GFCO that the Merger shall be accounted for in such manner.

      (h) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the Merger or the Bank Merger.

6.2   Conditions Precedent - GFCO

      The obligations of GFCO to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by GFCO pursuant to Section 7.4 hereof.

      (a) The representations and warranties of FFOH and Merger Corporation set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exception in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect on FFOH.

      (b) FFOH and Merger Corporation shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time.

      (c) Each of FFOH and Merger Corporation shall have delivered to GFCO a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

      (d) GFCO shall have received the written opinion of Vorys, Sater, Seymour & Pease LLP (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from FFOH, GFCO and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of GFCO Common Stock who receive FFOH Common Stock in the Merger will not recognize gain or loss for federal income tax purposes,
(ii) the basis of such FFOH Common Stock will equal the basis of GFCO Common Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and (iii) the holding period of such FFOH Common Stock will include the holding period of GFCO Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

      (e) FFOH and/or Merger Corporation shall have furnished GFCO with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as GFCO may reasonably request.

6.3   Conditions Precedent - FFOH and Merger Corporation

      The obligations of FFOH and Merger Corporation to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by FFOH or Merger Corporation pursuant to Section 7.4 hereof.

      (a) The representations and warranties of GFCO set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations or warranties to be so true and correct would have, or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect on GFCO.

      (b) GFCO shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

      (c) GFCO shall have delivered to FFOH a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

      (d) FFOH shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. (which shall be based on such written representations (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722) from FFOH, GFCO and others as such counsel shall reasonably request as to factual matters) to the effect that the Merger and the Bank Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that, accordingly, for federal income tax purposes no gain or loss will be recognized by FFOH, GFCO, the Bank or Centennial (except to the extent that any such party may be required to recognize income due to the recapture of bad debt reserves as a result of the Bank Merger).

      (e) GFCO shall have furnished FFOH with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as FFOH may reasonably request.

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1   Termination

      This Agreement may be terminated:

      (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

      (b) at any time on or prior to the Effective Time, by either FFOH or GFCO (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in writing if there shall have been a breach by the other party of (i) any covenant or undertaking of it contained herein or (ii) any representation or warranty of it contained herein, which in the case of GFCO would have, or could reasonably be expected to have, a Material Adverse Effect on GFCO and in the case of FFOH would have, or could reasonably be expected to have, a Material Adverse Effect on FFOH, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

      (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of
Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, or if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger or the Bank Merger;

      (d) at any time, by any party hereto in writing, if the shareholders of FFOH or GFCO do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

      (e) by either GFCO or FFOH in writing if the Effective Time has not occurred by the close of business on June 30, 1999, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date; and

      (f) by FFOH in writing if the Board of Directors of GFCO shall have failed to recommend or withdrawn, modified or changed in a manner adverse to the Merger its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof or by the Board of Directors of GFCO if the Board of Directors of FFOH shall have failed to recommend or withdrawn, modified or changed in a manner adverse to GFCO its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof.

7.2   Effect of Termination

      In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section
5.4 and Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), (e) or
(f) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3   Survival of Representations, Warranties and Covenants

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 2.6, 2.8, 5.8 and 5.9 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive FFOH or GFCO (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either FFOH or GFCO.

7.4   Waiver

      Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of FFOH and GFCO) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive
(i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of FFOH or GFCO have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of GFCO Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5   Amendment or Supplement

      This Agreement may be amended or supplemented at any time by mutual agreement of FFOH, Merger Corporation and GFCO, subject to the proviso to
Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by the parties' respective Boards of Directors.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1   Expenses

      (a) Except as set forth in paragraphs (b) and (c) of this Section 8.1, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Form S-4 and the registration fees to be paid to the Commission in connection therewith shall be shared equally between GFCO and FFOH.

      (b) GFCO shall pay the expenses reasonably incurred by FFOH in connection with the transactions contemplated by this Agreement in the event GFCO or its Subsidiaries shall (i) default in its obligations hereunder or (ii) fail to recommend approval of the Merger to the GFCO shareholders pursuant to
Section 5.2 of this Agreement;

      (c) FFOH shall pay the expenses reasonably incurred by GFCO in connection with he transactions contemplated by this Agreement in the event FFOH or Merger Corporation shall (i) default in its obligations hereunder or
(ii) fail to recommend approval of the Merger and the other transactions contemplated hereby (including the amendment to FFOH's Articles of Incorporation in accordance with Section 5.16(a) hereof) to the FFOH shareholders pursuant to Section 5.2 of this Agreement;

      (d) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall default in its obligations hereunder, either of the non-defaulting parties may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by such non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

8.2   Entire Agreement

      This Agreement (including the agreements to be executed and delivered pursuant hereto), the GFCO Stock Option Agreement, the FFOH Stock Option Agreement, the GFCO Stockholder Agreement, the FFOH Stockholder Agreement and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors.

8.3   Assignment; Successors

      A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities, except as otherwise expressly provided in Sections 5.8 and 5.9 hereof.

8.4   Notices

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

      If to FFOH or Merger Corporation:

            Fidelity Financial of Ohio, Inc.
            4555 Montgomery Road
            Cincinnati, Ohio  45212
            Attn: John R. Reusing
                  President and Chief Executive Officer
            Fax:  513-458-3473

      With a required copy to:

            Elias, Matz, Tiernan & Herrick L.L.P.
            734 15th Street, N.W.
            Washington, D.C. 20005
            Attn: Jeffrey D. Haas, Esq.
            Fax:  202-347-2172

      If to GFCO:

            Glenway Financial Corporation
            5535 Glenway Avenue
            Cincinnati, Ohio  45238
            Attn: Robert R. Sudbrook
                  President and Chief Executive Officer
            Fax:  513-922-3024

      With a required copy to:

            Vorys, Sater, Seymour & Pease LLP
            221 East 4th Street
            Cincinnati, Ohio 45201
            Attn: Terri R. Abare, Esq.
            Fax:  513-723-4056

8.5   Interpretation

      The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written.

8.6   Counterparts

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                            FIDELITY FINANCIAL OF OHIO, INC.

Attest:

/s/ Paul D. Staubach                        By: /s/ John R. Reusing
---------------------------------------         --------------------------------
Name:  Paul D. Staubach                     Name:  John R. Reusing
Title: Senior Vice President, Chief         Title: President and Chief Executive
        Financial Officer and Secretary            Officer


                                            FIDELITY ACQUISITION CORPORATION

Attest:

/s/ Paul D. Staubach                        By: /s/ John R. Reusing
---------------------------------------         --------------------------------
Name:  Paul D. Staubach                     Name: John R. Reusing
Title: Senior Vice President, Chief         Title: President and Chief Executive
        Financial Officer and Secretary            Office


                                            GLENWAY FINANCIAL CORPORATION

Attest:

/s/ Daniel W. Geeding                       By: /s/ Robert R. Sudbrook
----------------------------------              --------------------------------
Name:  Daniel W. Geeding                    Name:  Robert R. Sudbrook
Title: Secretary                            Title: President and Chief Executive
                                                   Officer

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

      Agreement of Merger, dated as of September 28, 1998, by and between Fidelity Federal Savings Bank (the "Bank") and Centennial Savings Bank ("Centennial").

                                  WITNESSETH:

      WHEREAS, Centennial is an Ohio-chartered savings bank and a wholly-owned subsidiary of Glenway Financial Corporation ("GFCO"); and

      WHEREAS, the Bank is a federally chartered savings bank and a wholly-owned subsidiary of Fidelity Acquisition Corporation ("Merger Corporation") which is in turn a wholly-owned subsidiary of Fidelity Financial of Ohio, Inc. ("FFOH"); and

      WHEREAS, FFOH, Merger Corporation and GFCO have entered into an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), pursuant to which GFCO will merge with and into Merger Corporation (the "Parent Merger"); and

      WHEREAS, the Bank and Centennial desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. THE MERGER. Subject to the terms and conditions of this Agreement of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into Centennial (the "Merger") under the laws of the State of Ohio and the United States. Centennial shall be the surviving bank of the Merger (the "Surviving Bank").

      2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that a Certificate of Merger is filed with the Secretary of State of Ohio, unless a later date and time is specified as the effective time on such Certificate of Merger (the "Effective Time").

      3. ARTICLES OF INCORPORATION; CONSTITUTION; BYLAWS. The Articles of Incorporation, Constitution and Bylaws of Centennial in effect immediately prior to the Effective Time shall be the Articles of Incorporation, Constitution and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

      4. NAME; OFFICES. The name of the Surviving Bank shall be "Centennial Bank." The main office of the Surviving Bank shall be the main office of Centennial immediately prior to the Effective Time. All branch offices of the Bank and Centennial which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or Centennial and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and Centennial which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or Centennial and applicable regulatory authorities after the date hereof.

      5.   DIRECTORS AND EXECUTIVE OFFICERS. Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of 12 persons the names and residence addresses of which are set forth as Schedule II hereto and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Bank immediately prior to the Effective Time, except that Robert R. Sudbrook shall be Chairman of the Board of Directors and Chief Executive Officer of the Surviving Bank, John R. Reusing shall be the President of the Surviving Bank and Elaine M. Schmidt shall be the Senior Vice President and Chief Operations Officer of the Surviving Bank. Directors and officers of the Surviving Bank shall serve for such terms as are specified in the Articles of Incorporation, Constitution and Bylaws of the Surviving Bank.

      6. EFFECTS OF THE MERGER. Upon consummation of the Merger, and in addition to the effects set forth at 12. C.F.R. Section 552.13 and Sections 1161.76 and 1701.82 of the Ohio Revised Code and other applicable law:

            (i) all rights, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time; and

            (ii) the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shall be preserved unimpaired. In accordance with 12 C.F.R. Section 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Bank in connection with its conversion to stock form.

      (iii) Upon the consummation of the Merger, and as a result of the Merger, each savings deposit or other account of the Bank then existing shall, automatically and without further act of the Surviving Bank or the Bank or the holder thereof, be canceled and extinguished. In substitution and exchange for each passbook savings deposit so canceled and extinguished, the holder thereof shall automatically receive from the Surviving Bank a Surviving Bank passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the Bank passbook savings deposit account so canceled and extinguished and otherwise on the same terms as other passbook savings accounts accepted by the Surviving Bank at the time of the consummation of the Merger. In substitution for each Bank savings deposit other than a passbook savings deposit so canceled and extinguished, the holder thereof shall automatically receive from the Surviving Bank a Surviving Bank savings account with a beginning balance equal in dollar amount to the dollar amount of the Bank savings deposit account so canceled and extinguished and otherwise having the same terms as the Bank savings deposit so canceled and extinguished.

      The holder of each Bank savings deposit or other account canceled and extinguished in connection with the Merger shall forthwith be entered on the records of the Surviving Bank as the holder of an appropriate Surviving Bank savings deposit or other account in an amount determined as provided in this Agreement of Merger. Until surrendered to the Surviving Bank, each passbook, certificate of deposit or other account issued by the Bank and outstanding at the effective time of the Merger shall be deemed, for all purposes, to evidence a savings deposit or other account of the Surviving Bank.

      Upon surrender of a passbook, certificate of deposit or other document issued by the Bank which theretofore evidenced a Bank savings deposit or other account, the Surviving Bank shall deliver in substitution therefor an account book or other document evidencing the Surviving Bank savings deposit or other account received by such person in accordance with this Agreement of Merger.

      7.   EFFECT ON SHARES OF STOCK.

      (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

      (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

      8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

      9. COUNTERPARTS. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

      10. GOVERNING LAW. This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Ohio.

      11. AMENDMENT. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

      12. WAIVER. Any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

      13. ASSIGNMENT. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

      14. TERMINATION. This Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

      15. PROCUREMENT OF APPROVALS. This Agreement of Merger shall be subject to the approval of GFCO, as the sole shareholder of Centennial, and Merger Corporation, as the sole shareholder of the Bank, at meetings to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective Charter, Articles of Incorporation, Constitution and Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of or in connection with the Merger to the Ohio Department of Commerce, Division of Financial Institutions, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision as may be required by applicable laws and regulations.

      16. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement of Merger shall be subject to: (i) the approval of this Agreement of Merger by GFCO, as the sole shareholder of Centennial, and Merger Corporation, as the sole shareholder of the Bank, at meetings of shareholders duly called and held (or by consent or consents in lieu thereof), in each case without any exercise of such dissenters' rights as may be applicable; (ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

      17. EFFECTIVENESS OF MERGER. Notwithstanding anything to the contrary contained herein, the Merger shall not be deemed to be effective unless and until the requirements of 12 C.F.R. Section 552.13 and Section 1161.76 of the Ohio Revised Code are met.

      IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

                                           FIDELITY FEDERAL SAVINGS BANK

Attest:

/s/ Paul D. Staubach                       By:    /s/ John R. Reusing
----------------------------------                ------------------------------
Name:   Paul D. Staubach                   Name:  John R. Reusing
Title:  Senior Vice President,             Title: President and Chief Executive
         Chief Financial Officer and               Officer
         Secretary

                                           CENTENNIAL SAVINGS BANK

Attest:

/s/ Daniel W. Geeding                      By:    /s/ Robert R. Sudbrook
----------------------------------                ------------------------------
Name:   Daniel W. Geeding                  Name:  Robert R. Sudbrook
Title:  Secretary                          Title: President and Chief Executive
                                                   Officer


                                   SCHEDULE I

                             List of Offices of
                          the Surviving Corporation

                                  Home Office:

                              5535 Glenway Avenue
                              Cincinnati, Ohio 45238

                               Branch Offices:

                              4555 Montgomery Road
                              Cincinnati, Ohio  45212

                              8434 Vine Street
                              Cincinnati, Ohio  45216

                              7136 Miami Avenue
                              Cincinnati, Ohio  45243

                              11100 Reading Road
                              Cincinnati, Ohio  45241

                              11700 Princeton Pike
                              Springdale, Ohio  45246

                              4144 Hunt Road
                              Blue Ash, Ohio  45236

                              5030 Delhi Avenue
                              Cincinnati, Ohio  45238

                              3316 Glenmore Avenue
                              Cincinnati, Ohio  45211

                              3777 Hamilton Cleves Road
                              Hamilton, Ohio  45013

                              8045 Colerain Avenue
                              Cincinnati, Ohio  45239

                              4221 Glenway Avenue
                              Cincinnati, Ohio 45205

                              5681 Rapid Run
                              Cincinnati, Ohio 45238

                              3916 Harrison Avenue
                              Cincinnati, Ohio 45211

                              9090 Colerain Avenue
                              Cincinnati, Ohio 45251

                              7944 Beechmont Avenue
                              Cincinnati, Ohio 45255

                              10640 Loveland-Madeira Road
                              Loveland, Ohio 45140

                                  SCHEDULE II

                                                                      Term of
                                                                      Office
       Name of Director                  Residence Address            Expires
-----------------------------   ---------------------------------  ------------
Joseph D. Hughes                743 Huntersknoll Lane                  1999
                                Cincinnati, Ohio 45230

David A. Luecke                 6609 Powner Farm Drive                 1999
                                Cincinnati, Ohio  45248

Michael W. Jordan               9266 Witherbone Court                  1999
                                Cincinnati, Ohio 45242

Constantine N. Papadakis        103 Airdale Road                       1999
                                Rosemont, Pennsylvania  19010

John R. Reusing                 1307 Tara Ridge                        1999
                                Milford, Ohio  45150

Thomas N. Spaeth                824 Farmsworth Drive                   1999
                                Cincinnati, Ohio 45255

Robert W. Zumbiel               121 Sunset Drive                       1999
                                Crestview Hills, Kentucky 41017

Robert R. Sudbrook              5581 Woodbridge Lane                   1999
                                Cincinnati, Ohio 45069

Edgar A. Rust                   5848 Bayou Court                       1999
                                Cincinnati, Ohio 45248

Daniel W. Geeding               3584 Raymar Drive                      1999
                                Cincinnati, Ohio 45208

Kenneth C. Lichtendahl          5889 Lawrence Road                     1999
                                Cincinnati, Ohio 45248

John L. Torbeck                 2275 Beechgrove Drive                  1999
                                Cincinnati, Ohio 45233

                                                                        ANNEX II

                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of September 28, 1998, between Fidelity Financial of Ohio, Inc., an Ohio corporation ("Grantee"), and Glenway Financial Corporation, a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee (the "Merger");

     WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 456,349 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.01 per share, of Issuer (the "Common Stock") at a price per share equal to $17.25 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or
(iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary,
(y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

     (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

     (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

     (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

     (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

     (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

     (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

     (ii)  The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Ohio or a day on which banking institutions in the State of Ohio are authorized by law or executive order to close.

     (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners Loan Act ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (b)  Whenever the number of Option Shares is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option

Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and
(B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which

     Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii)"Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

     (f)  Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the

Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. (a)  Issuer hereby represents and warrants to Grantee as follows:

     (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (b)  Grantee hereby represents and warrants to Issuer that:

     (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

     (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the OTS approves an application by Grantee under the HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

     13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the OTS under the HOLA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            FIDELITY FINANCIAL OF OHIO, INC.

Attest:

/s/ Paul D. Staubach                        By:    /s/ John R. Reusing
----------------------------------                -----------------------------------------
Name:  Paul D. Staubach                     Name:  John R. Reusing
Title: Senior Vice President,               Title: President and Chief Executive Officer
         Chief Financial Officer
         and Secretary

                                            GLENWAY FINANCIAL CORPORATION

Attest:

/s/ Daniel W. Geeding                       By:     /s/ Robert R. Sudbrook
----------------------------------                -----------------------------------------
Name:  Daniel W. Geeding                     Name:    Robert R. Sudbrook
Title:  Secretary                            Title:   President and Chief Executive Officer


                                                                       ANNEX III

                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of September 28, 1998, between Fidelity Financial of Ohio, Inc., an Ohio corporation ("Issuer"), and Glenway Financial Corporation, a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Issuer and Grantee have entered into an Agreement of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Grantee with and into a wholly-owned subsidiary of Issuer (the "Merger");

     WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,114,793 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.10 per share, of Issuer (the "Common Stock") at a price per share equal to $12.15 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or
(iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary,
(y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

     (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

     (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

     (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

     (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

     (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

     (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

     (ii)  The occurrence of the Initial Triggering Event described in clause
(i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of Ohio or a day on which banking institutions in the State of Ohio are authorized by law or executive order to close.

     (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners Loan Act ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (b)  Whenever the number of Option Shares is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option

Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and
(B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the shorter of the period from the date of this Agreement up to the date on which such required repurchase of the Option or Option Shares, as the case may be, occurs or the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which

     Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of an Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii)"Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

     (f)  Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the

Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection
(b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. (a)  Issuer hereby represents and warrants to Grantee as follows:

     (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (b)  Grantee hereby represents and warrants to Issuer that:

     (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

     (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the OTS approves an application by Grantee under the HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

     13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the OTS under the HOLA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            FIDELITY FINANCIAL OF OHIO, INC.

Attest:

/s/ Paul D. Staubach                        By:    /s/ John R. Reusing
---------------------------------                  ----------------------------------------------
Name:  Paul D. Staubach                            Name:  John R. Reusing
Title: Senior Vice President,                      Title: President and Chief Executive Officer
       Chief Financial Officer
       and Secretary

                                            GLENWAY FINANCIAL CORPORATION

Attest:

/s/ Daniel W. Geeding                      By:    /s/ Robert R. Sudbrook
---------------------------------                  ----------------------------------------------
Name:  Daniel W. Geeding                           Name:  Robert R. Sudbrook
Title: Secretary                                   Title: President and Chief Executive
                                                          Officer


                                                                        ANNEX IV

                             STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT, dated as of September 28, 1998, by and among Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, and certain stockholders of Glenway Financial Corporation ("GFCO"), a Delaware corporation, named on Schedule I hereto (collectively, the "Stockholders").

                                  WITNESSETH:

        WHEREAS, FFOH and GFCO have entered into an Agreement of Merger of even date herewith (the "Agreement"), providing for, among other things, the merger of GFCO with and into a wholly-owned subsidiary of FFOH (the "Merger"); and

        WHEREAS, in order to induce FFOH to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of GFCO.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. OWNERSHIP OF GFCO COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of GFCO, $0.01 par value per share ("GFCO Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto (which does not include shares held solely in a fiduciary capacity).

        2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

               (a) such Stockholder shall, at any meeting of GFCO's stockholders called for the purpose, vote, or cause to be voted, all shares of GFCO Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

               (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of GFCO's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of GFCO Common Stock;

               (c) such Stockholder shall not in his capacity as a stockholder of GFCO directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than FFOH or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving GFCO or any subsidiary of GFCO (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director and/or officer of
        GFCO); and

               (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

        Each Stockholder further agrees that GFCO's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of GFCO Common Stock unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

        3.    SUCCESSORS AND ASSIGNS. Subject to Section 5.13 of the
Agreement and the terms of the agreement with affiliates of GFCO referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of GFCO Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of GFCO's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of FFOH and that any acquiror of such GFCO Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

        4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

        5. NOTICES. Notices may be provided to FFOH and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at GFCO in the manner specified in such section.

        6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

        7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

        8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

        IN WITNESS WHEREOF, FFOH, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                            FIDELITY FINANCIAL OF OHIO, INC.

                                            By:     /s/ John R. Reusing
                                                   -----------------------------
                                                   Name:  John R. Reusing
                                                   Title: President and Chief
                                                          Executive Officer

                                            STOCKHOLDERS OF
                                            GLENWAY FINANCIAL CORPORATION :

                                            /s/ Daniel W. Geeding
                                            ------------------------------------
                                            Daniel W. Geeding

                                            /s/ Ronald L. Goodfellow
                                            ------------------------------------
                                            Ronald L. Goodfellow

                                            /s/ Kenneth C. Lichtendahl
                                            ------------------------------------
                                            Kenneth C. Lichtendahl

                                            /s/ Albert W. Moeller
                                            ------------------------------------
                                            Albert W. Moeller

                                            /s/ Edgar A. Rust
                                            ------------------------------------
                                            Edgar A. Rust

                                            /s/ Robert R. Sudbrook
                                            ------------------------------------
                                            Robert R. Sudbrook

                                            /s/ John P. Torbeck
                                            ------------------------------------
                                            John P. Torbeck

                                            /s/ Milton L. Van Schoik
                                            ------------------------------------
                                            Milton L. Van Schoik

                                          SCHEDULE I

                                                          Number of Shares of
                                                           GFCO Common Stock
       Name of Stockholder                                 Beneficially Owned
-----------------------------------                   ----------------------------
Daniel W. Geeding                                               31,453

Ronald L. Goodfellow                                            27,238

Kenneth C. Lichtendahl                                          40,896

Albert W. Moeller                                               23,948

Edgar A. Rust                                                   75,671

Robert R. Sudbrook                                              46,950

John P. Torbeck                                                 35,294

Milton L. Van Schoik                                            24,898

                                                                         ANNEX V



                              STOCKHOLDER AGREEMENT

       STOCKHOLDER AGREEMENT, dated as of September 28, 1998, by and among Glenway Financial Corporation ("GFCO"), a Delaware corporation, and certain stockholders of Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

       WHEREAS, FFOH and GFCO have entered into an Agreement of Merger of even date herewith (the "Agreement"), providing for, among other things, the merger of GFCO with and into a wholly-owned subsidiary of FFOH (the "Merger"); and

       WHEREAS, in order to induce GFCO to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of FFOH.

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. OWNERSHIP OF FFOH COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of FFOH, $.10 par value per share ("FFOH Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto (which does not include shares held solely in a fiduciary capacity).

       2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

               (a) such Stockholder shall, at any meeting of FFOH's stockholders called for the purpose, vote, or cause to be voted, all shares of FFOH Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the other transactions contemplated thereby (including approval of the amendment to FFOH's Articles of Incorporation in accordance with Section 5.16(a) of the Agreement);

               (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of FFOH's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of FFOH Common Stock;

               (c) such Stockholder shall not in his capacity as a stockholder of FFOH directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than GFCO or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving FFOH or any subsidiary of FFOH (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director and/or officer of FFOH); and

               (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

       Each Stockholder further agrees that FFOH's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of FFOH Common Stock, unless the transfer has been effected in compliance with the terms of this agreement.

       3. SUCCESSORS AND ASSIGNS. Subject to Section 5.13 of the Agreement and the terms of the agreement with affiliates of FFOH referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of FFOH Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of FFOH's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of GFCO and that any acquiror of such FFOH Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

       4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

       5. NOTICES. Notices may be provided to GFCO and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at FFOH in the manner specified in such section.

       6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

       7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

       8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

       IN WITNESS WHEREOF, GFCO, by a duly authorized officer, and each of 1the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                            GLENWAY FINANCIAL CORPORATION

                            By:  /s/ Robert R. Sudbrook
                                ---------------------------------------------
                                 Name: Robert R. Sudbrook
                                 Title: President and Chief Executive Officer

                            STOCKHOLDERS OF FIDELITY
                            FINANCIAL OF OHIO:

                            /s/ Joseph D. Hughes
                            -------------------------------------------------
                            Joseph D. Hughes



                            /s/ Michael W. Jordan
                            -------------------------------------------------
                            Michael W. Jordan



                            /s/ David A. Luecke
                            -------------------------------------------------
                            David A. Luecke



                            /s/ Constantine N. Papadakis
                            -------------------------------------------------
                            Constantine N. Papadakis



                            /s/ John R. Reusing
                            -------------------------------------------------
                            John R. Reusing

                            /s/ Thomas N. Spaeth
                            -------------------------------------------------
                            Thomas N. Spaeth



                            /s/ Paul D. Staubach
                            -------------------------------------------------
                            Paul D. Staubach



                            /s/ Robert W. Zumbiel
                            -------------------------------------------------
                            Robert W. Zumbiel

                                   SCHEDULE I


                                                          Number of Shares of
                                                           FFOH Common Stock
Name of Stockholder                                        Beneficially Owned
---------------------------------------------------    -------------------------
Joseph D.  Hughes                                                46,549
Michael W. Jordan                                                14,725
David A. Luecke                                                  12,987
Constantine N. Papadakis                                         10,800
John R. Reusing                                                  85,351
Thomas N. Spaeth                                                 13,853
Paul D. Staubach                                                 55,700
Robert W. Zumbiel                                                27,675

                                                                        ANNEX VI

                                 January 5, 1999



Board of Directors
Glenway Financial Corporation
5535 Glenway Avenue
Cincinnati, Ohio  45238



Members of the Board:

       You have requested our opinion as to the fairness from a financial point of view to the shareholders of Glenway Financial Corporation ("Glenway") of the exchange ratio (the "Exchange Ratio") of 1.50 shares of common stock, par value $0.10 per share, of Fidelity Financial of Ohio, Inc. ("FFOH") to be exchanged for each share of common stock, par value $0.01 per share, of Glenway pursuant to the terms of the Agreement of Merger, dated as of September 28, 1998 (the "Agreement") among FFOH, Fidelity Acquisition Corporation and Glenway. For the purposes of our opinion, we have assumed that the merger of Glenway with a subsidiary of FFOH pursuant to the Agreement (the "Merger") will constitute a tax-free reorganization as contemplated by the Agreement and the Merger will qualify as a pooling of interests for accounting purposes.

       Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Stifel actively trades equity securities of Glenway and FFOH for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

       In rendering our opinion, we have reviewed, among other things: the Agreement; the financial statements of Glenway in its Annual Reports on Form 10-K for the 5 years ended June 30, 1997, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998; the financial statements of FFOH in its Annual Reports on Form 10-K for the 5 years ended December 31, 1997, and Quarterly Reports on Form 10-Q for the quarter ended June 30, 1998; certain internal financial analyses and forecasts for Glenway and FFOH prepared by their

Board of Directors - Glenway Financial Corporation
Page 2

respective managements; and certain internal financial forecasts for Glenway and FFOH on a pro forma combined basis, giving effect to the Merger, prepared by the management of Glenway and FFOH. We have conducted conversations with Glenway's senior management regarding recent developments and management's financial forecasts for Glenway and FFOH. In addition, we have spoken to members of Glenway's senior management and FFOH's senior management regarding factors which affect each entity's business. We have also compared certain financial and securities data of Glenway and FFOH with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Glenway and FFOH, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking and thrift industries generally.

       In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Glenway and FFOH as to the future operating and financial performance of Glenway and FFOH, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Glenway or FFOH since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of Glenway and FFOH are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of Glenway's or FFOH's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Glenway or FFOH. We relied on advice of Glenway's counsel and accountants as to all legal and accounting matters with respect to Glenway, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

       Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of Glenway for its information and assistance in

Board of Directors - Glenway Financial Corporation
Page 3

connection with its consideration of the financial terms of the transaction contemplated by the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of Glenway or FFOH might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

       Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the Exchange Ratio pursuant to the Agreement is fair to the holders of Glenway Common Stock from a financial point of view.


Very truly yours,





STIFEL, NICOLAUS  &  COMPANY, INCORPORATED

                                                                       ANNEX VII

          , 1999
------- --



Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, OH 45212-3133


Ladies and Gentlemen:

       Fidelity Financial of Ohio, Inc. ("Fidelity"), Fidelity Acquisition Corporation, a wholly-owned subsidiary of Fidelity ("Merger Corp.") and Glenway Financial Corporation ("Glenway") have entered into an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), pursuant to which Glenway will be merged with and into (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Glenway common stock, par value $.01 per share, issued and outstanding immediately prior to the effective time of the Merger (the "Glenway Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.50 shares (the "Exchange Ratio") of Fidelity common stock, par value $.10 per share. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of Fidelity common stock.

       Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreements, dated as of September 28, 1998, by and between Fidelity and Glenway;
(iii) certain publicly available financial statements of Fidelity and other historical financial information provided by Fidelity that we deemed relevant;
(iv) certain publicly available financial statements of Glenway and other historical financial information provided by Glenway that we deemed relevant;
(v) certain financial analyses and forecasts of Fidelity prepared by and reviewed with management of Fidelity and the views of senior management of Fidelity regarding Fidelity's past and current business, operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Glenway prepared by and reviewed with management of Glenway and the views of senior management of Glenway regarding Glenway's past and current business, operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly

Board of Directors
Fidelity Financial of Ohio, Inc.
          , 1999
------- --
Page 2

reported historical price and trading activity for Fidelity's and Glenway's common stock, including a comparison of certain financial and stock market information for Fidelity and Glenway with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

       In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Fidelity or Glenway or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Fidelity or Glenway nor have we reviewed any individual credit files relating to Fidelity or Glenway. We have assumed that the respective aggregate allowance for loan losses for both Fidelity and Glenway are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Fidelity and Glenway and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Fidelity's or Glenway's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Fidelity and Glenway will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived, and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

       Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Fidelity's common stock will be when issued

Board of Directors
Fidelity Financial of Ohio, Inc.
          , 1999
------- --
Page 3

to Glenway's shareholders pursuant to the Agreement or the prices at which Fidelity's or Glenway's common stock will trade at any time.

       We have acted as Fidelity's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger.

       In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Fidelity and Glenway. We may also actively trade the equity securities of Fidelity and Glenway for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

       Our opinion is directed to the Board of Directors of Fidelity in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Fidelity as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an Annex to Fidelity's and Glenway's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

       Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Fidelity common stock.

                                   Very truly yours,


                                   Sandler O'Neill & Partners, L.P.

                                                                      ANNEX VIII


       1701.85 RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION;
PROCEDURES.---(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

       (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

       (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date of which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

       (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

       (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

       (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the compliant of any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

       (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

       (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

               (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

               (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

               (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

               (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

       (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

       (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                        ANNEX IX

                 PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                        FIDELITY FINANCIAL OF OHIO, INC.

       Upon shareholder approval of the proposed amendment to FFOH's Amended and Restated Articles of Incorporation, the following article will be added as a new
Article XVIII of FFOH's Amended and Restated Articles of Incorporation:

                                  ARTICLE XVIII

                     STOCKHOLDER APPROVAL OF CERTAIN MATTERS

       Notwithstanding any provision of the Revised Code of Ohio which might otherwise require a greater vote and except as otherwise expressly provided in these Articles of Incorporation, the affirmative vote of the holders of not less than a majority of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose shall be required to approve a proposed merger or consolidation of the Corporation with or into one or more other corporations or a proposed combination or majority share acquisition involving the issuance of shares of the Corporation and requiring shareholder approval.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Articles of Incorporation provides as follows:

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including actions by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Ohio law.

         Section 1701.13 of the Ohio General Corporation Law provides as follows with respect to indemnification:

         (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation. to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit or proceeding referred to in division (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                 (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                 (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

             (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent or another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a) List of Exhibits:


       Exhibit No.                             Exhibit                                Location
       -----------                             -------                                --------

          2(a)            Agreement of Merger, dated as of September 28,                 (1)
                          1998, among FFOH, FAC and GFCO, including the
                          Agreement of Merger, dated as of September 28, 1998,
                          between Fidelity Bank and Centennial Bank, and
                          attached as Exhibit A thereto.

          2(b)            Stock Option Agreement, dated as of September 28,              (2)
                          1998, between FFOH (as grantee) and GFCO (as
                          issuer)

       Exhibit No.                             Exhibit                                Location
       -----------                             -------                                --------

          2(c)            Stock Option Agreement, dated as of September 28,               (2)
                          1998, between FFOH (as issuer) and GFCO (as
                          grantee)

          2(d)            Stockholder Agreement, dated as of September 28,                (2)
                          1998, among FFOH and certain shareholders of
                          GFCO

          2(e)            Stockholder Agreement, dated as of September 28,                (2)
                          1998, among GFCO and certain shareholders of
                          FFOH

          3(a)            Amended and Restated Articles of Incorporation of               (3)
                          FFOH

          3(b)            Code of Regulations of FFOH                                     (3)

          3(c)            Bylaws of FFOH                                                  (3)

          4(a)            Specimen Common Stock certificate                               (4)

            5             Opinion of Elias, Matz, Tiernnan & Herrick L.L.P.
                          regarding legality of securities being registered

            8 Opinion of Vorys, Sater, Seymour & Pease LLP regarding certain federal income tax consequences

          10(a)           1992 Stock Incentive Plan                                       (3)

          10(b)           1992 Directors' Stock Option Plan                               (3)

          10(c)           Management Recognition Plan                                     (3)

          10(d)           Employee Stock Ownership Plan                                   (3)

          10(e)           Employment Agreements among FFOH, Fidelity                      (4)
                          Bank, John R. Reusing and Paul D.  Staubach

          10(f)           Employment Agreement among FFOH, Fidelity                       (5)
                          Bank and Joseph D.  Hughes

          10(g)           Form of Severance Agreements among FFOH,                        (4)
                          Fidelity Bank and certain officers of FFOH and
                          Fidelity Bank

          10(h)           1997 Stock Option Plan                                          (6)

       Exhibit No.                             Exhibit                                Location
       -----------                             -------                                --------

          10(i)           1997 Management Recognition Plan and Trust                      (6)

           21             Subsidiaries of FFOH                                            (6)

          23(a)           Consent of Elias, Matz, Tiernan & Herrick L.L.P.                 --
                          (contained in the opinion included as Exhibit 5)

          23(b)           Consent of Vorys, Sater, Seymour & Pease LLP                     --
                          (contained in the opinion as Exhibit 8)

          23(c)           Consents of Grant Thornton LLP

          23(d)           Consent of Sandler O'Neill & Partners, L.P.                     (7)

          23(e)           Consent of Stifel, Nicolaus & Company,
                          Incorporated

           24 Powers of Attorney (included in the signature page to the initial filing of this Registration Statement)

          99(a)           Form of proxy for the FFOH Special Meeting

          99(b)           Form of proxy for the GFCO Special Meeting

          99(c)           Other FFOH solicitation materials

          99(d)           Other GFCO solicitation materials


-------------------------

(1) Exhibit is attached as an Annex I to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form 8-K report filed by FFOH with the SEC on October 1, 1998. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(3) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-993304) filed by FFOH with the SEC on November 14, 1995.

(4) Exhibit is incorporated by reference to FFOH's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the SEC on April 1, 1996.

(5) Exhibit is incorporated by reference to FFOH's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the SEC on March 28, 1997.

(6) Exhibit and/or discussion is incorporated by reference to FFOH's Annual Report on Form 10- K for the year ended December 31, 1997, filed with the SEC on March 30, 1998.

(7)      To be filed by amendment.

         FFOH's management contracts or compensatory plans or arrangements consists of Exhibit Nos. 10(a)-(i) listed above.

         (b) Financial Statement Schedules.

         No financial statement schedules are filed because the required information not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and
                  (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 18th day of December 1998.


FIDELITY FINANCIAL OF OHIO, INC.



By:  /s/ John R. Reusing
     -------------------
     John R. Reusing
     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Fidelity Financial of Ohio, Inc. whose signature appears below hereby appoints John R. Reusing and Paul D. Staubach, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Fidelity Financial of Ohio, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.





/s/ John R. Reusing                                     December 18, 1998
--------------------------------------
John R. Reusing, President,
  Chief Executive Officer and Director
  (Principal Executive Officer)



/s/ Michael W. Jordan                                   December 18, 1998
--------------------------------------
Michael W. Jordan, Director

/s/ David A. Luecke                                     December 18, 1998
--------------------------------------
David A. Luecke, Director



                                                        December   , 1998
--------------------------------------                           --
Constantine N. Papadakis, Director



/s/ Paul D. Staubach                                    December 18, 1998
--------------------------------------
Paul D. Staubach, Senior Vice President,
 Chief Financial Officer and Director
 (Principal Financial Officer)



/s/ Robert W. Zumbiel                                   December 18, 1998
--------------------------------------
Robert W. Zumbiel, Director



/s/ Joseph D.  Hughes                                   December 18, 1998
--------------------------------------
Joseph D. Hughes, Executive Vice
 President and Director



/s/ Thomas N. Spaeth                                    December 18, 1998
--------------------------------------
Thomas N. Spaeth, Director